UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PALM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PALM, INC.

950 W. Maude Avenue

Sunnyvale, California 94085

(408) 617-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 30, 2009

To the Stockholders of Palm, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Palm, Inc., a Delaware corporation, will be held on September 30, 2009 at 8:00 a.m., local time, at 950 W. Maude Avenue, Sunnyvale, California 94085, for the following purposes:

1.	To elect to Palm’s board of directors, (i) as Class I directors, the two nominees named in the attached proxy statement to hold office for a three-year term and (ii) as a Class III director, the nominee named in the attached proxy statement to hold office for a two-year term;

2.	To adopt and approve Palm’s 2009 Stock Plan;

3.	To adopt and approve Palm’s 2009 Employee Stock Purchase Plan; and

4.	To ratify the appointment of Deloitte & Touche LLP as Palm’s independent registered public accounting firm for the fiscal year ending May 28, 2010;

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

These items are described more fully in the proxy statement attached to this notice. Please give your careful attention to all of the information in the proxy statement.

The board of directors of Palm has fixed the close of business on August 3, 2009 as the record date for determining which Palm stockholders of record are entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. Only holders of record of shares of Palm common stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting.

Your vote is important. Even if you plan to attend the annual meeting in person, we request that you vote by submitting your proxy as early as possible by following the instructions on page 4 to ensure that your shares will be represented at the annual meeting if for any reason you are unable to attend. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

Mary E. Doyle

Secretary

August 13, 2009

Sunnyvale, California

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS	1
Q: Why am I receiving these materials?	1
Q: What proposals will be voted on at the Annual Meeting?	1
Q: What are the recommendations of the board of directors?	1
Q: Who is entitled to vote at the Annual Meeting?	2
Q: How many votes do I have?	2
Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of the proxy materials?	2
Q: What should I do if I receive more than one notice or set of voting materials?	3
Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
Q: How can I vote my shares in person at the Annual Meeting?	3
Q: How can I vote my shares without attending the Annual Meeting?	3
Q: If I submit my proxy via the Internet, by telephone or by signing a proxy card or voting instruction card, how will it be voted?	4
Q: Can I change or revoke my vote after I return a proxy card or voting instruction card?	5
Q: Can I attend the Annual Meeting?	5
Q: How many votes must be present or represented to conduct business at the Annual Meeting?	5
Q: What is the voting requirement to approve each of the proposals?	5
Q: How are votes counted?	6
Q: What happens if one or more of the director nominees is unable to stand for election?	6
Q: Where can I find the voting results of the Annual Meeting?	6
Q: Who pays for the proxy solicitation process?	6
Q: How do I get an additional copy of the proxy materials?	6
Q: How do I get proxy materials electronically?	7
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PALM	8
COMPARISON OF STOCKHOLDER RETURN	12
PROPOSAL NO. 1 ELECTION OF TWO CLASS I DIRECTORS AND ONE CLASS III DIRECTOR	13
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	16
Corporate Governance Principles	16
Worldwide Code of Business Conduct and Ethics	17
Compliance and Ethics Hotline	17
Stock Ownership Guidelines for Directors and Executive Officers	17
Independence of the Board of Directors	17
Lead Independent Director	18
Board Committees	18
Audit Committee	19
Compensation Committee	19
Nominating and Governance Committee	20
Attendance at Meetings	20
Consideration of Director Candidates	20
Stockholder Communications with the Board of Directors	21
Director Attendance at the Annual Meeting	21
Section 16(a) Beneficial Ownership Reporting Compliance	21
COMPENSATION OF DIRECTORS	22
Cash Compensation	22
Stock Compensation	22
Non-Employee Director Fiscal Year 2009 Compensation Table	24
Grants of Plan-Based Awards to Non-Employee Directors in Fiscal Year 2009 Table	25

i

ii

THE PALM 2009 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Why am I receiving these materials?

A:	The board of directors of Palm is making this proxy statement available to you on the Internet or delivering a paper copy of this proxy statement to you by mail in connection with the solicitation of proxies for use at Palm’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, September 30, 2009 at 8:00 a.m., Pacific Time, and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at Palm’s principal executive offices, located at 950 W. Maude Avenue, Sunnyvale, California 94085, for the purpose of considering and acting on the matters set forth in this proxy statement.

These proxy materials and the accompanying annual report were first made available or mailed on or about August 13, 2009 to all Palm stockholders entitled to vote at the Annual Meeting. Palm’s website is www.palm.com.

Q:	What proposals will be voted on at the Annual Meeting?

A:	Palm stockholders are being asked to vote on four matters at the Annual Meeting:

•

Election of Robert C. Hagerty and Jonathan J. Rubinstein as Class I directors to serve until Palm’s 2012 Annual Meeting of Stockholders and election of Paul S. Mountford as a Class III director to serve until Palm’s 2011 Annual Meeting of Stockholders, which proposal can be found beginning on page 3 of this proxy statement;

•	Adoption and approval of Palm’s 2009 Stock Plan, which proposal can be found beginning on page 52 of this proxy statement;

•	Adoption and approval of Palm’s 2009 Employee Stock Purchase Plan (“ESPP”), which proposal can be found beginning on page 60 of this proxy statement; and

•

Ratification of Deloitte & Touche LLP as Palm’s independent registered public accounting firm for the fiscal year ending May 28, 2010, which proposal can be found beginning on page 66 of this proxy statement.

Separately, by virtue of their ownership of the outstanding shares of Palm’s Series B Convertible Preferred Stock (“Series B Preferred Stock”) and Series C Convertible Preferred Stock (“Series C Preferred Stock”), Elevation Partners, L.P. and its affiliate Elevation Employee Side Fund, LLC (together “Elevation Partners”) are currently entitled to elect three directors (each a “Preferred Stock Director”) pursuant to Palm’s Certificates of Designation of the Series B Preferred Stock and of the Series C Preferred Stock. Those stockholders who do not own Series B Preferred Stock or Series C Preferred Stock are not entitled to vote on the Preferred Stock Directors. Following their purchase of the Series B Preferred Stock in October 2007 as part of a recapitalization transaction (the “Recapitalization Transaction”), Elevation Partners elected Fred D. Anderson and Roger B. McNamee to Palm’s board of directors. Following their purchase of the Series C Preferred Stock in January 2009, Elevation Partners nominated Rajiv Dutta to Palm’s board of directors. Elevation Partners has indicated its intent to re-elect Mr. Anderson, Mr. Dutta and Mr. McNamee as the Preferred Stock Directors at the Annual Meeting. See “Proposal No. 1” on page 13 of this proxy statement.

Q:	What are the recommendations of the board of directors?

A:	Palm’s board of directors recommends a vote:

•	“FOR” the election of each of the nominated directors;

•	“FOR” the adoption and approval of the 2009 Stock Plan;

•	“FOR” the adoption and approval of the 2009 Employee Stock Purchase Plan; and

•	“FOR” the ratification of Deloitte & Touche LLP as Palm’s independent registered public accounting firm for the fiscal year ending May 28, 2010.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Palm’s board of directors set August 3, 2009 as the record date for the Annual Meeting. If you owned Palm common stock at the close of business on August 3, 2009, you may attend and vote at the meeting. As of August 3, 2009, there were 142,137,957 shares of Palm common stock outstanding. If you owned Series B Preferred Stock or Series C Preferred Stock at the close of business on August 3, 2009, you may attend and vote on all matters other than election of Class I and Class III directors at the Annual Meeting. As of August 3, 2009, there were 325,000 shares of Series B Preferred Stock and 51,000 shares of Series C Preferred Stock outstanding, which together are convertible into a total of 53,927,601 shares of Palm common stock.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of Palm common stock you owned at the close of business on the record date, provided that those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

If you hold Series B Preferred Stock, you are entitled to approximately 117.647 votes for each share of Series B Preferred Stock you owned as the stockholder of record at the close of business on the record date. This number is equal to the number of shares of Palm common stock into which each share of Series B Preferred Stock is convertible on the record date.

If you hold Series C Preferred Stock, you are entitled to approximately 307.692 votes for each share of Series C Preferred Stock you owned as the stockholder of record at the close of business on the record date. This number is equal to the number of shares of Palm common stock into which each share of Series C Preferred Stock is convertible on the record date.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of the proxy materials?

A:	This year, under rules adopted by the U.S. Securities and Exchange Commission, we are furnishing proxy materials to our stockholders primarily via the Internet. As a result, we are mailing to many of our stockholders (other than those who previously requested electronic or paper delivery) a notice of internet availability of proxy materials instead of a paper copy of this proxy statement and our 2009 annual report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials. The notice directs stockholders to a website where they can access the proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials and a proxy card or voting instruction card, please follow the instructions included in the notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive such materials by email unless you direct otherwise.

We may provide some of our stockholders, including stockholders who have previously asked to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

Q:	What should I do if I receive more than one notice or set of voting materials?

A:	You may receive more than one notice or set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one notice or proxy card. Please vote by telephone or the Internet with respect to each notice that you receive, or complete, sign, date and return each proxy card and voting instruction card that you receive, to ensure that all of your shares are voted at the Annual Meeting. For further information see “Delivery of Documents to Palm Stockholders Sharing an Address” on page 67.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with Palm’s transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” with respect to those shares, and the notice or these proxy materials have been sent directly to you by Palm.

Many Palm stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of those shares held in “street name,” and the notice or these proxy materials have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	If you are the stockholder of record of shares of Palm common stock, Series B Preferred Stock or Series C Preferred Stock, you have the right to vote in person at the Annual Meeting with respect to those shares.

If you are the beneficial owner of shares of Palm common stock, you are invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a legal proxy from your broker, bank or nominee giving you the right to vote the shares at the Annual Meeting. See “Can I attend the Annual Meeting?” on page 5.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described in the next Q&A so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	If you are the stockholder of record, you may instruct the proxy holders how to vote your shares by using the Internet voting site or the toll-free telephone number provided on the website to which the notice directs you or, if you have requested paper copies of the proxy materials, by completing, signing, dating and returning a requested proxy card in the provided, postage pre-paid envelope or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the website and proxy card (and repeated in the box below). The Internet and telephone voting systems for stockholders of record will be available until 9:00 p.m., Pacific Time, on September 29, 2009 (the day before the Annual Meeting).

If you are the beneficial owner of shares of Palm common stock held in street name, you have the right to direct your broker, bank or nominee on how to vote your shares. Your broker, bank or nominee has provided a notice that directs you to a website with Internet and toll-free telephone voting instructions (repeated in the box below) or, if you have requested paper copies of the proxy materials, enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

VOTE BY INTERNET

Shares Held of Record:

www.envisionreports.com/palm

Shares Held Through Broker, Bank or Nominee:

www.proxyvote.com

24 hours a day/7 days a week

Through 9:00 p.m., Pacific Time, September 29, 2009

INSTRUCTIONS:

1.      Read this Proxy Statement.

2.      Go to the applicable website listed above.

3.      Have your notice of internet availability of proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.

VOTE BY TELEPHONE

Shares Held of Record:

(800) 652-VOTE (8683)

Shares Held Through Broker, Bank or Nominee:

(800) 454-8683

Toll-free 24 hours a day/7 days a week

Through 9:00 p.m., Pacific Time, September 29, 2009

INSTRUCTIONS:

1.      Read this Proxy Statement.

2.      Call the applicable toll-free number above.

3.      Have your notice of internet availability of proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.

Q:	If I submit my proxy via the Internet, by telephone or by signing a proxy card or voting instruction card, how will it be voted?

A:	Whichever method you select to transmit your instructions, the proxy holders or your broker, bank or nominee will vote your shares in accordance with those instructions.

If you grant a proxy or provide instructions using the Internet or telephone voting systems or return a proxy card or voting instruction card without giving specific voting instructions for a proposal, your shares will be voted as recommended by our board of directors on that proposal. See “What are the recommendations of the Board of Directors?” beginning on page 1.

If you are the beneficial owner of shares held in street name and do not provide instructions using the Internet or telephone voting systems or return the voting instruction card, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors and the ratification of the selection of independent auditors, but do not have discretion to vote on non-routine matters such as equity plans. For this meeting, if you do not provide specific instructions, your broker, bank or other nominee may cast your vote in its discretion for Proposal 1, the election of directors, and for Proposal 4, the ratification of the selection of the independent auditors. If you do not provide specific instructions for Proposals 2 and 3, adoption and approval of the 2009 Stock Plan and 2009 Employee Stock Purchase Plan, your broker, bank or other nominee will not have authority to cast your vote on these proposals and such broker non-votes will have no effect on the outcome of these proposals.

Q:	Can I change or revoke my vote after I return a proxy card or voting instruction card?

A:	If you are the stockholder of record, you may revoke your proxy or change your vote by:

•

delivering to the Corporate Secretary of Palm, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares (such written notice should be hand delivered to Palm’s Corporate Secretary or should be sent so as to be delivered to Palm, Inc., 950 W. Maude Avenue, Sunnyvale, California 94085, Attn: Corporate Secretary);

•	attending the Annual Meeting and voting in person; or

•	making a timely and valid later Internet or telephone vote, as the case may be, if you have previously voted on the Internet or by telephone in connection with the Annual Meeting.

If you are the beneficial owner of shares held in street name, you may change your vote by:

•	submitting new voting instructions to your broker, bank or other nominee in a timely manner; or

•	attending the Annual Meeting and voting in person, if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:	Can I attend the Annual Meeting?

A:	All Palm stockholders as of the record date, August 3, 2009, or their duly appointed proxies, may attend the Annual Meeting. If you are the beneficial owner of Palm shares held in street name, please bring proof of ownership such as a brokerage statement or letter from the broker, bank or other nominee that is the owner of record of the shares.

Q:	How many votes must be present or represented to conduct business at the Annual Meeting?

A:	The presence of a majority of the shares eligible to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Presence is determined by the stockholder entitled to vote the shares being present at the Annual Meeting or having properly submitted a proxy with respect to the shares. In compliance with Delaware General Corporate Law, abstentions and broker “non-votes” will be counted as present and entitled to vote at the Annual Meeting and are thereby included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

If sufficient votes to constitute a quorum are not received by the date of the Annual Meeting, the persons named as proxies in this proxy statement may propose one or more adjournments of the meeting to permit further solicitation of proxies. Adjournment would require the affirmative vote of the holders of a majority of the outstanding shares of Palm common stock present in person or represented by proxy at the Annual Meeting. The persons named as proxies in this proxy statement would generally exercise their authority to vote in favor of adjournment.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors (other than the Preferred Stock Directors). Thus, the two nominees for Class I director and the nominee for Class III director receiving the highest number of affirmative votes will be elected as members of Palm’s board of directors to serve until Palm’s 2012 and 2011 Annual Meetings of Stockholders, respectively. There is no cumulative voting in the election of directors.

The affirmative vote of a majority of the shares of common stock, Series B Preferred Stock and Series C Preferred Stock (on an as-converted-to-common-stock basis) present in person or represented by proxy and voting on the matter together as a single class is required (i) to adopt and approve the 2009 Stock Plan, (ii) to adopt and approve the 2009 Employee Stock Purchase Plan, and (iii) to ratify the appointment of Deloitte & Touche LLP as Palm’s independent registered public accounting firm for the fiscal year ending May 28, 2010.

Q:	How are votes counted?

A:	With respect to the election of directors, you may vote “FOR” or “WITHHOLD” on each of the three nominees. “Withhold” votes and broker non-votes will not affect the outcome of the election.

With respect to other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN” on each proposal. Abstentions are deemed to be votes cast and thereby have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast and thereby do not affect the outcome of the voting on the proposal.

Q:	What happens if one or more of the director nominees is unable to stand for election?

A:	The board of directors may reduce the number of directors in Class I or Class III, as applicable, or select a substitute nominee. In the latter case, if you have submitted your proxy via the Internet or by telephone or completed and returned your proxy card or voting instruction card, Jonathan J. Rubinstein and Mary E. Doyle, as proxyholders, will have the discretion to vote your shares for the substitute nominee, though they cannot vote for more than two Class I nominees and for more than one Class III nominee.

Q:	Where can I find the voting results of the Annual Meeting?

A:	An employee of Palm’s transfer agent, Computershare Investor Services LLC, will tabulate the votes and act as the inspector of election. We intend to announce preliminary voting results at the Annual Meeting. We will provide final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2010. The final results will also be posted on our website under “Investor Relations” at http://investor.palm.com.

Q:	Who pays for the proxy solicitation process?

A:	Palm will bear the cost of soliciting proxies, including the cost of preparing, posting and mailing proxy materials. In addition to soliciting stockholders by mail and through its regular employees, Palm will request brokers, banks and other nominees to solicit their customers who hold shares of Palm common stock in street name. Palm may reimburse such brokers, banks and nominees for their reasonable, out-of-pocket expenses. Palm may also use the services of its officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or email, without additional compensation other than reimbursement for reasonable, out-of-pocket expenses. Palm may use the services of a proxy solicitation firm in connection with the Annual Meeting and anticipates that the costs of such services will be less than $25,000 plus reimbursement for reasonable out-of-pocket expenses.

Q:	How do I get an additional copy of the proxy materials?

A:	If you would like an additional copy of this proxy statement or Palm’s 2009 annual report, these documents are available in digital form for download or review by visiting “SEC Filings” at http://investor.palm.com. Alternatively, we will promptly send a copy to you upon request by mail to Palm, Inc., Attention: Investor Relations, 950 W. Maude Avenue, Sunnyvale, California 94085, or by calling Investor Relations of Palm at (408) 617-8825. Please note, however, that if you want to receive a paper proxy card or voting instruction card or other proxy materials for purposes of the Annual Meeting, you should follow the instructions for obtaining paper copies included in the notice of internet availability of proxy materials.

Q:	How do I get proxy materials electronically?

A:	We encourage you to register to receive all future stockholder communications electronically, instead of in print. This means that the annual report, proxy statement and other correspondence will be delivered to you via email. Electronic delivery of stockholder communications helps Palm to conserve natural resources and to save money by reducing printing, postage and service provider costs.

Stockholders of Record: If you vote your shares using the Internet at www.envisionreports.com/palm, please follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners: If you vote your shares using the Internet at www.proxyvote.com, please complete the consent form that appears on-screen at the end of the Internet voting procedure to register to receive stockholder communications electronically. Stockholders holding through a bank, broker or other nominee may also refer to information provided by the bank, broker or nominee for instructions regarding how to enroll in electronic delivery.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PALM

The following table sets forth certain information, as of June 30, 2009, with respect to the beneficial ownership of Palm’s common stock, Palm’s Series B Preferred Stock or Palm’s Series C Preferred Stock by: (i) each person who is known to Palm to own beneficially more than 5% of Palm’s common stock, Palm’s Series B Preferred Stock or Palm’s Series C Preferred Stock; (ii) each director and director-nominee of Palm; (iii) the Chief Executive Officer, the Chief Financial Officer and each other named executive officer, as defined in Item 402(a)(3) of Regulation S-K, referred to in this proxy statement collectively as the named executive officers; and (iv) all current executive officers and directors of Palm as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of Palm’s common stock subject to warrants, options or performance shares (otherwise known as restricted stock units or RSUs) that are currently exercisable or could be exercisable (or could vest) within 60 days of June 30, 2009 and Series B Preferred Stock and Series C Preferred Stock on an as-converted-to-common-stock basis are deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of the beneficial owner but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned			Shares of Series B Preferred Stock Beneficially Owned			Shares of Series C Preferred Stock Beneficially Owned
	Amount(2)		Percent(3)	Amount		Percent	Amount		Percent
Elevation Partners, L.P. 2800 Sand Hill Road, Ste. 160 Menlo Park, CA 94025	65,664,267	(4)	33.1%	325,000	(5)	100%	51,000	(6)	100%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	18,025,421	(7)	12.8%
FMR LLC 82 Devonshire St. Boston, MA 02109	16,453,454	(8)	11.7%
Artis Capital Management, L.P. One Market Plaza Steuart Street Tower, Ste. 2700 San Francisco, CA 94105	12,523,978	(9)	8.9%
Credit Suisse Group Uetlibergstrasse 231 P.O. Box 900 CH 8070 Zurich, Switzerland	9,918,624	(10)	7.0%
Samana Capital, L.P. 283 Greenwich Avenue Greenwich, CT 06830	8,940,166	(11)	6.3%
Maverick Capital, Ltd. 300 Crescent Court, 18th Floor Dallas, TX 75201	8,566,654	(12)	6.1%
Diamondback Capital Management, LLC One Landmark Square, 15th Floor Stamford, CT 06901	7,060,354	(13)	5.0%
Michael R. Abbott	125,000	(14)	*
Fred D. Anderson	65,664,267	(4)	33.1%	325,000	(5)	100%	51,000	(6)	100%
Andrew J. Brown	0		*
Gordon A. Campbell	15,833	(15)	*
William T. Coleman	71,684	(16)	*
Edward T. Colligan	2,503,091	(17)	1.8%
Jeffrey P. Devine	90,575	(18)	*
Rajiv Dutta	0

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned			Shares of Series B Preferred Stock Beneficially Owned			Shares of Series C Preferred Stock Beneficially Owned
	Amount(2)		Percent(3)	Amount		Percent	Amount		Percent
Robert C. Hagerty	83,950	(19)	*
C. John Hartnett	266,742	(20)	*
Douglas C. Jeffries	0
Roger B. McNamee	65,674,734	(4)(21)	33.1%	325,000	(5)	100%	51,000	(6)	100%
D. Scott Mercer	92,949	(22)	*
Paul S. Mountford	0
Jonathan J. Rubinstein	1,585,423	(23)	1.1%
All current directors and executive officers as a group (19 persons) (24)	69,133,603	(4)(25)	34.3%	325,000	(5)	100%	51,000	(6)	100%

*	Less than 1%.

(1)	Unless otherwise noted, the address for the beneficial owners listed in this table is c/o Palm, Inc., 950 W. Maude Avenue, Sunnyvale, California 94085.

(2)	To Palm’s knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(3)	Based on 140,860,966 shares of Palm’s common stock issued and outstanding as of June 30, 2009.

(4)	Pursuant to Rule 13d-3 under the Exchange Act, Elevation Partners, L.P. (“Elevation Partners”) may be deemed to beneficially own 65,641,052 shares of Palm’s common stock, which includes 8,163,500 shares currently outstanding, 38,223,176 shares issuable upon conversion of the Series B Preferred Stock, 15,685,846 shares issuable upon conversion of the Series C Preferred Stock and 3,568,530 shares of common stock issuable upon exercise of currently exercisable warrants held by Elevation Partners. Pursuant to Rule 13d-3 under the Exchange Act, Elevation Employee Side Fund, LLC (“Side Fund”) may be deemed to beneficially own 23,215 shares of Palm’s common stock, which includes 3,166 shares currently outstanding, 12,118 shares issuable upon conversion of the Series B Preferred Stock, 6,461 shares issuable upon conversion of the Series C Preferred Stock and 1,470 shares of common stock issuable upon exercise of currently exercisable warrants held by Side Fund.

Each of Mr. Anderson and Mr. McNamee, two of Palm’s Preferred Stock Directors, as well as each of Marc Bodnick, Paul Hewson, and Bret Pearlman (collectively, the “Managers”) is a manager of Elevation Associates, LLC (“Elevation LLC”), which is the sole general partner of Elevation Associates, L.P. (“Elevation GP”). Elevation GP is the sole general partner of Elevation Partners. Each of the Managers, including Messrs. Anderson and McNamee, is a manager of Elevation Management, LLC (“Elevation Management”), which is the sole managing member of Side Fund. As managers of each of Elevation LLC and Elevation Management, the Managers, including Messrs. Anderson and McNamee, may be deemed to beneficially own any shares of Palm’s common stock deemed to be beneficially owned by Elevation LLC or Elevation Management. Elevation LLC may be deemed to beneficially own any shares of Palm’s common stock deemed to be beneficially owned by Elevation GP, which may be deemed to beneficially own any shares of Palm’s common stock deemed to be beneficially owned by Elevation Partners. Elevation Management may be deemed to beneficially own any shares of Palm’s common stock deemed to be beneficially owned by Side Fund. Each of Messrs. Anderson and McNamee disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in his distributive share therein.

Based on a Schedule 13D/A filed with the Securities and Exchange Commission on March 18, 2009, Elevation Partners, Elevation GP and Elevation LLC have sole power to dispose and to direct the disposition of and sole power to vote and direct the voting of 65,641,052 shares of Palm’s common stock. Side Fund and Elevation Management have sole power to dispose and to direct the disposition of and sole power to vote and direct the voting of 23,215 shares of Palm’s common stock. Each of the Managers has shared power to dispose and to direct the disposition of and shared power to vote and direct the voting of the 65,664,267 shares of Palm’s common stock held by Elevation Partners and Side Fund.

(5)

Includes 324,897 shares of Series B Preferred Stock held by Elevation Partners and 103 shares of Series B Preferred Stock held by Side Fund. As managers of each of Elevation LLC and Elevation Management, the

Managers, including Messrs. Anderson and McNamee, may be deemed to beneficially own any shares of Palm’s Series B Preferred Stock deemed to be beneficially owned by Elevation LLC or Elevation Management. Elevation LLC may be deemed to beneficially own any shares of Palm’s Series B Preferred Stock deemed to be beneficially owned by Elevation GP, which may be deemed to beneficially own any shares of our Series B Preferred Stock deemed to be beneficially owned by Elevation Partners. Elevation Management may be deemed to beneficially own any shares of Palm’s common stock deemed to be beneficially owned by Side Fund. Each of Messrs. Anderson and McNamee disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in his distributive share therein.

(6)	Includes 50,979 shares of Series C Preferred Stock held by Elevation Partners and 21 shares of Series C Preferred Stock held by Side Fund. As managers of each of Elevation LLC and Elevation Management, the Managers, including Messrs. Anderson and McNamee, may be deemed to beneficially own any shares of Palm’s Series C Preferred Stock deemed to be beneficially owned by Elevation LLC or Elevation Management. Elevation LLC may be deemed to beneficially own any shares of Palm’s Series C Preferred Stock deemed to be beneficially owned by Elevation GP, which may be deemed to beneficially own any shares of our Series C Preferred Stock deemed to be beneficially owned by Elevation Partners. Elevation Management may be deemed to beneficially own any shares of Palm’s common stock deemed to be beneficially owned by Side Fund. Each of Messrs. Anderson and McNamee disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in his distributive share therein.

(7)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on May 8, 2009, which indicates shared investment and voting power with respect to none of the shares, sole investment power with respect to 18,025,421 shares and sole voting power with respect to 3,937,539 of the shares.

(8)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009, which indicates shared investment and voting power with respect to none of the shares, sole investment power with respect to 16,453,454 shares and sole voting power with respect to none of the shares.

(9)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009, which indicates shared investment and voting power with respect to 12,523,978 shares and sole investment and voting power with respect to none of the shares.

(10)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009, which indicates shared investment power with respect to 9,918,624 shares and shared voting power with respect to 9,918,570 shares and sole investment and voting power with respect to none of the shares.

(11)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on June 29, 2009, which indicates shared investment and voting power with respect to 8,940,166 shares and sole investment and voting power with respect to none of the shares.

(12)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009, which indicates shared investment and voting power with respect to none of the shares and sole investment and voting power with respect to 8,566,654 shares.

(13)	Based on a Schedule 13G filed with the Securities and Exchange Commission on March 16, 2009, which indicates shared investment and voting power with respect to 7,060,354 shares and sole investment and voting power with respect to none of the shares. Calls to purchase 156,100 shares of Palm common stock were also reported.

(14)	Represents 125,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2009.

(15)	Includes 7,884 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2009.

(16)	Includes 67,001 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2009.

(17)	Includes 181,250 shares of restricted stock subject to certain terms described in Mr. Colligan’s separation agreement, as described on page 48, 107,500 RSUs which vest within 60 days of June 30, 2009, and 1,770,741 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2009.

(18)	Includes 87,500 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2009.

(19)	Includes 77,001 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2009.

(20)	Includes 250,576 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2009.

(21)	Includes 10,467 shares held by Roger B. McNamee and Ann K. McNamee as trustees of the McNamee Trust U/T/A/D 3/27/1996.

(22)	Includes 86,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2009.

(23)	Includes 125,000 RSUs which vest within 60 days of June 30, 2009, assuming achievement of pre-determined Palm common stock closing price targets as described on pages 40 and 44, 187,500 RSUs which vest within 60 days of June 30, 2009, 333,333 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2009, assuming achievement of pre-determined Palm common stock closing price targets as described on pages 40 and 43, and 775,000 shares issuable upon the exercise of options exercisable within 60 days of June 30, 2009.

(24)	Includes all current directors and executive officers as a group, including one executive officer that started after June 30, 2009 and two persons that were executive officers on June 30, 2009, but have since ceased to be executive officers.

(25)	Includes 6,735,281 shares issuable upon the vesting of RSUs that vest or could vest or the exercise of options or warrants currently exercisable or that could be exercisable within 60 days of June 30, 2009.

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the total return on Palm’s common stock (as adjusted for a 100% stock dividend effective as of March 14, 2006 and a $9 per share cash distribution paid on October 24, 2007 in connection with the Recapitalization Transaction) with the cumulative total return for the S&P 500 Index and the S&P 500 Information Technology Index for the period commencing on May 28, 2004 and ending on May 29, 2009.

ASSUMES $100 INVESTED ON MAY 28, 2004 IN PALM COMMON STOCK AND $100 INVESTED ON MAY 28, 2004 IN EACH OF THE S&P 500 INDEX AND THE S&P 500 INFORMATION TECHNOLOGY INDEX—INCLUDING REINVESTMENT OF ANY DIVIDENDS

	Cumulative Total Return
	May 28, 2004	June 3, 2005	June 2, 2006	June 1, 2007	May 30, 2008	May 29, 2009
Palm, Inc.	$100	$129.53	$167.22	$151.58	$117.54	$236.43
S&P 500 Index	$100	$108.65	$119.27	$144.92	$134.71	$165.42
S&P 500 Information Technology Index	$100	$101.19	$102.99	$125.26	$128.25	$157.78

PROPOSAL NO. 1

ELECTION OF TWO CLASS I DIRECTORS AND ONE CLASS III DIRECTOR

The number of directors authorized by Palm’s bylaws is currently fixed at eight. Palm’s bylaws provide that the directors shall be divided into three classes, with the classes of directors serving for staggered three-year terms. In addition, holders of the Series B Preferred Stock and holders of the Series C Preferred Stock currently have the right, voting together as a separate class, to elect three of the eight members of the board of directors. Class I currently has three members, whose terms will expire as of the date of the Annual Meeting. Class III currently has one member whose term will expire as of the date of Palm’s 2011 Annual Meeting of Stockholders. Following the Annual Meeting and anticipating election of the nominees named in this proxy statement, Palm expects that the board of directors will have two Class I directors, one Class II director, two Class III directors and three Preferred Stock Directors.

A stockholder may not cast votes for more than two Class I nominees and for more than one Class III nominee. The two Class I directors and one Class III director to be elected at the Annual Meeting are to be elected to hold office until the 2012 and 2011 Annual Meetings of Stockholders, respectively, or until their successors have been appointed or elected and qualified.

Palm’s nominees for election to Class I of the board of directors at the Annual Meeting are Robert C. Hagerty and Jonathan J. Rubinstein. Palm’s nominee for election to Class III of the board of directors at the Annual Meeting is Paul S. Mountford. If a nominee declines to serve or becomes unavailable for any reason (although the board of directors knows of no reason to anticipate that this will occur), the board of directors may designate a substitute nominee or reduce the size of the board. If the board designates a substitute nominee, the persons named as proxies in this proxy statement will vote “FOR” that substitute nominee.

In addition, by virtue of its ownership of the outstanding shares of Palm’s Series B Preferred Stock and Series C Preferred Stock, Elevation Partners is entitled to elect three Preferred Stock Directors and has indicated its intent to re-elect Fred D. Anderson, Rajiv Dutta and Roger B. McNamee as the Preferred Stock Directors at the Annual Meeting.

Vote Required

If a quorum is present and voting at the Annual Meeting, the two nominees for Class I directors and the one nominee for Class III director receiving the highest number of affirmative votes will be elected as Class I directors and a Class III director, respectively. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other effect under Delaware law. For a description of the treatment and effect of abstentions and broker non-votes, see “How are Votes Counted?” under “Questions and Answers about the Annual Meeting and Procedural Matters” on page 6 of this proxy statement.

Recommendation of the Board of Directors

The board of directors unanimously recommends that the stockholders vote “FOR” the election of Robert C. Hagerty and Jonathan J. Rubinstein as Class I directors of the board of directors of Palm and “FOR” the election of Paul S. Mountford as a Class III director of the board of directors of Palm.

Nominees and Other Directors

The following is the name and age of each nominee and each director of Palm whose term of office continues after the Annual Meeting, the period during which each has served as a director of Palm and the principal occupation of each during the past five years. Each nominee, other than Paul S. Mountford, is currently serving as a director of Palm.

Nominees for Election as Class I Directors Serving for a Term Expiring in 2012

Robert C. Hagerty

Age 57

Chairman and Chief Executive Officer, Polycom, Inc.

Robert C. Hagerty has served as one of our directors since September 2005. Mr. Hagerty has been the Chief Executive Officer of Polycom, Inc., a provider of personal video systems, video and voice collaboration infrastructures and conference phones, since July 1998. He previously served as President and Chief Operating Officer of Polycom from January 1997 to July 1998. Mr. Hagerty has served on the board of directors of Polycom, Inc. since January 1997 and has served as its Chairman since March 2000. Mr. Hagerty holds a B.S. in operations research and industrial engineering from the University of Massachusetts and an M.A. in management from St. Mary’s College of California.

Jonathan J. Rubinstein

Age 52

Chairman, Chief Executive Officer and President, Palm, Inc.

Jonathan J. Rubinstein has served as one of our directors since October 2007. Mr. Rubinstein has been the Chief Executive Officer and President of Palm since June 2009 and the Chairman of the Board since October 2007. Prior to joining Palm, from February 1997 to April 2006, Mr. Rubinstein was a Senior Vice President at Apple Inc., a provider of personal computing devices and related software and peripherals, and served most recently as the General Manager of the iPod Division. Mr. Rubinstein holds a B.S. and an M.Eng in electrical engineering from Cornell University and an M.S. in computer science from Colorado State University. He is a member of the National Academy of Engineering.

Nominee for Election as a Class III Director Serving for a Term Expiring in 2011

Paul S. Mountford

Age 50

President, Emerging Markets Theatre, Cisco Systems, Inc.

Paul S. Mountford will become one of our directors upon election at the Annual Meeting. Mr. Mountford has been the President, Emerging Markets Theatre, of Cisco Systems, Inc., a worldwide provider of networking solutions that allow people to connect, communicate and collaborate, since August 2005. He previously served as Senior Vice President of Worldwide Channels at Cisco from December 2001 through August 2005, as Vice President of Service Provider Sales Team in EMEA at Cisco from August 2000 through December 2001, as Vice President Service Provider Line of Business EMEA at Cisco from April 1999 through July 2000, as Vice President of the United Kingdom and Ireland at Cisco from July 1998 through April 1999, and as Managing Director of the United Kingdom and Ireland at Cisco from July 1996 through August 1998.

Incumbent Class II Director Serving for a Term Expiring in 2010

Gordon A. Campbell

Age 65

President, Techfarm, Inc.

Gordon A. Campbell has served as one of our directors since September 1999. Mr. Campbell was the founder and, since 1993, has been President of Techfarm, Inc., a company formed to launch technology-based start-up companies. Mr. Campbell is also a director of Bell Microproducts, Inc. Mr. Campbell holds a B.S. in physics from the University of Minnesota.

Incumbent Class III Director Serving for a Term Expiring in 2011

D. Scott Mercer

Age 58

Chairman and Chief Executive Officer, Conexant Systems, Inc.

D. Scott Mercer has served as one of our directors since June 2005. Mr. Mercer has been the Chief Executive Officer of Conexant Systems, Inc., a provider of semiconductor solutions for broadband communications and the digital home, since April 2008. Mr. Mercer has served on the board of directors of Conexant Systems, Inc. since May 2003 and has served as its Chairman since August 2008. From May 2005 until November 2005, Mr. Mercer served as the interim Chief Executive Officer of Adaptec, Inc., a provider of storage solutions. From February 2004 until December 2004, he served as a Senior Vice President and Advisor to the Chief Executive Officer of Western Digital Corporation, a supplier of disk drives to the personal computer and consumer electronics industries. Prior to that Mr. Mercer was a Senior Vice President and the Chief Financial Officer, from October 2001 to January 2004, of Western Digital Corporation. Mr. Mercer is also a director of Polycom, Inc. Mr. Mercer holds a B.S. in accounting from California Polytechnic University, Pomona.

Preferred Stock Directors

Fred D. Anderson

Age 65

Co-Founder and Managing Director, Elevation Partners, L.P.

Fred D. Anderson has served as one of our directors since October 2007. Mr. Anderson co-founded and has been a managing director of Elevation Partners, L.P., a private equity firm focused on the media and entertainment industries, since July 2004. Prior to joining Elevation Partners, Mr. Anderson served as executive vice president and chief financial officer of Apple Inc., a provider of personal computing devices and related software and peripherals, from March 1996 to June 2004. On April 24, 2007, the Securities and Exchange Commission filed a complaint against Mr. Anderson and another former officer of Apple Inc. The complaint alleged that Mr. Anderson failed to take steps to ensure that the accounting for options granted in 2001 to certain executives of Apple, including himself, was proper. Simultaneously with the filing of the complaint, Mr. Anderson settled with the Securities and Exchange Commission, neither admitting nor denying the allegations in the complaint. In connection with the settlement, Mr. Anderson agreed to a permanent injunction from future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and Section 16(a) of the Exchange Act and Rules 13b2-2 and 16a-3 thereunder, and from aiding and abetting future violations of Sections 13(a), 13(b)(2)(A), 13(b)(2)(B) and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, and 14a-9 thereunder. He also agreed to disgorge approximately $3.5 million in profits and interest from the options he received and to pay a civil penalty of $150,000. Under the terms of the settlement, Mr. Anderson may continue to act as an officer or director of public companies. Mr. Anderson is also a director of eBay, Inc. and Move, Inc. Mr. Anderson holds a B.A. from Whittier College and an M.B.A. from the University of California, Los Angeles.

Rajiv Dutta

Age 48

Former Executive Vice President, eBay Inc.

Rajiv Dutta has served as one of our directors since February 2009. From January 2008 to October 2008, Mr. Dutta served as Executive Vice President of eBay Inc., a provider of online marketplaces and related services, and President of eBay Marketplaces. From January 2008 to July 2008, Mr. Dutta also served as a director of eBay Inc. From June 2006 to January 2008, Mr. Dutta served as President of PayPal, an eBay company and global payments platform. From October 2005 to June 2006, Mr. Dutta served as President of Skype, an eBay company based on software that enables web-based video and voice calls. From January 2001 to March 2006, Mr. Dutta served as eBay’s Senior Vice President and Chief Financial Officer. From August 1999

to January 2001, Mr. Dutta served as eBay’s Vice President of Finance and Investor Relations. From July 1998 to August 1999, Mr. Dutta served as eBay’s Finance director. Mr. Dutta holds a B.A. in economics from St. Stephen’s College, Delhi University in India and an M.B.A. from Drucker School of Management.

Roger B. McNamee

Age 53

Co-Founder and Managing Director, Elevation Partners, L.P.

Roger B. McNamee has served as one of our directors since October 2007. Mr. McNamee co-founded and has been a managing director of Elevation Partners, L.P., a private equity firm focused on the media and entertainment industries, since July 2004. Mr. McNamee is currently an advisory director of Silver Lake Partners, a private equity firm he co-founded in May 1999. Mr. McNamee is also a director of Move, Inc. Mr. McNamee holds a B.A. from Yale University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

Class I Director Not Standing for Re-election

William T. Coleman

Age 61

Former Chief Executive Officer, Cassatt Corporation

William T. Coleman has served as one of our directors since July 2006. Mr. Coleman served as the Chief Executive Officer of Cassatt Corporation, a provider of solutions to automate information technology operations, from September 2003 to May 2009. Prior to joining Cassatt, he was the Chairman and Chief Executive Officer, from January 1995 to August 2002 and October 2001, respectively, of BEA Systems, Inc., a provider of enterprise infrastructure software, and the Chief Customer Advocate from October 2001 to September 2004. Mr. Coleman is also a director of Symantec Corporation. Mr. Coleman holds a B.S. in computer science from the U.S. Air Force Academy, an M.S. in computer science and computer engineering from Stanford University and an honorary doctorate from the University of Colorado.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Palm is committed to maintaining the highest standards of business, legal and ethical conduct and corporate governance. Palm and its board of directors regularly review and evaluate corporate governance developments and Palm’s corporate governance practices. Our management oversees a strong system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees pride themselves on operating with candor and integrity. We believe that these standards and practices are essential to operating our business, promoting the Palm brand and serving our stockholders well.

Our Corporate Governance Principles, the charters of our board committees and our Worldwide Code of Business Conduct and Ethics are posted on our website under “Investor Relations—Corporate Governance—Documents and Charters” at http://investor.palm.com.

Corporate Governance Principles

Our board of directors has adopted Corporate Governance Principles that are designed to provide a framework for Palm’s governance. The Nominating and Governance Committee is responsible for reviewing the Corporate Governance Principles annually and recommending changes to the board of directors as appropriate. The Corporate Governance Principles describe key aspects of Palm’s governance practices, addressing matters that include the role and responsibilities of the board of directors, board structure and operations, board leadership, director independence, board membership criteria, committee structure and operations, board and committee evaluations, management development and succession and director orientation and continuing education.

Worldwide Code of Business Conduct and Ethics

We have adopted a Worldwide Code of Business Conduct and Ethics that applies to all of our employees and members of our board of directors, as well as contractors, consultants and other agents when they are representing or acting on behalf of Palm. This Code covers, among other things, compliance with laws, conflicts of interest, protecting confidential information belonging to Palm and other companies with whom Palm has a relationship, protecting our assets, maintaining books and records, public reporting, relationships with customers and suppliers, dealing with the government and government officials, competition, respecting intellectual property rights, anti-corruption, export controls and other trade restrictions and political contributions and activities.

Compliance and Ethics Hotline

We have established procedures to receive and address possible misconduct and related concerns, including complaints or concerns about accounting, internal accounting controls or auditing matters. These procedures are available to Palm’s employees, members of our board of directors, contractors, consultants and other agents and customers, suppliers and other persons outside of Palm. These procedures, which are set forth in Palm’s Worldwide Code of Business Conduct and Ethics, include an externally-hosted, confidential toll-free hotline and website that are available 24 hours a day, seven days a week. Users of the hotline and website may choose to remain anonymous.

Stock Ownership Guidelines for Directors and Executive Officers

Our board of directors has adopted stock ownership guidelines to encourage long-term equity ownership in Palm, align the interests of our directors and executive officers with the interests of our stockholders and further promote Palm’s commitment to sound corporate governance. The Compensation Committee reviews progress against these guidelines and updates the guidelines as appropriate.

Independence of the Board of Directors

Palm’s Corporate Governance Principles provide that all members of the board of directors, with the exception of the Chairman and Chief Executive Officer, meet the criteria for director independence established by applicable law. Under the Nasdaq Marketplace Rules, which are applicable to Palm, director independence includes a series of objective tests under which an independent director may not be an employee of the Company and may not engage in various types of business dealings with the Company. In addition, for a director to be considered independent, the Nasdaq Marketplace Rules require that the board of directors make a determination that the director has no relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The board of directors has determined that Messrs. Anderson, Campbell, Coleman, Dutta, Hagerty, McNamee, Mercer and Mountford are “independent” as defined under the Nasdaq Marketplace Rules. During fiscal year 2009, the board of directors had determined that Donna L. Dubinsky was “independent” as defined under the Nasdaq Marketplace Rules during her tenure on the board of directors. Mr. Rubinstein, as our current Chairman, Chief Executive Officer and President, is not considered “independent” under the Nasdaq Marketplace Rules. Edward T. Colligan, as our President and Chief Executive Officer during fiscal year 2009, was not considered “independent” under the Nasdaq Marketplace Rules.

In assessing independence, the board of directors considered that: Mr. Coleman is a director of Symantec, Inc. to whom the Company paid approximately $400,000 in fiscal year 2009 for services, significantly less than 5% of Symantec’s revenues; Ms. Dubinsky was the Chief Executive Officer of Handspring, Inc. until it was acquired by Palm in October 2003, but she has not been involved in management of Palm or any of its subsidiaries for more than three years; Ms. Dubinsky is the Chief Executive Officer of Numenta, Inc. and Mr. Colligan, Palm’s Chief Executive Officer during fiscal year 2009, is a member of Numenta’s board of directors; Messrs. Anderson and McNamee are Managing Directors of Elevation Partners, an affiliate of Palm through its ownership of Series B Preferred Stock and Series C Preferred Stock, and Elevation Partners receives up to $50,000 annually from Palm as a reimbursement of its expenses in monitoring its investment in Palm; and Mr. Dutta has been nominated and elected to the board of directors by Elevation Partners.

Lead Independent Director

With the addition of an Executive Chairman in October 2007, Palm appointed William T. Coleman as Lead Independent Director. Palm expects a new Lead Independent Director to be appointed at the September 30, 2009 meeting of the board of directors. The Lead Independent Director chairs executive sessions of Palm’s independent directors and has the authority to call such sessions. The Lead Independent Director also participates in the preparation of agendas and schedules for meetings of the board of directors, coordinates with the Chairman regarding the flow of information to the directors, serves as a liaison between the independent directors and management, chairs meetings of the board of directors in the Chairman’s absence and is available for consultation and communication with major stockholders as appropriate.

Board Committees

The board of directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee consists entirely of directors who meet the independence criteria under the Nasdaq Marketplace Rules, as determined by the board of directors. Pursuant to an additional, more stringent requirement established by the board of directors, members of these committees may not receive any fees from Palm other than fees for board or committee service. Audit Committee members also meet heightened independence criteria applicable to audit committees under the rules and regulations of the Securities and Exchange Commission and the Nasdaq Marketplace Rules.

The board of directors has adopted written charters for each of the committees, setting forth qualifications for committee membership and the responsibilities of the committee. Each committee reviews its charter annually and recommends changes to the board of directors as appropriate. The membership and responsibilities of each committee, and the number of meetings held in fiscal year 2009, are described below.

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Fred D. Anderson		Member
Gordon A. Campbell	Member	Chair
William T. Coleman			Member
Donna L. Dubinsky (1)
Rajiv Dutta (2)
Robert C. Hagerty (3)	Member		Chair
Roger B. McNamee			Member
D. Scott Mercer	Chair	Member
Number of meetings held in fiscal year 2009:	9	6	4

(1)	Ms. Dubinsky served on the board of directors and the Audit Committee through February 2, 2009.

(2)	Mr. Dutta joined the board of directors and the Audit Committee on February 2, 2009 and served on the Audit Committee through February 26, 2009.

(3)	Mr. Hagerty joined the Audit Committee on February 26, 2009.

Audit Committee

The Audit Committee’s responsibilities include: overseeing Palm’s auditing, accounting, financial reporting and internal control functions; appointing, compensating, evaluating and overseeing the relationship with Palm’s independent auditors; monitoring the independence of the independent auditors; pre-approving audit and non-audit services provided by the independent auditors; overseeing risk assessment and risk management; overseeing Palm’s policies and procedures regarding compliance with law and corporate policies, including the Worldwide Code of Business Conduct and Ethics and related person, information technology, treasury, tax and insurance policies; and reviewing and approving related person transactions. During fiscal year 2009, the Audit Committee met nine times.

The Audit Committee’s current members are D. Scott Mercer, Gordon A. Campbell and Robert C. Hagerty. Mr. Mercer is the chairperson. Mr. Hagerty joined the Audit Committee on February 26, 2009. Donna L. Dubinsky served on the Audit Committee during fiscal year 2009 through February 2, 2009. Rajiv Dutta served on the Audit Committee during fiscal year 2009 from February 2, 2009 through February 26, 2009. The board of directors has determined that Messrs. Mercer, Campbell and Hagerty are “independent” as defined under the Nasdaq Marketplace Rules. The board of directors has also determined that Messrs. Mercer, Campbell and Hagerty are all “audit committee financial experts,” as the Securities and Exchange Commission has defined that term. During fiscal year 2009, the board of directors had determined that Ms. Dubinsky was “independent” as defined under the Nasdaq Marketplace Rules and was an “audit committee financial expert” as the Securities and Exchange Commission has defined that term. Upon his appointment to the Audit Committee, the board of directors had determined that Mr. Dutta was “independent” as defined under the Nasdaq Marketplace Rules; however, the Nominating and Governance Committee determined that his subsequent, anticipated relationship with Elevation Partners called into question his “independence” for Audit Committee purposes under Rule 10A-3(b) of the Securities Exchange Act of 1934, as amended, and replaced him on the Audit Committee.

Compensation Committee

The Compensation Committee’s responsibilities include: determining, approving and reporting to the board of directors on all elements of compensation for Palm’s Chief Executive Officer and other executive officers, including salaries, bonuses, equity compensation, benefits and any other compensation arrangements; evaluating and approving compensation policies, plans and programs for executive officers and overseeing Palm’s overall compensation philosophy for all employees; administering and, as appropriate, making recommendations to the board of directors about Palm’s incentive compensation plans; annually reviewing and recommending director compensation to the board of directors for approval; making recommendations to the board of directors regarding management succession issues; and overseeing Palm’s stock ownership guidelines for directors and executive officers. During fiscal year 2009, the Compensation Committee met six times.

The Compensation Committee’s current members are Gordon A. Campbell, Fred D. Anderson and D. Scott Mercer. Mr. Campbell is the chairperson. The board of directors has determined that Messrs. Campbell and Mercer are “independent” as defined under the Nasdaq Marketplace Rules and qualify as “outside directors” and “non-employee directors” under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Section 162(m)”), and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), respectively. The board of directors has determined that Mr. Anderson is “independent” as defined under the Nasdaq Marketplace Rules but does not qualify as an “outside director” or “non-employee director” under Section 162(m) and Rule 16b-3, respectively. As a result, the Compensation Committee formed a subcommittee of Messrs. Campbell and Mercer, independent directors that qualify as “outside directors” and “non-employee directors”, to approve all equity grants and performance-based compensation for Palm’s executive officers.

For additional information concerning the Compensation Committee, see “Compensation Discussion and Analysis” and “Compensation Committee Interlocks and Insider Participation” beginning on page 29 and page 51, respectively, of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include: evaluating and recommending director candidates for nomination by the board of directors and election by Palm’s stockholders; determining criteria for identifying and evaluating director candidates and periodically reviewing these criteria with the board of directors; overseeing committee structure, membership and responsibilities; conducting an annual evaluation of the overall effectiveness of the board of directors and overseeing annual self-evaluations of the board’s committees; reviewing and considering developments in corporate governance; and annually reviewing Palm’s Corporate Governance Principles and committee charters and recommending changes to the board of directors as appropriate. During fiscal year 2009, the Nominating and Governance Committee met four times.

The Nominating and Governance Committee’s current members are Robert C. Hagerty, William T. Coleman and Roger B. McNamee. Mr. Hagerty is the chairperson. The board of directors has determined that Messrs. Hagerty, Coleman and McNamee are “independent” as defined under the Nasdaq Marketplace Rules.

Attendance at Meetings

During fiscal year 2009, the board of directors held 16 meetings. In addition, the independent directors typically meet in executive session without members of management present at every regular board meeting. The Lead Independent Director presides at these meetings. The independent directors met separately one additional time during fiscal year 2009. During fiscal year 2009, each of the current directors attended 75% or more of the aggregate of the total number of meetings of the board of directors held during the period they served as directors and the total number of meetings held by the committees of the board of directors during the period that they served on any such committees.

Consideration of Director Candidates

Stockholder Recommendations

The Nominating and Governance Committee considers properly submitted stockholder recommended director candidates for membership on the board of directors as described under “Identifying and Evaluating Nominees for Directors,” which appears below. Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate’s name and qualifications for membership on the board of directors. Stockholder recommendations should be addressed to: Palm, Inc., 950 W. Maude Avenue, Sunnyvale, California, 94085, Attn: Corporate Secretary.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the board of directors, the Nominating and Governance Committee endeavors to evaluate, propose and approve candidates with substantial business experience, applicable industry expertise and personal skills in business management, technology, finance, marketing, financial reporting or other areas that may be expected to contribute to an effective board of directors. The Nominating and Governance Committee seeks to assure that the board of directors is composed of individuals who are capable of advising Palm’s management on matters related to the current or future business directions of Palm, who represent a broad and diverse range of viewpoints and experience and who have the highest professional and personal ethics consistent with Palm’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the board of directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the board of directors. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with any nominee who is not proposed by a stockholder. Paul S. Mountford was identified for Palm by a professional search firm, and our Chairman and Chief Executive Officer advanced his candidacy to the Nominating and Governance Committee.

Stockholder Communications with the Board of Directors

Any stockholder may communicate directly with members of our board of directors by writing to the Lead Independent Director of the board of directors at Palm, Inc., 950 W. Maude Avenue, Sunnyvale, CA 94085, Attn: Corporate Secretary.

Our General Counsel and Corporate Secretary will log and review all such correspondence and regularly (but no less frequently than quarterly) forward to our board of directors a summary of all such correspondence together with copies of any correspondence that, in the opinion of the General Counsel and Corporate Secretary, requires the attention of our board of directors or any of its committees. Any concerns relating to accounting, internal controls or auditing matters will be brought immediately to the attention of the Chairperson of our Audit Committee and handled in accordance with procedures established by our Audit Committee with respect to such matters. Our directors may at any time review the correspondence log and copies of any or all of the summarized correspondence.

Director Attendance at the Annual Meeting

We encourage each of our directors to attend our annual meeting of stockholders. All nine of our directors at the time attended our 2008 Annual Meeting of Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires Palm’s executive officers, directors and persons who beneficially own more than 10% of Palm’s common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish Palm with copies of all Section 16(a) forms filed by such persons.

Based solely on Palm’s review of these forms furnished to Palm and written representations from certain reporting persons, Palm believes that all filing requirements applicable to Palm’s executive officers, directors and persons who beneficially own more than 10% of Palm’s common stock were complied with during fiscal year 2009, with the exception noted herein. Jonathan J. Rubinstein filed a Form 4 report on June 4, 2009 to report service-based vesting of performance shares granted under Palm’s 1999 Stock Plan, as amended (the “1999 Stock Plan”), which vested on August 6, 2008.

COMPENSATION OF DIRECTORS

Cash Compensation

Members of the board of directors who are not employees of Palm or any subsidiary of Palm, referred to as non-employee directors, receive annual retainers and fees per board, or committee of the board, meeting attended (which are paid quarterly) plus reimbursement of travel expenses for travel by members of the board of directors who reside outside of the local area. The following table sets forth the retainers and fees payable to non-employee directors:

Non-Employee Director Cash Compensation

Annual Retainers:
Board of Directors	$20,000
Lead Independent Director	$15,000
Audit Committee	$15,000
Compensation Committee	$10,000
Nominating & Governance Committee	$10,000

Fees per Board and Committee Meeting Attended:
Full-Day Meeting	$4,000
Half-Day Meeting	$2,000
Short Meeting (less than 3 hours)	$1,000

Stock Compensation

Non-employee directors are eligible to receive stock options under Palm’s 2001 Stock Option Plan for Non-Employee Directors, as amended (the “2001 Director Plan”). Each non-employee director who first becomes a non-employee director on or after Palm’s 2006 Annual Meeting of Stockholders is automatically granted an option to purchase 24,000 shares of Palm common stock under the 2001 Director Plan and 8,000 RSUs under the 1999 Stock Plan. Each non-employee director is also automatically granted additional options to purchase 12,000 shares of Palm common stock under the 2001 Director Plan and 4,000 RSUs under the 1999 Stock Plan on the date of each annual meeting on or after Palm’s 2006 Annual Meeting of Stockholders if he or she is a non-employee director on the date of such annual meeting and has served as such for at least the immediately preceding six months.

In addition, under the 2001 Director Plan, a non-employee director may be eligible to receive automatic grants of options based on his or her service as the chairperson of a standing committee of the board of directors (which we will refer to in this proxy statement as a committee chair), a member (whether voting or non-voting) of a standing committee of the board of directors (which we will refer to in this proxy statement as a committee member), Lead Independent Director and/or the Chairman of the board of directors. Each non-employee director who first becomes a committee chair, committee member, Lead Independent Director or Chairman of the board of directors on or after Palm’s 2006 Annual Meeting of Stockholders is automatically granted an option to purchase shares of Palm common stock on the date that he or she is first appointed as a committee chair, committee member, Lead Independent Director or Chairman of the board of directors. Each non-employee director who has received an option to purchase Palm common stock by reason of his or her status as a committee chair, committee member, Lead Independent Director or Chairman of the board of directors is also automatically granted an option to purchase shares of Palm common stock on the date of each annual meeting on or after the date of Palm’s 2006 Annual Meeting of Stockholders if he or she is a committee chair, committee member, Lead Independent Director or Chairman of the board of directors on the date of such annual meeting and has served in such position for at least the immediately preceding six months. The initial grants for the Chairman, Lead Independent Director and committee member and chair roles are the same as the annual grants listed below.

The following table sets forth the number of shares each non-employee director is granted based on their respective levels of board and committee participation:

Non-Employee Director Annual Option Grants

	Option Grant	Restricted Stock Units
Board of Directors	12,000	4,000
Board of Directors Chairperson	8,000	—
Lead Independent Director	5,000	—
Audit, Compensation or Nominating & Governance Committee Chair	5,000	—
Audit, Compensation or Nominating & Governance Committee Member	4,000	—

A non-employee director is entitled to more than one option award by reason of his or her status as a committee chair to the extent that, on any grant date, he or she is the chairperson of more than one standing committee of the board of directors. A non-employee director will be entitled to more than one option award by reason of his or her status as a committee member to the extent that, on any grant date, he or she is a member of more than one standing committee of the board of directors. However, a non-employee director may not receive an option award by virtue of his or her service on any standing committee with respect to which he or she is entitled to receive an option award by virtue of his or her status as the chairperson of that committee. Each option granted under the 2001 Director Plan prior to Palm’s 2006 Annual Meeting of Stockholders had a maximum term of ten years and an exercise price equal to the fair market value of the shares subject to the option on the date of grant. As of and following Palm’s 2006 Annual Meeting of Stockholders, each option granted under the 2001 Director Plan will have a maximum term of seven years. Each option award becomes exercisable and each RSU award vests in three equal annual installments on the anniversaries of the date of grant (or, if the grant date is the date of the annual meeting of stockholders, on the dates of the subsequent annual meetings of stockholders), provided that in each case the non-employee director remains a director on those dates. However, if a change of control (as defined in the 2001 Director Plan) occurs and an optionee ceases to be a non-employee director as an immediate and direct consequence of the change of control, his or her outstanding options will become fully vested and exercisable on the date of the change of control. Similarly, if a change of control (as defined in the 1999 Stock Plan) occurs and the holder of an RSU award ceases to be a director as an immediate and direct consequence of the change of control, his or her outstanding RSUs will become fully vested shares of Palm common stock on the date of the change of control. Also, if an optionee or holder of an RSU terminates service on the board of directors due to his or her death, his or her outstanding options and RSUs will immediately vest in full. Non-employee directors are also eligible for discretionary awards under Palm’s 1999 Stock Plan. During fiscal year 2009, no options to purchase shares of Palm common stock were granted to non-employee directors under the 1999 Stock Plan and RSUs were granted to non-employee directors under the 1999 Stock Plan only for the automatic grant on the date of the 2008 Annual Meeting of Stockholders.

Non-Employee Director Fiscal Year 2009 Compensation Table

The following table sets forth the total cash paid to and equity compensation recognized for our non-employee directors for their service on the board of directors and committees of the board of directors during fiscal year 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Fred D. Anderson (3)	$—	$—	$—	$—
Gordon A. Campbell (4)	90,000	48,874	114,903	253,777
William T. Coleman (5)	80,000	25,682	186,179	291,861
Donna L. Dubinsky (6)	47,846	37,134	118,185	203,165
Rajiv Dutta (7)	16,459	6,332	10,190	32,981
Robert C. Hagerty (8)	73,832	50,870	107,796	232,498
Roger B. McNamee (9)	—	—	—	—
D. Scott Mercer (10)	91,000	50,870	104,714	246,584

(1)	The amounts shown in this column represent the Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment, compensation expense recognized in fiscal year 2009 in connection with grants of RSUs to the non-employee directors (excluding the effect of forfeitures).

(2)	The amounts shown in this column represent the SFAS No. 123(R) compensation expense recognized in fiscal year 2009 in connection with non-qualified stock options granted to the non-employee directors (excluding the effect of forfeitures). Under both SFAS No. 123(R) and SFAS No. 123 Palm primarily uses the Black-Scholes option valuation model to estimate the fair value of the Company’s stock options on the date of grant. The weighted average key assumptions used in the valuation models for all options granted during the years ended May 31, 2009, 2008, 2007 and 2006 are provided below:

	Fiscal Years
Assumptions applicable to granted stock options:	2009	2008	2007	2006
Risk-free interest rate	2.5%	3.6%	4.7%	4.3%
Volatility	58%	37%	42%	75%
Option term (in years)	3.9	3.2	3.5	3.5
Dividend yield	0.0%	0.0%	0.0%	0.0%
Weighted average fair value at date of grant	$2.62	$2.63	$5.18	$7.90

In connection with the Recapitalization Transaction, Palm made shareholder-approved modifications (1) to the Handspring option plans and Palm’s 2001 Director Plan to include additional anti-dilution provisions for options awarded under those plans and (2) to all outstanding options and performance share awards, other than awards held by employees located in certain foreign jurisdictions, to preserve their respective pre-distribution intrinsic values. As a result, Palm determined that certain non-employee director awards had incremental fair value in accordance with SFAS No. 123(R), of which $0.1 million remains to be amortized relative to the vesting period of the affected stock options, which is expected to be the next 1.3 years.

(3)	Mr. Anderson has waived compensation due from the Company.

(4)	As of May 29, 2009, Mr. Campbell held non-qualified stock options to purchase 156,823 shares of the Company’s common stock and 12,422 RSUs.

(5)	As of May 29, 2009, Mr. Coleman held non-qualified stock options to purchase 102,000 shares of the Company’s common stock and 9,615 RSUs.

(6)	Ms. Dubinsky ceased serving as a director of the Company on February 2, 2009.

(7)	As of May 29, 2009, Mr. Dutta held non-qualified stock options to purchase 24,000 shares of the Company’s common stock and 8,000 RSUs.

(8)	As of May 29, 2009, Mr. Hagerty held non-qualified stock options to purchase 115,000 shares of the Company’s common stock and 12,422 RSUs.

(9)	Mr. McNamee has waived compensation due from the Company.

(10)	As of May 29, 2009, Mr. Mercer held non-qualified stock options to purchase 128,000 shares of the Company’s common stock and 12,422 RSUs.

Grants of Plan-Based Awards to Non-Employee Directors in Fiscal Year 2009 Table

The table below shows the equity awards that were granted to each of the non-employee directors during fiscal year 2009 under the 1999 Stock Plan and 2001 Director Plan, all of which vest over a three-year period in equal annual installments (or, if the grant date is the date of the annual meeting of stockholders, on the dates of the subsequent annual meetings of stockholders).

Name	Grant Date	Stock Awards (#)	Option Awards (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of RSU & Option Awards ($)(1)
Fred D. Anderson		—	—	$—	$—
Gordon A. Campbell	10/01/08	4,000	21,000	6.30	80,455
William T. Coleman	10/01/08	4,000	21,000	6.30	80,455
Donna L. Dubinsky	10/01/08	4,000	16,000	6.30	67,299
Rajiv Dutta (2)	02/02/09	8,000	24,000	7.47	155,954
Robert C. Hagerty	10/01/08	4,000	17,000	6.30	69,930
	02/26/09	—	4,000	7.26	15,582
Roger B. McNamee		—	—	—	—
D. Scott Mercer	10/01/08	4,000	21,000	6.30	80,455

(1)	The amounts shown in this column include the SFAS No. 123(R) compensation expense to be recognized for grants of option awards and RSUs made to the non-employee directors during fiscal year 2009. The amounts do not reflect compensation realized by the directors.

(2)	Mr. Dutta was initially granted non-qualified stock options to purchase 28,000 shares of the Company’s common stock, including 4,000 shares in connection with his appointment to the Audit Committee; however, he ultimately did not serve on the Audit Committee and subsequently waived his right to and surrendered to the Company, without consideration, the option to acquire 4,000 shares of the Company’s common stock.

EXECUTIVE OFFICERS

Set forth below is information concerning our current executive officers:

Name	Age	Position
Jonathan J. Rubinstein	52	Chairman, Chief Executive Officer and President
Michael R. Abbott	37	Senior Vice President, Applications Software and Services
Michael A. Bell	42	Senior Vice President, Product Development
Jeffrey P. Devine	48	Senior Vice President, Global Operations
Mary E. Doyle	57	Senior Vice President, General Counsel and Secretary
Douglas C. Jeffries	53	Senior Vice President and Chief Financial Officer
Kathleen C. Mitic	39	Senior Vice President, Product Marketing
Dennis W. Ting	59	Senior Vice President, System Software
David P. Whalen	49	Senior Vice President, Global Sales
Jeffrey S. Zwerner	38	Senior Vice President, Brand Design

Jonathan J. Rubinstein (See description in Proposal No. 1 on page 14).

Michael R. Abbott has served as Senior Vice President, Applications Software and Services since April 2008. Prior to joining Palm, from December 2006 to April 2008, Mr. Abbott was the General Manager of .NET Online Services at Microsoft, Inc., a provider of computer software, services and solutions. In January 2006, Mr. Abbott founded Passenger Inc., a provider of online services to build and manage social networks, where he served as Chairman until December 2006. In October 2001, Mr. Abbott founded Composite Software, Inc., a provider of virtual data integration software for IT and business professionals, where he served as Chief Technical Officer until January 2006. Mr. Abbott holds a B.S. in biochemistry from California Polytechnic State University.

Michael A. Bell has served as Senior Vice President, Product Development since December 2007. Prior to joining Palm, from September 2002 to December 2007, Mr. Bell was the Vice President, CPU Software at Apple Inc., a provider of personal computing devices and related software and peripherals. Mr. Bell holds a B.S. in mechanical engineering from the University of Pennsylvania.

Jeffrey P. Devine has served as Senior Vice President, Global Operations since July 2008. Prior to joining Palm, from July 2007 to July 2008, Mr. Devine was the Vice President, Global Customer Logistics at Nokia Corporation, a provider of mobile handsets and related services. From September 2003 to July 2007, he served as Vice President, Operations and Logistics, Americas and, from November 2000 to September 2003, as Vice President, Sales at Nokia. Mr. Devine holds a B.S. in mechanical engineering technology from the University of Dayton and an M.B.A. from Southern Methodist University.

Mary E. Doyle has served as Senior Vice President and General Counsel since April 2003. From April 2003 until October 2003, Ms. Doyle served as Assistant Secretary of Palm, and since October 2003 she has served as Secretary. Ms. Doyle holds a B.A. in biology and economics from the University of California, Santa Cruz and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

Douglas C. Jeffries has served as Senior Vice President and Chief Financial Officer since December 2008. Prior to joining Palm, from June 2007 to July 2007, Mr. Jeffries was Chief Financial Officer at Pacific Ethanol, Inc., a marketer and producer of low-carbon renewable fuels. From December 2003 to May 2007, Mr. Jeffries was Vice President of Finance and Chief Accounting Officer at eBay Inc., a provider of online marketplaces and related services. Mr. Jeffries holds a B.S. in accounting from California State University, Chico and an M.S. in business administration from the University of Southern California.

Kathleen C. Mitic has served as Senior Vice President, Product Marketing since June 2009. Prior to joining Palm, from May 2008 to June 2009, Ms. Mitic was an Executive-in-Residence at Elevation Partners, a private equity firm focused on the media and entertainment industries. From December 2006 to February 2008, Ms. Mitic served as Chief Operating Officer of Skyrider, Inc., a developer of online peer-to-peer networking solutions. From May 2006 to November 2006, Ms. Mitic was an Executive-in-Residence at Kleiner Perkins Caufield & Byers, a venture capital firm. From May 2005 to May 2006, Ms. Mitic served as Vice President, Marketing at Zazzle.com, Inc., an online marketplace provider of custom products. From December 2004 to May 2005, Ms. Mitic served as Vice President & General Manager, Product Strategy Group and, from December 2001 to December 2004, as Global Vice President & General Manager, Yahoo! Personals, at Yahoo! Inc., a provider of an online network of integrated services. Ms. Mitic holds a B.A. in economics from Stanford University and an M.B.A. from Harvard Business School.

Dennis W. Ting has served as Senior Vice President, System Software since May 2008. Prior to joining Palm, in May 1999 Mr. Ting founded Voxa, Inc., a provider of web site and web application testing solutions, where he was Chief Executive Officer and a director until July 2007. Mr. Ting holds a B.S. in mathematics and an M.S. in computer science from Stevens Institute of Technology and a Ph.D. in computer science from Cornell University.

David P. Whalen has served as Senior Vice President, Global Sales since January 2009. Prior to joining Palm, from December 2007 to December 2008, Mr. Whalen was Executive Vice President Global Sales & Services at Carrier Access Corporation, a provider of consolidated access technology. From January 2004 to September 2006, Mr. Whalen was Vice President & General Manager, Americas and, from October 2006 to December 2007, Senior Vice President & General Manager World Wide Sales at Openwave Systems Inc., a provider of applications and infrastructure for mobile and broadband operators. From September 2002 to January 2004, Mr. Whalen was Corporate Vice President Sales and Marketing at Kyocera Communications, Inc., a provider of wireless consumer products. Mr. Whalen holds a B.A. in sociology from Ithaca College.

Jeffrey S. Zwerner has served as Senior Vice President, Brand Design since July 2009. Prior to joining Palm, in October 1996, Mr. Zwerner founded the San Francisco Office of Factor Design, Inc., a European-based strategic design consultancy, where he was Principal until July 2009. Mr. Zwerner holds a B.A. in visual communications from the California Institute of the Arts.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the board of directors of Palm, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, the Committee recommended to our board of directors the inclusion of the Compensation Discussion and Analysis in this proxy statement and in Palm’s Annual Report on Form 10-K for the fiscal year ended May 29, 2009.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Gordon A. Campbell (Chairperson)

Fred D. Anderson

D. Scott Mercer

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is composed solely of independent directors, has responsibility for overseeing all forms of compensation for our executive officers, including our named executive officers listed in the Summary Compensation Table below. See “Compensation Committee” on page 19. For fiscal year 2009, our named executive officers and their respective titles were as follows:

•	Edward T. Colligan, President and Chief Executive Officer;

•	Douglas C. Jeffries, Senior Vice President and Chief Financial Officer;

•	Jonathan J. Rubinstein, Executive Chairman;

•	Michael R. Abbott, Senior Vice President, Applications Software and Services; and

•	Jeffrey P. Devine, Senior Vice President, Global Operations.

Mr. Rubinstein replaced Mr. Colligan as Palm’s Chief Executive Officer on June 12, 2009. As a result, our discussion of general compensation practices with respect to our Executive Chairman, separate from the Chief Executive Officer, applies only to fiscal year 2009. In addition, Andrew J. Brown and C. John Hartnett, the former Senior Vice President and Chief Financial Officer and Senior Vice President, Global Markets, respectively, left Palm during fiscal year 2009 and received severance consistent with the standard severance agreements signed by Palm’s executive officers. See “Potential Payments Upon Change-of-Control and Termination of Employment” beginning on page 44 of this proxy statement. They also are included in the Summary Compensation Table below pursuant to Securities and Exchange Commission rules.

Overview and Objectives

Our executive compensation programs encompass four principal components: base salary, semi-annual incentive bonuses, long-term equity incentives and benefits. These interlocking components are designed to align compensation with Palm’s business objectives and performance and with the interests of stockholders in maximizing stockholder value. We believe that it is important for these programs to attract, retain, motivate and reward highly qualified executive officers and other key employees who are likely to contribute to the long-term success of Palm and build on Palm’s history, reputation and strategy of innovation. As a result, Palm’s executive compensation programs for executive officers, including the named executive officers, emphasize three fundamental principles:

•

Pay-for-performance—We link a significant percentage of compensation for our executive officers to both Palm’s performance and individual performance. We use salary to provide base compensation on top of which we build variable pay-for-performance opportunities – such as bonuses, equity incentives or both—for all levels of employees, including executive officers, based on our belief that our employees contribute to and should share in the success of Palm. We support a variety of equity programs, including an employee stock purchase plan, to promote equity participation by employees, including our executive officers.

•

Competitive compensation—We strive to make our compensation programs competitive. Palm’s compensation practices reflect the competition for executive talent and the unique challenges and opportunities facing Palm in the mobile product market. We believe that competitive compensation levels linked to Palm’s performance and success are both necessary and appropriate to attract, retain and provide strong incentives for high caliber executive officers to successfully conduct our business and achieve our corporate goals.

•

Standard benefits—We offer the same competitive benefit programs to our executive officers that are offered to all of our employees in equivalent locations globally. Moreover, we generally do not provide perquisites to our executive officers.

The Compensation Committee annually reviews our compensation philosophy and practices with respect to executive officer compensation to keep our compensation policies aligned with our business objectives and to remain competitive.

Effect of Recapitalization Transaction and Recruiting New Executive Team

In October 2007, Palm sold Series B Preferred Stock to the private-equity firm Elevation Partners, L.P. and its affiliate Elevation Employee Side Fund, LLC (together, “Elevation Partners”) and effected a significant cash distribution to its existing stockholders (the “Recapitalization Transaction”). This Recapitalization Transaction, together with Elevation Partners’ subsequent investments in Palm’s Series C Preferred Stock and warrants to purchase Palm common stock in January 2009 and in Palm common stock in an underwritten public offering in March 2009, resulted in Elevation Partners owning shares representing approximately 33% of Palm’s voting shares as of May 29, 2009 on an as-converted and as-exercised basis.

The Recapitalization Transaction had significant implications for Palm’s compensation practices in fiscal years 2008 and 2009. One of the goals of the transaction was to improve Palm’s ability to attract and retain high caliber talent at the executive level and in other managerial and key roles, particularly in engineering, marketing and operations. In connection with and since the Recapitalization Transaction, Palm hired four new executive officers during fiscal year 2008 and three new executive officers during fiscal year 2009. In each of these instances, Palm negotiated compensation packages necessary to fulfill its recruiting needs, consistent with the fundamental principles described above.

The Recapitalization Transaction precipitated a transformation period in which Palm has been investing significantly in developing a new operating system for its mobile devices, Palm webOS, and strengthening the Company’s product development, operations, sales and marketing capabilities. This transformation period also led to a focus on preserving cash and using equity compensation as a means of closely linking executive compensation to Palm’s long-term business focus, expected and actual operating results and creation of stockholder value as discussed below.

Determining Executive Compensation

Committee Process

The Compensation Committee annually reviews, determines and approves the four principal components of compensation (base salary, semi-annual incentive bonuses, equity incentives and other benefits) for each executive officer. The Committee considers Palm’s historical and ongoing compensation philosophy in light of current market practices in executive compensation, Palm’s performance and the competitive marketplace. The Committee evaluates and refines a group of peer companies against which we benchmark our compensation practices for executive officers, and then evaluates the competitiveness of our executive officer compensation against the companies in our peer group. The Committee also considers Palm’s performance against the performance of those peer companies. Palm’s human resources department works closely with Compensia, a compensation consulting firm, to provide information and recommendations to the Compensation Committee on compensation practices and executive compensation. Palm’s Senior Vice President, Human Resources has led these efforts and worked closely with the Committee and its Chairman.

During each fiscal year (and after the end of each half of the fiscal year, with respect to the semi-annual cash bonuses), the Chairman of the Compensation Committee conducts a performance review of the Executive Chairman and Chief Executive Officer. Factors considered in this review include performance against pre-established objectives related to revenue, profit, margins, product development, quality and delivery and current strategic initiatives. The Chairman of the Compensation Committee reviews the results of this performance evaluation with other members of the board of directors to seek further opinion and then recommends compensation for the Executive Chairman and Chief Executive Officer to the Compensation Committee without the Executive Chairman or Chief Executive Officer present. The Committee evaluates the compensation for the Executive Chairman and Chief Executive Officer based on the same types of factors used for other executive officers and information provided by and discussions with Compensia and Palm’s Senior Vice President, Human Resources regarding the four principal components of compensation for the Executive Chairman and Chief Executive Officer. The Committee also confers with the board of directors regarding the proposed compensation for the Executive Chairman and Chief Executive Officer. The Committee then approves compensation for the Executive Chairman and Chief Executive Officer in executive session without the Executive Chairman or Chief Executive Officer present.

Palm’s Chief Executive Officer establishes individual performance objectives for, and provides the Compensation Committee with annual assessments of the performance by, the other executive officers, other than the Executive Chairman. Considering market data, current information with respect to Palm’s executive officers and guidance provided to the Committee by Compensia and Palm’s human resources department regarding the principal components of compensation for each of those executive officers, Palm’s Chief Executive Officer recommends compensation to the Committee for those executive officers. The Committee then reviews the performance of each of those executive officers for the previous fiscal year and the goals and objectives for the next fiscal year in determining any changes to that officer’s base salary, adjustments to target bonus award level and grants of equity awards.

Independent Subcommittee

Following the Recapitalization Transaction, Fred D. Anderson joined the Compensation Committee. While Palm’s board of directors determined that Mr. Anderson is independent under the Marketplace Rules of the Nasdaq Stock Market, he does not qualify as a non-employee director under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or as an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, based on his affiliation with Elevation Partners. As a result, the Compensation Committee formed a subcommittee of independent directors that qualify as non-employee directors and outside directors. That independent subcommittee approves all equity grants and performance-based compensation for our executive officers.

Role of Consultants

In determining Palm’s compensation program for fiscal year 2009, the Compensation Committee was advised by Compensia, which provided data and analysis necessary to perform a comprehensive assessment of Palm’s executive compensation policies and programs. The Compensia partner responsible for Palm has been providing consulting services to Palm and to the Compensation Committee since fiscal year 2004. Compensia is available to and reports directly to the Committee. In fiscal year 2009, Compensia provided to the Committee data collected on the compensation practices of our peer group, as well as data from the Radford Executive Compensation Survey, assessed the mix of compensation relative to competitive practices within various ranges, advised on long-term incentive compensation practices and equity retention power and evaluated the linkage between pay and performance. Compensia also advised the Committee on compensation for members of Palm’s board of directors and broad-based equity strategy and provided perspective on Palm’s overall compensation practices, executive officer compensation and various types of equity compensation based on its extensive experience with similarly-situated, technology companies.

Peer Groups

In setting compensation, the Compensation Committee annually compares the compensation for Palm’s executive officers against compensation at companies in its peer group. The Committee also considers Palm’s performance against the performance of those peer companies.

In establishing the peer group, the Compensation Committee with the assistance of Compensia and Palm’s human resources department considers industry, revenue, revenue growth, size and organizational profile. The Committee works to see that the peer group reflects a mix of hardware and software companies to best reflect the complex nature of Palm’s business. Palm’s peer group for fiscal year 2009 included: Adobe Systems Inc., Altera Corporation, Broadcom Corporation, Cadence Design Systems Inc., Electronic Arts Inc., Imation Corp., Intuit Inc., Juniper Networks, Inc., LSI Corporation, McAfee Inc., Network Appliance Inc., NVIDIA Corporation, Sandisk Corp. and Xilinx, Inc. This was the same peer group as fiscal year 2008.

In addition, the Compensation Committee looked at additional reference companies for executive and other employee compensation for fiscal year 2009, including: Amazon.com, Inc., Apple Inc., Google Inc., Seagate Technology LLC and Yahoo! Inc. While these companies generally exceed Palm in term of the parameters discussed above, they represent companies against which Palm competes to attract the high caliber talent necessary to execute its product development strategy and to compete effectively in its business sector. Compensia tracked the executive compensation practices from these companies to provide the Compensation Committee with additional data on compensation mix, pay-for-performance practices and use of equity compensation. These additional companies did not factor into Palm’s percentile calculations for purposes of benchmarking and setting compensation targets.

Compensation Targets

In line with Palm’s historical compensation practices, the Compensation Committee initially targets total cash compensation, equity awards and total direct compensation (the aggregate of cash and equity compensation) for the Chief Executive Officer and other executive officers, including the named executive officers, at the 60th percentile for comparable positions at companies among Palm’s peer group. Compensation is initially targeted at the 60th percentile in order to compete for executive officer talent in the competitive environment of technology companies, particularly in Silicon Valley where Palm’s headquarters is located. Actual compensation to any individual executive officer may vary from the 60th percentile target based on an individual’s experience, performance and other factors. Actual compensation may also vary as a result of Palm’s equity goals and equity program budget in any given year.

Role of the Board

The Compensation Committee regularly updates the board of directors on compensation issues addressed by the Committee, including our compensation philosophy and practices with respect to executive officer compensation. As discussed above, prior to approving the compensation of the Executive Chairman and the Chief Executive Officer, the Committee also consults with the board of directors with regard to the objectives and performance of the Executive Chairman and the Chief Executive Officer. Nevertheless, the Committee has overall responsibility for approving and evaluating executive officer compensation and for overseeing Palm’s compensation plans.

Elements of Executive Compensation

The Compensation Committee awards four principal components of executive compensation: base salary, semi-annual incentive bonuses, equity incentives and other benefits. In addition, all of our executive officers are parties to change-of-control and severance agreements. Consistent with Palm’s compensation objectives, a large percentage of total direct compensation for our Executive Chairman, Chief Executive Officer and each of the executive officers is performance-based, tied to Palm’s achievement of its financial and operational objectives as well as each individual’s performance objectives.

Base Salary

We generally establish base salaries for our executive officers, including the named executive officers, based on the scope of their responsibilities, their individual performance, their levels of experience in their current roles and benchmarking against companies in our peer group. The Compensation Committee reviews salaries annually and adjusts these salaries from time to time as the Committee deems necessary or appropriate to reflect changes in any of the foregoing factors or competitive market conditions. In reviewing executive officers’ salaries for fiscal year 2009, the Committee considered the tenure of many of its executive officers, Palm’s cash position and cash needs and expected operating results in connection with its transformation period, the recommendations of Compensia, the Chief Executive Officer and Palm’s Senior Vice President, Human Resources and discussions with the board of directors with respect to the Executive Chairman’s and the Chief Executive Officer’s salaries.

For fiscal year 2009, the Compensation Committee did not increase the salaries for any of its existing executive officers, including its Executive Chairman, Chief Executive Officer and other named executive officers. These decisions were based less on competitive benchmarking and performance evaluations than on the recessionary economic conditions and internal financial considerations. Palm significantly reduced its infrastructure and headcount and did not implement a Company-wide salary increase for existing employees in fiscal year 2009 as part of the reduction of the Company’s overall cost structure. The Committee approved the base salaries for Jeffrey P. Devine, who joined the Company in July 2008, and Douglas C. Jeffries, who joined the Company in December 2008, based on their roles at Palm and competitive benchmarking for their overall compensation packages and following arms-length negotiations in connection with their hiring.

Incentive Bonuses

To aid in motivating employees, including executive officers, to achieve Palm’s objectives and financial plans, each year the Compensation Committee approves cash bonus plans for Palm’s employees. The cash bonus plans are designed to deliver short-term incentive compensation. Participants are eligible for payments under the cash bonus plans only upon the achievement of certain performance metrics. For a broad-based group of employees, including executive officers, the Committee adopts an annual bonus plan with semi-annual payouts. Pursuant to this bonus plan and based on Palm’s financial performance during its transformation, particularly its lack of profitability, no bonuses were paid to the executive officers for either the first half or second half of fiscal year 2009.

Under the annual bonus plan, if pre-determined performance metric thresholds set by the Committee are achieved, then executive officers’ individual cash awards are based on a target percentage of base salary, Palm’s performance against pre-determined Company performance metrics and individual performance during the period. Company performance metrics and thresholds are recommended to the Compensation Committee by Palm’s Chief Executive Officer and Chief Financial Officer at the beginning of the first and second half of each fiscal year. The Compensation Committee reviews and approves the proposed performance metrics and associated target bonus plan funding levels based on its assessment of whether the proposed goals are reasonable and aligned with stockholder interests.

If the pre-determined performance thresholds for a period are achieved, the Compensation Committee reviews the performance of executive officers, including the Chief Executive Officer and other named executive officers, to determine the actual payment, if any, under the cash bonus plan. The Committee has determined that a semi-annual metric-setting and review is appropriate given the constantly evolving markets in which Palm operates. Payments to executive officers under the cash bonus plan may be more or less than an individual’s target bonus as a function of Palm’s performance against the Company’s performance metrics and individual performance.

Company performance metrics for both the first half and second half of fiscal year 2009 were based on revenue and profitability targets aligned with overall corporate objectives. The Compensation Committee also set minimum percentage thresholds for the revenue and profitability results, both of which would have to have been achieved for the executive officers to have received any bonus payout. For fiscal year 2009, the Committee determined target bonuses for the executive officers based on Palm’s peer group and, combined with base salary, the 60th percentile target for total cash compensation by position. The target bonuses for our executive officers for fiscal year 2009 ranged from 50% to 100% of base salary. Based on the expectations regarding his role when he joined Palm in 2007 and the nature of his equity compensation, our Executive Chairman did not have an incentive bonus component in his compensation package for fiscal year 2009. As noted above, pursuant to the bonus plan and based on Palm’s financial performance, no bonuses were paid to the executive officers for either the first half or second half of fiscal year 2009. In the six semi-annual bonus periods since modifying the bonus program in fiscal year 2007 to establish semi-annual rather than annual bonus targets, the Company has achieved performance in excess of both the revenue and profitability targets only one time.

Equity Incentives

Overview

We believe that equity compensation aligns the interests of our executive officers and employees with stockholder interests by creating a direct link between compensation and stockholder return. We also believe equity compensation helps to retain key employees in a competitive market for executive and employee talent. We weight distribution of equity compensation toward top performers and individuals with the greatest responsibilities and influence on our success. As a result, equity incentives represent a significant portion of total compensation for our executive officers, including the named executive officers. Given the long-term focus and cash preservation requirements related to Palm’s transformation, equity incentives became an even more important component of executive compensation during fiscal year 2009.

The Compensation Committee generally grants equity compensation awards under Palm’s Amended and Restated 1999 Stock Plan. Under the 1999 Stock Plan, the Committee may grant options, restricted stock, stock appreciation rights, performance shares (otherwise known as restricted stock units or RSUs) and performance units to its executive officers when they first join Palm (new hire awards) and thereafter in the Committee’s discretion and based on performance (discretionary awards). To date, executive officers have been awarded only options, restricted stock and RSUs. The Committee expects that it will continue to use options and, to a lesser extent, restricted stock and RSUs as the primary forms of equity compensation for executive officers in fiscal year 2010. While options tend to have a more dilutive effect than other forms of equity compensation available under the 1999 Stock Plan, the Committee believes that they are the incentive most closely linked to Palm’s performance and to stockholders’ interests. With options, executive officers do not realize any compensation unless and until stockholder value has been delivered. In recent years, the Committee has generally utilized restricted stock and RSUs only under special circumstances in connection with hiring or retaining executive officers and other key personnel.

To enhance retention of our executive officers, equity awards granted to our executive officers are subject to vesting restrictions that generally lapse over a 48-month period. Palm believes that this vesting period also aligns the long-term interests of executive officers, Palm and stockholders. Options, restricted stock and RSUs generally vest and become exercisable only if the executive officer continues to serve Palm.

The number of options, shares of restricted stock and other equity awards that the Compensation Committee grants to a particular executive officer upon hire and throughout employment depends on the officer’s level of responsibility, the degree to which unvested equity can attract or retain the executive officer, the grants awarded to other executive officers, total potential ownership levels of an executive officer, individual performance, Palm’s equity compensation budget, the terms of Palm’s equity plans and a review of stock option and other equity grants for comparable positions in Palm’s peer group. In making equity awards, the Committee also considers the recommendations of the Executive Chairman, the Chief Executive Officer, Compensia and Palm’s Senior Vice President, Human Resources as well as discussions with the board of directors with respect to the Executive Chairman’s and the Chief Executive Officer’s equity awards.

The Compensation and Audit Committees monitor Palm’s stock option and other equity award grant practices for compliance with governing regulations and good corporate practice. The Compensation Committee has historically granted annual awards to the Chief Executive Officer and other executive officers on the same date that awards are granted to Palm’s employees in general. New hire awards generally are granted on a monthly basis at the beginning of the month after the employee begins service. Options are granted by the Committee at the closing market price on the date of grant and become valuable only if the price of Palm’s stock subsequently increases.

Fiscal Year 2009 Awards

With respect to determining equity compensation for executive officers for fiscal year 2009, the Compensation Committee sought to balance Palm’s need to be competitive in attracting and retaining talented executive officers and the dilutive effect of such practices and grants on Palm’s stockholders. In the immediate aftermath of the Recapitalization Transaction in fiscal year 2008, Palm used aggressive equity awards to attract and retain executive officers and other key employees. In fiscal year 2009, the Committee continued to focus on the use of equity awards (1) to attract and retain executive officers and other key employees, (2) to maintain the focus of executive officers and other key employees on Palm webOS, Palm Pre and Palm’s other long-term goals and opportunities and (3) to reward individual performance and contributions to the progress being made toward Palm’s long-term transformational goals with non-cash and similarly long-term incentives. Nevertheless, in fiscal year 2009 these awards were significantly less for existing executive officers than during fiscal year 2008 as the Committee returned to its previous objective of reducing Palm’s equity overhang and burn rate. Mr. Abbott did not qualify for an equity award in fiscal year 2009 since he had joined Palm toward the end of fiscal year 2008. Mr. Devine and Mr. Jeffries received new-hire option grants of 350,000 shares each based on their roles at Palm, competitive benchmarking for their equity and overall compensation and arms-length negotiations in connection with their hiring.

The Compensation Committee approved option grants of 400,000 shares for each of the Executive Chairman and Chief Executive Officer (1) to continue to focus the substantial majority of their compensation in the form of equity to demonstrate their long-term commitment to Palm and to fully align their interests with the interests of Palm’s stockholders and (2) to recognize Palm’s substantial progress toward achievement of its long-term strategic and financial goals under their leadership. The Committee also took into account the Executive Chairman’s essentially full-time attention to Palm’s business and transformation rather than the 50% commitment he made upon joining Palm in 2007, as well as the Executive Chairman’s and Chief Executive Officer’s complementary roles and partnership in running Palm and helping it achieve its transformational objectives.

Stock Ownership Guidelines

The Compensation Committee views equity incentives primarily as a long-term incentive tool that links compensation for our employees and executive officers to Palm’s performance and the return achieved by our stockholders. The Committee and our board of directors believe that it is important for our executive officers and directors to be committed to Palm’s long-term interests and value creation. As a result, we adopted stock ownership guidelines in fiscal year 2007 to encourage significant, long-term equity ownership in Palm by our directors and executive officers. The Compensation Committee tracks the progress of our directors and executive officers in complying with these guidelines. As of the end of fiscal year 2009, all of Palm’s executive officers that had been with Palm for at least one year were in compliance with these guidelines.

Benefits

We offer to our executive officers the same competitive benefits program that we offer to all of our employees, including medical and life insurance, standard elements of a corporate benefits plan, an employee stock purchase plan and a 401(k) plan with matching contributions of 50% on the first 6% of pay deferred to the plan (subject to a limit on eligible salary). We consider our benefit plans available to employees, including our executive officers, to be competitive with the plans offered by other technology companies.

We generally do not provide our executive officers with any perquisites. However, in fiscal year 2009, we provided our Executive Chairman, Mr. Rubinstein, with reimbursement of local commuting expenses as he continued his transition to the San Francisco Bay area. We also provided Mr. Abbott and Mr. Devine with relocation benefits in connection with joining Palm and relocating to Silicon Valley from less expensive housing markets. No other perquisites were provided to our executive officers in fiscal year 2009.

Change of Control/Severance Agreements

We have entered into agreements with each of our executive officers that provide for benefits upon termination of employment under certain circumstances, including in connection with a change of control of Palm. See “Potential Payments Upon Change-of-Control and Termination of Employment” beginning on page 44 of this proxy statement. We provide these benefits to maintain our competitive position in the market, attract and retain our executive officers, permit our executive team to focus on stockholder interests when considering strategic alternatives for Palm and provide compensation and career protection to our executive officers in the event of involuntary or effective loss of or material change in employment. These arrangements do not influence decisions about current compensation provided to the executive officers.

In fiscal year 2009, the Compensation Committee benchmarked these agreements against broad market practices. Compensia provided the Committee with market benchmarking information and advised on best practice considerations. Based on its review, the Committee did not change the economic aspects of these agreements, but approved revisions to these agreements to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and other regulatory changes and to update the agreements for internal consistency and to address best practices.

Tax Law Limits on Executive Compensation

For fiscal year 2009, the Compensation Committee considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993 on executive officer compensation. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, other than compensation that is “performance-based.” Palm’s performance-based annual cash bonus plan permits Palm to pay compensation that is performance-based and thus generally fully deductible by Palm. The targeted cash compensation of the majority of the executive officers is below the $1 million threshold, Palm believes that any options granted under the 1999 Stock Plan will meet the requirement of being performance-based under Section 162(m) and Palm has made limited use of other securities available for grant under the 1999 Stock Plan. Accordingly, the Committee concluded that Section 162(m) should not materially reduce the tax deductions available to Palm. However, the Committee may from time to time approve compensation that is not deductible under Section 162(m) if it determines that it is in Palm’s best interests to do so.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation paid by Palm to and equity compensation recognized for (i) our Chief Executive Officer, (ii) our Chief Financial Officer, (iii) the three other most highly compensated individuals who were serving as executive officers of Palm at the end of fiscal year 2009 and (iv) former officers of Palm who would have been two of the most highly compensated individuals had they remained as executive officers at the end of fiscal year 2009. We refer to such individuals collectively as the named executive officers in this proxy statement.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Edward T. Colligan (5) President and Chief Executive Officer and Director	2009	$800,000	$—	$1,198,211	$1,211,343	$9,641	$3,219,195
	2008	757,500	—	946,110	5,077,035	9,398	6,790,043
	2007	610,000	86,184	569,650	1,836,334	29,473	3,131,641
Douglas C. Jeffries (6) Senior Vice President and Chief Financial Officer	2009	170,833	—	—	65,665	1,776	238,274
Michael R. Abbott (6) Senior Vice President, Applications Software and Services	2009	450,000	—	86,612	246,916	629,754	1,413,282
Jeffrey P. Devine (6) Senior Vice President, Global Operations	2009	360,069	—	—	202,836	585,266	1,148,171
Jonathan J. Rubinstein (5) Chairman, Chief Executive Officer and President	2009 2008	600,000 362,500	— —	1,966,018 1,395,575	1,593,061 979,158	21,767 1,852	4,180,846 2,739,085
Former Officers:
Andrew J. Brown (7) Senior Vice President and Chief Financial Officer	2009	282,694	—	112,091	712,966	458,099	1,565,850
	2008	415,000	—	206,938	708,996	9,943	1,340,887
	2007	392,500	57,500	206,938	972,975	6,975	1,636,888
C. John Hartnett (8) Senior Vice President, Global Markets	2009	200,000	—	10,983	724,676	421,696	1,357,355
	2008	382,500	—	65,975	609,177	23,377	1,081,029
	2007	322,500	36,300	65,975	476,948	7,606	909,329

(1)	With respect to Mr. Colligan, Mr. Brown and Mr. Hartnett, the amounts shown in this column represent bonus payments made to the named executive officers in fiscal year 2008, but which were earned in the second half of fiscal year 2007. Bonus payments made to Mr. Colligan, Mr. Brown and Mr. Hartnett in the amounts of $261,954, $158,601 and $106,148, respectively, in the second half of fiscal year 2007 were earned in fiscal year 2006 and do not appear in the table.

(2)	The amounts shown in this column represent the SFAS No. 123 (R) compensation expense recognized in fiscal years 2009, 2008 and 2007 in connection with grants of restricted stock awards and RSUs to the named executive officers (excluding the effect of forfeitures). The amounts do not reflect compensation realized by the named executive officers.

(3)

The amounts shown in this column represent the SFAS No. 123(R) compensation expense recognized in fiscal years 2009, 2008 and 2007 in connection with non-qualified stock options granted to the named executive officers (excluding the effect of forfeitures). The amounts do not reflect compensation realized by the named executive officers. Under both SFAS No. 123(R) and SFAS No. 123 Palm primarily uses the Black-Scholes option valuation model to estimate the fair value of Palm’s stock options on the date of grant. During fiscal year 2008, Palm granted stock options, RSUs and restricted stock awards with vesting based on market conditions, or performance of Palm’s stock price. To value these awards, Palm used the Geometric Brownian Motion simulation model and the following key assumptions and inputs: volatility of 37%, risk-free interest rate of 4.1%, dividend yield of 0.0% and stock and strike prices of $8.91, the closing stock price on the date of grant. The weighted average key assumptions used in the valuation models for all options granted during the years ended May 31, 2009, 2008, 2007 and 2006 are provided below:

	Years Ended May 31,
Assumptions applicable to granted stock options:	2009	2008	2007	2006
Risk-free interest rate	2.5%	3.6%	4.7%	4.3%
Volatility	58%	37%	42%	75%
Option term (in years)	3.9	3.2	3.5	3.5
Dividend yield	0.0%	0.0%	0.0%	0.0%
Weighted average fair value at date of grant	$2.62	$2.63	$5.18	$7.90

In connection with the Recapitalization Transaction, Palm made shareholder-approved modifications to (1) the Handspring option plans and Palm’s 2001 Director Plan to include additional anti-dilution provisions for options awarded under these plans and (2) to all outstanding options and performance share awards, other than awards held by employees located in certain foreign jurisdictions, to preserve their respective pre-distribution intrinsic values. In accordance with SFAS No. 123(R), Palm calculated the incremental fair value of the modifications using the Trinomial Lattice simulation model and the following weighted average assumptions: volatility and risk-free rates based on the remaining contractual term of the option, dividend yield of 0.0%, early exercise multiple of 1.95, stock price on the date of modification adjusted for the expected $9.00 per share one-time cash distribution, and strike price based on the contractual strike price adjusted for the $9.00 per share one-time cash distribution. Palm determined the total incremental fair value associated with modifications made to grants held by named executive officers was as follows: with respect to Mr. Colligan, $3,637,818; and with respect to Mr. Hartnett, $142,397. This incremental fair value was recognized as equity compensation during fiscal year 2008.

(4)

All other compensation generally includes 401(k) matching payments, group term life insurance premiums, sabbatical payments, separation payments, commuting expense reimbursements and relocation assistance payments. With respect to Mr. Colligan: in fiscal year 2009, all other compensation includes $7,283 in 401(k) matching payments and $2,358 in group term life insurance premiums; in fiscal year 2008, all other compensation includes $6,800 in 401(k) matching payments and $2,598 in group term life insurance premiums; in fiscal year 2007, all other compensation includes $7,150 in 401(k) matching payments, $1,170 in group term life insurance premiums and $21,153 in sabbatical payments (per the terms of Palm’s sabbatical plan then in effect, Mr. Colligan elected to take two weeks off at double pay versus four weeks off at regular pay). With respect to Mr. Jeffries: in fiscal year 2009, all other compensation includes $1,000 in 401(k) matching payments and $776 in group term life insurance premiums. With respect to Mr. Abbott: in fiscal year 2009, all other compensation includes $918 in group term life insurance premiums and $628,836 in relocation assistance payments. With respect to Mr. Devine: in fiscal year 2009, all other compensation includes $9,563 in 401(k) matching payments, $1,140 in group term life insurance premiums and $574,563 in relocation assistance payments. With respect to Mr. Rubinstein: in fiscal year 2009, all other compensation includes $3,174 in group term life insurance premiums and $18,593 in commuting expense reimbursements; in fiscal year 2008, all other compensation represents $1,852 in group term life insurance premiums. With respect to Mr. Brown: in fiscal year 2009, all other compensation includes $4,600 in 401(k) matching payments, $1,193 in group term life insurance premiums, $32,306 in sabbatical payments (in connection with the termination of Palm’s sabbatical plan) and $420,000 in separation payments; in fiscal year 2008, all other compensation includes $8,000 in 401(k) matching payments and

$1,943 in group term life insurance premiums; in fiscal year 2007, all other compensation represents $6,975 in 401(k) matching payments. With respect to Mr. Hartnett: in fiscal year 2009, all other compensation includes $3,450 in 401(k) matching payments, $675 in group term life insurance premiums and $417,571 in separation payments; in fiscal year 2008, all other compensation includes $6,700 in 401(k) matching payments, $1,293 in group term life insurance premiums and $15,384 in sabbatical payments (per the terms of Palm’s sabbatical plan then in effect, Mr. Hartnett elected to take two weeks off at double pay versus four weeks off at regular pay); in fiscal year 2007, all other compensation includes $6,895 in 401(k) matching payments and $711 in group term life insurance premiums.

(5)	Mr. Colligan served as President and Chief Executive Officer during all of fiscal year 2009, and Mr. Rubinstein became President and Chief Executive Officer on June 12, 2009.

(6)	Mr. Jeffries, Mr. Abbott and Mr. Devine were not named executive officers during fiscal years 2008 or 2007. Mr. Jeffries joined Palm in December 2008, Mr. Abbott joined Palm in April 2008 and Mr. Devine joined Palm in July 2008.

(7)	Mr. Brown departed Palm in February 2009. Under Mr. Brown’s severance agreement, he was entitled to one year accelerated vesting of his unvested options. Additionally, Palm modified Mr. Brown’s option awards to extend the exercise period following the date of his termination to one year. In accordance with SFAS No. 123(R), Palm determined the incremental fair value associated with this acceleration and modification was $359,208 which is included in the option awards column for 2009.

(8)	Mr. Hartnett departed Palm in November 2008. Under Mr. Hartnett’s severance agreement, he was entitled to accelerated vesting of 50% of his unvested restricted stock and one year accelerated vesting of his unvested options. Additionally, Palm modified Mr. Hartnett’s option awards to extend the exercise period following the date of his termination to one year. In accordance with SFAS No. 123(R), Palm determined the incremental fair value associated with this acceleration and modification was $494,942 which is included in the option awards column for 2009.

Employment Agreements

Edward T. Colligan

In June 2003, in anticipation of Palm’s acquisition of Handspring, Inc., Palm entered into an offer letter agreement with Edward T. Colligan, effective as of October 2003, which provides for: a base annual salary of $350,000, bonus eligibility at a target rate of 30% of base annual salary, sales incentive compensation eligibility with a target annual payout of $117,000 and a grant of 40,000 shares of restricted stock (which number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006), subject to vesting over two years in equal annual installments. In May 2005, Mr. Colligan was promoted to Chief Executive Officer, and, effective in June 2005, his base annual salary was increased to $550,000 and his annual bonus target was adjusted to 100% of base annual salary. In September 2006, his base annual salary was increased to $630,000. In September 2007, his base annual salary was increased to $800,000.

Douglas C. Jeffries

In December 2008, Palm entered into an offer letter agreement with Douglas C. Jeffries, which provides for: a base annual salary of $400,000, bonus eligibility at a target rate of 50% of base annual salary and a grant of an option to acquire 350,000 shares of Palm common stock, subject to a four-year vesting schedule, with 25% vesting after the first year and the balance vesting monthly thereafter.

Michael R. Abbott

In March 2008, Palm entered into an offer letter agreement with Michael R. Abbott, which provides for: a base annual salary of $450,000, bonus eligibility at a target rate of 50% of base annual salary and a grant of an option to acquire 400,000 shares of Palm common stock, subject to a four-year vesting schedule, with 25%

vesting after the first year and the balance vesting monthly thereafter. In addition, the offer letter provides for the grant of 30,000 RSUs, with 100% vesting on the second anniversary of Mr. Abbott’s hire date, and relocation benefits. The relocation benefits were supplemented in March 2008 to protect Mr. Abbott from “double housing payments” for up to an additional six months and in October 2008 to provide for an additional $230,117 payment for relocation purposes.

Jeffrey P. Devine

In June 2008, Palm entered into an offer letter agreement with Jeffrey P. Devine, which provides for: a base annual salary of $425,000, bonus eligibility at a target rate of 50% of base annual salary and a grant of an option to acquire 350,000 shares of Palm common stock, subject to a four-year vesting schedule, with 25% vesting after the first year and the balance vesting monthly thereafter. In addition, the offer letter provides for a relocation bonus of $250,000, subject to gross-up for taxes, and various other relocation benefits. The relocation benefits were supplemented in June 2009 to provide for an additional year of relocation assistance.

Jonathan J. Rubinstein

In June 2007, in connection with the Recapitalization Transaction, Palm entered into an offer letter agreement with Jonathan J. Rubinstein, amended and effective as of October 2007, which provides for: 50% minimum time commitment to Palm’s business, a base annual salary of $600,000, a grant of 1,000,000 Palm RSUs and a grant of an option to acquire 2,000,000 shares of Palm common stock. 50% of the RSUs are subject to 45-month vesting, with 25% vesting on each of the 9-, 21-, 33- and 45-month anniversaries of the November 6, 2007 grant date. The remaining 50% of the RSUs vest based on a combination of performance tied to tiered increases in the price per share of Palm’s common stock and time, with 25% eligible to vest after the first nine months and the remainder eligible to vest in three equal annual installments thereafter. 50% of the option is subject to 45-month vesting, with 25% vesting after nine months and the balance vesting monthly thereafter. The remaining 50% of the option vests based on a combination of performance tied to tiered increases in the price per share of Palm’s common stock and time, with 25% eligible to vest after the first nine months and the remainder eligible to vest monthly thereafter. See Item 5.02 in Palm’s current report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2007.

In June 2009, Palm entered into an offer letter agreement with Mr. Rubinstein to be Palm’s President and Chief Executive Officer as well as Chairman of Palm’s board of directors. Under this new offer letter, Mr. Rubinstein has committed to devote his full business efforts and time to Palm and is entitled: to receive an annual base salary of $850,000, to bonus eligibility at a target rate of 100% of base salary and to a grant of an option to acquire 430,000 shares of Palm common stock, subject to monthly vesting over four years. In addition, the offer letter provides for the grant of 215,000 RSUs, which will vest in equal annual installments over four years, and restricted stock purchase rights to acquire 215,000 shares of Palm common stock, at a purchase price of $0.001 per share, which will vest in equal annual installments over four years.

Former Officers:

Andrew J. Brown

In November 2004, Palm entered into an offer letter agreement with Andrew J. Brown, which provides for: a base annual salary of $350,000, bonus eligibility at a target rate of 70% of base annual salary and a grant of an option to acquire 450,000 shares of Palm common stock (which number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006), subject to four year vesting, with 25% vesting after the first year and the balance vesting monthly thereafter. In addition, the offer letter provides for the grant of 50,000 shares of restricted stock (which number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006), subject to vesting over four years in equal annual installments. In September 2006, his base annual salary was increased to $400,000. In September 2007, his base annual salary was increased to $420,000. In December 2008, Palm entered into an agreement with Mr. Brown to provide that upon termination of Mr. Brown’s employment with the Company his vested options will remain exercisable for a period of one year following his date of termination (but in no event later than the expiration of the term of the relevant option). In February 2009, Mr. Brown departed Palm under the terms of Palm’s standard severance agreement. See “Severance Payments upon Termination of Employment” beginning on page 48.

C. John Hartnett

In September 2003, in anticipation of Palm’s acquisition of Handspring, Inc., Palm entered into an offer letter agreement with C. John Hartnett, effective as of October 2003, which provides for: a base annual salary of $210,000, bonus eligibility at a target rate of 30%, sales incentive compensation eligibility with a target annual payout of $60,000 and a grant of an option to acquire 98,263 shares of Palm common stock (which number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006 and the October 24, 2007 Recapitalization Transaction), subject to a three-year vesting schedule, with 33% vesting after the first year and the balance vesting monthly thereafter. In September 2005, Mr. Hartnett was promoted to Senior Vice President, Worldwide Sales and Customer Services, his base annual salary was increased to $285,000 and his compensation was adjusted to provide for enhanced bonus eligibility in lieu of sales incentive compensation eligibility. In October 2005, his base annual salary was increased to $300,000 and his annual bonus target was adjusted to 60% of base annual salary in lieu of sales incentive compensation eligibility. In September 2006, his base annual salary was increased to $330,000. In September 2007, his base annual salary was increased to $400,000. In October 2008, Palm entered into an agreement with Mr. Hartnett to provide that upon termination of Mr. Hartnett’s employment with the Company his vested options will remain exercisable for a period of one year following his date of termination (but in no event later than the expiration of the term of the relevant option). In November 2008, Mr. Hartnett departed Palm under the terms of Palm’s standard severance agreement. See “Severance Payments upon Termination of Employment” beginning on page 48.

Grants of Plan-Based Awards in Fiscal Year 2009 Table

The table below shows the equity awards that were granted to each of the named executive officers during fiscal year 2009.

Name	Grant Date	Stock Awards (#)	Option Awards (#)(1)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock & Option Awards ($)(2)
Edward T. Colligan	07/06/08	—	400,000	$5.58	$952,280
Douglas C. Jeffries	01/06/09	—	350,000	3.57	670,425
Michael R. Abbott	—	—	—	—	—
Jeffrey P. Devine	08/06/08	—	350,000	6.70	1,000,475
Jonathan J. Rubinstein	07/06/08	—	400,000	5.58	952,280
Former Officers:
Andrew J. Brown	07/06/08	—	70,000	5.58	166,649
C. John Hartnett	07/06/08	—	50,000	5.58	119,035

(1)	Amounts reflect non-qualified stock options granted under the 1999 Stock Plan. With respect to Messrs. Colligan, Rubinstein, Brown and Hartnett, shares subject to the options vest over a four-year period in forty-eight equal monthly installments. With respect to Messrs. Jeffries and Devine, 25% of the shares subject to the options vest on the one-year anniversary of the grant date and the remainder vest in equal monthly installments over the subsequent three years.

(2)	Amounts represent the full grant date fair value of the non-qualified stock option awards granted in fiscal year 2009, calculated pursuant to SFAS No. 123(R), and do not reflect compensation realized by the named executive officer.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the outstanding options and stock awards—as adjusted, as appropriate, for the spin-off of PalmSource, Inc. effective as of October 28, 2003, a 100% stock dividend effective as of March 14, 2006 and the Recapitalization Transaction which closed on October 24, 2007—held at May 29, 2009 by the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Edward T. Colligan (2)	75,814	—		2.0570	02/05/13
	70,553	—		2.2070	06/15/11
	430,000	—		5.5410	10/08/14
	421,041	8,959	(3)	4.0410	06/06/15
	187,291	122,709	(4)	4.2510	12/12/13
	161,250	268,750	(5)	8.9100	11/06/14
	83,333	316,667	(6)	5.5800	07/06/15
						10,000	(7)	121,900
						20,000	(8)	243,800
						215,000	(9)	2,620,850
						215,000	(10)	2,652,850
Douglas C. Jeffries	—	350,000	(11)	3.5700	01/06/16
Michael R. Abbott	100,000	300,000	(12)	5.7900	05/06/15
						30,000	(13)	365,700
Jeffrey P. Devine	—	350,000	(14)	6.7000	08/06/15
Jonathan J. Rubinstein	437,500	562,500	(15)	8.9100	11/06/14
	—	1,000,000	(16)	8.9100	11/06/14
	83,333	316,667	(6)	5.5800	07/06/15
						375,000	(17)	4,571,250
						500,000	(18)	6,095,000
Former Officers:
Andrew J. Brown (19)	225,000	—		6.7960	12/17/14
	129,375	—		8.9100	11/06/14
	27,708	—		5.5800	07/06/15
C. John Hartnett (20)	29,500	—		5.5410	10/08/14
	21,534	—		3.4360	02/01/15
	68,834	—		2.7060	11/03/15
	80,208	—		4.2510	12/12/13
	150,000	—		8.9100	11/06/14
	16,666	—		5.5800	07/06/15

(1)	Market values have been estimated using a stock price of $12.19, which was the closing stock price on May 29, 2009.

(2)	Mr. Colligan ceased to be an employee of the Company as of July 12, 2009. For the terms of Mr. Colligan’s separation agreement with the Company, see “Severance Agreements” beginning on page 48.

(3)	The option was granted on June 6, 2005. The shares subject to the option vest and become exercisable monthly to be fully vested on June 6, 2009 assuming continued employment with the Company.

(4)	The option was granted on December 12, 2006. The shares subject to the option vest and become exercisable monthly to be fully vested on December 12, 2010 assuming continued employment with the Company.

(5)	The option was granted on November 6, 2007. The shares subject to the option vest and become exercisable monthly to be fully vested on November 6, 2011 assuming continued employment with the Company.

(6)	The option was granted on July 6, 2008. The shares subject to the option vest and become exercisable monthly to be fully vested on July 6, 2012 assuming continued employment with the Company.

(7)	The restricted stock was granted on June 6, 2005. The shares subject to the grant vest as to 25% of the shares on the first anniversary and yearly thereafter to be fully vested on June 6, 2009 assuming continued employment with the Company.

(8)	The restricted stock was granted on March 22, 2006. The shares subject to the grant vest as to 25% of the shares on the first anniversary and yearly thereafter to be fully vested on March 22, 2010 assuming continued employment with the Company.

(9)	The RSUs were granted on November 6, 2007. The shares subject to the grant vest in equal, annual tranches over a four-year period, provided that the closing price of Palm common stock achieves a pre-determined target of $17.00. Assuming continued employment with the Company and achievement of the target closing price of Palm common stock, these shares will be fully vested on November 6, 2011. If the closing price of Palm common stock does not reach $17.00 by November 6, 2011, the shares will be forfeited.

(10)	The restricted stock was granted on November 6, 2007. The shares subject to the grant vest in equal, annual tranches over a four-year period, provided that the closing price of Palm common stock achieves a pre-determined target of $12.75. Assuming continued employment with the Company and achievement of the target closing price of Palm common stock, these shares will be fully vested on November 6, 2011. If the closing price of Palm common stock does not reach $12.75 by November 6, 2011, the shares will be forfeited. On June 2, 2009, the closing price of Palm common stock was $12.96. Therefore, the shares are now vesting according to the schedule described above.

(11)	The option was granted on January 6, 2009. The shares subject to the option vest as to 25% of the shares on the first anniversary and monthly thereafter to be fully vested on January 6, 2013 assuming continued employment with the Company.

(12)	The option was granted on May 6, 2008. The shares subject to the option vest as to 25% of the shares on the first anniversary and monthly thereafter to be fully vested on May 6, 2012 assuming continued employment with the Company.

(13)	The RSUs were granted on May 6, 2008. The shares subject to the grant vest in full on May 6, 2010 assuming continued employment with the Company.

(14)	The option was granted on August 6, 2008. The shares subject to the option vest as to 25% of the shares on the first anniversary and monthly thereafter to be fully vested on August 6, 2012 assuming continued employment with the Company.

(15)	The option was granted on November 6, 2007. The shares subject to the option vest as to 25% of the shares on August 6, 2008 and monthly thereafter to be fully vested on August 6, 2011 assuming continued employment with the Company.

(16)

The option was granted on November 6, 2007 and consists of three tranches. The shares in each tranche subject to the option vest as to 25% of the shares on August 6, 2008 and monthly thereafter, provided that the closing price of Palm common stock achieves certain pre-determined targets for each tranche. The tranches of 333,334 shares, 333,333 shares and 333,333 shares have a pre-determined target for the closing price of Palm common stock of $12.75, $17.00 and $25.50, respectively. Assuming continued employment with the Company and achievement of the target closing price of Palm common stock for the respective tranches, these shares will be fully vested on August 6, 2011. If the closing price of Palm common stock does not reach the pre-determined target for the tranche, the shares in that tranche will be forfeited. On June 2, 2009, the closing price of Palm common stock was $12.96. Therefore, the tranche consisting of 333,334 shares tied to the $12.75 price target is now vesting according to the schedule described above.

(17)	The RSUs were granted on November 6, 2007. The shares subject to the grant vest as to 25% of the shares on August 6, 2008 and yearly thereafter to be fully vested on August 6, 2011 assuming continued employment with the Company.

(18)	The RSUs were granted on November 6, 2007 and consist of two equal tranches. The shares in each tranche subject to the grant vest as to 25% of the shares on August 6, 2008 and yearly thereafter, provided that the closing price of Palm common stock achieves pre-determined targets of $12.75 and $17.00 for the first and second tranches, respectively. Assuming continued employment with the Company and achievement of the target closing price of Palm common stock for the respective tranches, these shares will be fully vested on August 6, 2011. If the closing price of Palm common stock does not reach the pre-determined target for the tranche, the shares in that tranche will be forfeited. On June 2, 2009, the closing price of Palm common stock was $12.96. Therefore, the tranche consisting of 250,000 shares tied to the $12.75 price target is now vesting according to the schedule described above.

(19)	Mr. Brown departed Palm in February 2009. Mr. Brown’s vested options will remain exercisable until February 27, 2010.

(20)	Mr. Hartnett departed Palm in November 2008. Mr. Hartnett’s vested options will remain exercisable until November 28, 2009.

Options Exercised and Stock Vested in Fiscal Year 2009 Table

The following table sets forth information concerning option exercises and stock awards that vested during fiscal year 2009 by or for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Edward T. Colligan	699,607	$5,204,253	32,500	$240,943
Douglas C. Jeffries	—	—	—	—
Michael R. Abbott	—	—	—	—
Jeffrey P. Devine	—	—	—	—
Jonathan J. Rubinstein	—	—	—	—
Former Officers:
Andrew J. Brown	312,083	1,438,617	12,500	28,738
C. John Hartnett	109,158	641,762	2,500	5,973

(1)	Represents the amounts realized based on the difference between the market price of the Company’s common stock on the date of exercise and the exercise price.

(2)	Represents the amount realized based on the market price of the Company’s common stock on the vesting date.

Potential Payments Upon Change-of-Control and Termination of Employment

Each of our named executive officers is eligible to receive certain payments and benefits in connection with termination of employment under various circumstances. The potential benefits payable to our named executive officers, assuming a termination of employment on May 29, 2009 pursuant to any individual agreement with Palm, are described below.

Any actual amounts paid or distributed to our named executive officers as a result of one of the separation events occurring in the future may be different than those described below due to the fact that many factors affect the amounts of any payments described under the various separation events discussed below.

Potential Change of Control Payments

Change of Control Provisions in Palm’s 1999 Stock Plan

Palm’s 1999 Stock Plan, as amended, provides that in the event of Palm’s merger with or into another corporation or the sale of all or substantially all of Palm’s assets, the successor corporation may assume or substitute an equivalent award for each outstanding equity award. If, following such an assumption or substitution, the holder of an equity award is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 50% of the then unvested shares of common stock of Palm subject to his or her equity award will accelerate. If the outstanding equity awards are not assumed or substituted for in connection with a merger or sale of assets, the administrator of the 1999 Stock Plan will notify the participant that the equity award will be fully vested and exercisable, including shares that would not otherwise be vested or exercisable, for 15 days from the date of the notice. Thereafter, the equity award terminates.

For purposes of the 1999 Stock Plan, “cause” is generally defined as: (i) an act of personal dishonesty intended to result in substantial personal enrichment; (ii) a felony conviction; (iii) a willful act that constitutes gross misconduct and that is injurious to Palm; or (iv) continued violations of obligations to Palm following delivery by Palm of a written demand for performance. For purposes of the 1999 Stock Plan, “change of control” is generally defined as: (i) any person becoming the beneficial owner, directly or indirectly, of securities of Palm representing 50% or more of the total voting power represented by Palm’s then outstanding voting securities who is not already such as of the effective date of the 1999 Stock Plan; (ii) the sale or disposition of all or substantially all of Palm’s assets; (iii) the merger or consolidation of Palm with any other corporation, other than a merger or consolidation which would result in the voting securities of Palm outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of Palm or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) a change in the composition of the Board within two years that results in fewer than a majority of the directors being incumbent directors (as defined in the 1999 Stock Plan).

Management Retention Agreements

Palm has entered into Management Retention Agreements with each of the named executive officers, including Edward T. Colligan, Douglas C. Jeffries, Michael R. Abbott, Jeffrey P. Devine, Jonathan J. Rubinstein, Andrew J. Brown and C. John Hartnett. Mr. Colligan’s Management Retention Agreement has been superseded by his separation agreement, which is described below under “Severance Agreements” beginning on page 48. For each of the Management Retention Agreements, “change of control” is generally defined in the same manner as that term is defined under the 1999 Stock Plan, as discussed above.

Under each of Mr. Jeffries’, Mr. Abbott’s, Mr. Devine’s, Mr. Brown’s and Mr. Hartnett’s Management Retention Agreements, the named executive officer’s outstanding stock options, restricted stock and RSUs become fully vested (regardless of performance requirements) if, within three months prior to or 13 months following a change of control, his employment is terminated involuntarily by Palm or a successor entity other than for cause, death or disability or is terminated voluntarily by him for good reason, the named executive officer enters into a mutual release with Palm or its successor and the named executive officer complies with all of the terms of his employee and related agreements with Palm, including the non-solicitation of employees. Further, the Management Retention Agreements with all of the named executive officers listed above provide that each such officer is entitled to additional severance benefits if, within three months prior to or 13 months following a change of control, the named executive officer’s employment is terminated involuntarily by Palm or a successor entity other than for cause, death or disability or is terminated voluntarily by him for good reason and the named executive officer enters into a mutual release with Palm or its successor and the named executive officer complies with all of the terms of his employee and related agreements with Palm, including the non-solicitation of employees. These additional severance benefits include a severance payment equal to 100% of such named executive officer’s annual salary and target bonus in effect on the date of the change of control or his termination (whichever bonus amount is higher), continued Company-paid coverage of certain employee benefits (health, dental, vision, long-term disability and life insurance) for up to 18 months following his termination, pro-rated bonus payment in effect for the fiscal year in which the change of control or the named executive officer’s termination occurs (whichever bonus amount is higher), and a gross-up payment to eliminate the effects of any applicable “golden parachute” excise tax. For purposes of these Management Retention Agreements, “cause” is defined as: (i) the named executive officer’s willful dishonesty or fraud with respect to the business affairs of Palm; (ii) the named executive officer’s intentional falsification of any employment or Palm records; (iii) the named executive officer’s misappropriation of or intentional damage to the business or property of Palm, including (but not limited to) the improper use or disclosure of the confidential or proprietary information of Palm (excluding misappropriation or damage that results in a loss of little or no consequence to the business or property of Palm); (iv) the named executive officer’s conviction (including any plea of guilty or nolo contendere) of a felony that, in the judgment of the board of directors or its Compensation Committee, materially impairs his ability to perform his duties for Palm or adversely affects Palm’s reputation or standing in the community; or (v) the named executive officer’s refusal to perform any assigned duties reasonably expected of a person in his or her position after his receipt of written notice by the Chief Executive Officer or Chairman of Palm of such refusal and a reasonable opportunity to cure. For the purposes of these Management Retention Agreements, “voluntary termination for good reason” is defined as a named executive officer voluntarily resigning after the occurrence of any of the following: (i) a material reduction of the named executive officer’s duties, title, authority or responsibilities (but excluding a change in reporting relationships unaccompanied by a material reduction in the named executive officer’s duties, title, authority or responsibilities) relative to his duties, title, authority or responsibilities as in effect immediately prior to the change of control or immediately prior to such reduction; (ii) a material reduction by Palm in the named executive officer’s base salary as in effect immediately prior to the change of control or immediately prior to such reduction; (iii) the named executive officer’s relocation to a facility or working location more than thirty-five (35) miles from his facility or working location at such time; (iv) a material reduction by Palm in the aggregate level of employee benefits to which the named executive officer was entitled immediately prior to the change of control or immediately prior to such reduction (other than a reduction that generally applies to Palm employees); (v) the failure of Palm to obtain the assumption of the Management Retention Agreement by any successor; or (vi) the material breach by Palm of the Management Retention Agreement or the named executive officer’s offer letter.

The Management Retention Agreement with Mr. Rubinstein entitles him to full acceleration of the vesting of his outstanding stock options and full vesting of any shares of restricted stock and RSUs (regardless of performance requirements) upon a change of control or if within three months prior to a change of control his employment is terminated involuntarily by Palm other than for cause, death or disability or is terminated voluntarily by him for good reason and he complies with a non-solicitation of employees provision. The Management Retention Agreement with Mr. Rubinstein also provides that he is entitled to the same additional severance benefits as described above for other named executive officers (except that he is entitled to health and life insurance benefits for two years) if, within three months prior to or 12 months following a change of control, his employment is terminated involuntarily by Palm or a successor entity other than for cause, death or disability or is terminated voluntarily by him for good reason, he enters into a mutual release with Palm or its successor and he complies with a non-solicitation provision. For the purposes of Mr. Rubinstein’s Management Retention Agreement, “cause” is defined as (i) an act of personal dishonesty that Mr. Rubinstein takes in connection with his responsibilities as an employee and intended to result in his substantial personal enrichment, (ii) Mr. Rubinstein’s conviction of a felony that negatively reflects on his fitness to perform his duties or harms Palm’s reputation in business, (iii) Mr. Rubinstein’s willful misconduct, which is injurious to Palm (or any subsidiary thereof that employs him at such time), or (iv) Mr. Rubinstein’s failure to perform the duties of his position (as they may exist from time to time) to the reasonable satisfaction of Palm’s board of directors after receipt of a written warning and after he has had 30 days to cure such failure to perform. For the purposes of Mr. Rubinstein’s Management Retention Agreement, “voluntary termination for good reason” is defined as

Mr. Rubinstein voluntarily resigning after the occurrence of any of the following without Mr. Rubinstein’s express written consent: (i) a material reduction of Mr. Rubinstein’s duties, title, authority or responsibilities, relative to his duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to him of such reduced duties, title, authority or responsibilities; (ii) a material reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to Mr. Rubinstein immediately prior to such reduction; (iii) a reduction by Palm in Mr. Rubinstein’s base salary as in effect immediately prior to such reduction; (iv) a material reduction by Palm in the aggregate level of employee benefits, including bonuses, to which Mr. Rubinstein was entitled immediately prior to such reduction with the result that his aggregate benefits package is materially reduced (other than a reduction that generally applies to Palm employees); (v) Mr. Rubinstein’s relocation to a facility or working location more than 35 miles from his facility or working location at such time; (vi) Palm’s failure to obtain the assumption of this agreement by any successors; (vii) the breach by Palm of Mr. Rubinstein’s Severance Agreement, Offer Letter or Management Retention Agreement; or (viii) any act or set of facts or circumstances which would, under California case law or statute constitute Mr. Rubinstein’s constructive termination.

The table below shows the amounts payable to the named executive officers under the Management Retention Agreements, as applicable, upon a change of control, or following a change of control or within three months prior to a change of control, upon an involuntary termination other than for cause, death or disability or voluntary termination by the named executive officer for good reason, as if the named executive officer’s employment was terminated as of May 29, 2009, the last day of Palm’s fiscal year.

Name	Annual Compensation ($)(1)	Pro-Rated Bonus Payment ($)(2)	Award Vesting Acceleration ($)(3)	Benefits ($)(4)	Tax Gross Up ($)(5)	Total ($)
Edward T. Colligan (6)	$—	$—	$—	$—	$—	$—
Douglas C. Jeffries	600,000	200,000	3,017,000	22,184	617,348	4,456,532
Michael R. Abbott	675,000	225,000	2,285,700	22,346	—	3,208,046
Jeffrey P. Devine	637,500	212,500	1,921,500	22,336	—	2,793,836
Jonathan J. Rubinstein (7)	600,000	—	17,884,419	23,870	5,710,258	24,218,547

(1)	Per the terms of each named executive officer’s Management Retention Agreement, annual compensation includes annual base salary and 100% of the named executive officer’s annual bonus target.

(2)	Per the terms of each named executive officer’s Management Retention Agreement, the pro-rated bonus payment is a lump-sum cash payment equal to 100% of the higher of (A) the named executive officer’s target bonus in effect for the fiscal year in which the change of control occurs or (B) the named executive officer’s target bonus in effect for the fiscal year in which the named executive officer’s termination occurs, pro-rated for the number of days prior to the named executive officer’s termination during such fiscal year.

(3)	Amounts represent the spread between strike price and Palm’s closing market price per share on May 29, 2009, or $12.19, multiplied by the number of shares subject to acceleration.

(4)	Per the terms of the Management Retention Agreement for each named executive officer, other than Mr. Rubinstein, benefits include Company-paid premiums for medical, dental, vision and life insurance coverage for the named executive officer and dependents for up to eighteen months. Per the terms of Mr. Rubinstein’s Management Retention Agreement, benefits include Company-paid premiums for health, dental, vision, long-term disability and life insurance coverage for Mr. Rubinstein and his dependents for up to two years.

(5)	Pursuant to the golden parachute excise tax calculation, only Messrs. Jeffries and Rubinstein would be entitled to a tax gross-up. The gross-up is calculated assuming the highest federal and state marginal income tax rates.

(6)	On June 10, 2009, Palm entered into a separation agreement with Mr. Colligan. Pursuant to the separation agreement, described below, Mr. Colligan no longer is entitled to payments and benefits under his Management Retention Agreement.

(7)	On June 10, 2009, Mr. Rubinstein’s salary was increased to $850,000 and his target bonus was set at 100% of base annual salary. As a result, his cash severance amounts, including gross-up payments, would correspondingly increase.

Severance Payments Upon Termination of Employment

Severance Agreements

Palm has entered into Severance Agreements with each of the named executive officers, including Edward T. Colligan, Douglas C. Jeffries, Michael R. Abbott, Jeffrey P. Devine, Jonathan J. Rubinstein, Andrew J. Brown and C. John Hartnett. Mr. Colligan’s Severance Agreement has been superseded by his separation agreement, which is described below.

Pursuant to the Severance Agreements, each of Mr. Jeffries, Mr. Abbott, Mr. Devine, Mr. Rubinstein, Mr. Brown and Mr. Hartnett is entitled to severance benefits if his employment is terminated involuntarily by Palm other than for cause, death or disability or voluntarily by the employee for good reason and the employee enters into a mutual release with Palm, complies with all of the terms of their respective Severance Agreements, including the non-solicitation of employees and (other than for Mr. Rubinstein) non-disparagement provision, and does not qualify for payments and benefits under his Management Retention Agreement. The severance benefits include a lump-sum payment equal to 100% of annual base salary, one year of accelerated vesting of options (excluding any shares that would vest solely or have their vesting accelerate upon the achievement of performance objectives), vesting of one-half of any shares of restricted stock and RSUs (excluding any shares that vest solely or have their vesting accelerate upon the achievement of performance objectives) and certain employer-paid health benefits for one year if the employee elects continuation coverage. Under the terms of the Severance Agreements, a termination event will not be deemed to have occurred where an individual is employed by a subsidiary of Palm and Palm distributes the securities of such subsidiary to Palm’s stockholders. For purposes of each of the named executive officer’s Severance Agreements, “cause” and “good reason” are defined in the same manner as those terms are defined in his respective Management Retention Agreement, as discussed above.

Pursuant to his separation agreement, Mr. Colligan is entitled to receive: a lump sum payment of $800,000, payable in twelve equal monthly installments commencing August 12, 2009; an additional lump sum payment of $400,000, payable on July 12, 2010; and certain employer-paid health benefits for up to eighteen months if he elects continuation coverage. In addition, the benefits under the separation agreement include: one year of accelerated vesting of options; an additional six months of accelerated vesting of options conditioned on Mr. Colligan’s compliance with the obligations described below; two years of accelerated vesting of RSUs, regardless of performance-based vesting criteria; one year of accelerated vesting of RSUs, regardless of performance-based vesting criteria, conditioned on Mr. Colligan’s compliance with the obligations described below; one year of accelerated vesting of restricted stock that does not have performance-vested criteria; and eighteen months of accelerated vesting of restricted stock, regardless of performance-based vesting criteria. So long as Mr. Colligan complies with the obligations described below, any options to acquire Palm common stock in which Mr. Colligan will vest on or prior to the termination of his employment, together with any options that vest pursuant to the separation agreement, will remain outstanding and exercisable until January 12, 2011. As part of the separation agreement, Mr. Colligan has agreed to non-competition, non-solicitation and other standard post-separation obligations.

The table below shows the amounts payable (i) to the named executive officers (other than Mr. Colligan) under the Severance Agreements upon involuntary termination other than for cause, death or disability or voluntary termination by the named executive officer for good reason, as if the named executive officer’s employment was terminated as of May 29, 2009, the last day of Palm’s fiscal year, and (ii) to Mr. Colligan under his separation agreement as if Mr. Colligan’s employment terminated as of July 12, 2009.

Name	Cash Compensation ($)(1)	Award Vesting Acceleration ($)(2)	Benefits ($)(3)	Total ($)
Edward T. Colligan	$1,200,000	$7,771,267	$26,612	$8,997,879
Douglas C. Jeffries	400,000	1,005,661	17,741	1,423,402
Michael R. Abbott	450,000	822,850	17,741	1,290,591
Jeffrey P. Devine	425,000	840,656	16,949	1,282,605
Jonathan J. Rubinstein	600,000	3,766,625	12,847	4,379,472

(1)	Per the terms of the Severance Agreement for each named executive officer, other than Mr. Colligan, cash severance is 100% of a named executive officer’s annual base salary. On June 10, 2009, Palm entered into a separation agreement with Mr. Colligan. Pursuant to the separation agreement, described above, Mr. Colligan is potentially entitled to receive $1,200,000 in payments.

(2)	Amounts represent the spread between strike price and Palm’s closing market price per share on the date of determination, multiplied by the number of shares subject to acceleration. For all named executive officers other than Mr. Colligan, the date of determination was May 29, 2009, and Palm’s closing market price per share on that date was $12.19. With respect to Mr. Colligan, the number of shares subject to acceleration is the number determined under the separation agreement he entered into with the Company, described above, assuming a July 12, 2009 separation, the maximum acceleration provided under the separation agreement, and a market price per share of $14.81, the closing price on Friday, July 10, 2009.

(3)	Per the terms of the Severance Agreement for each named executive officer, other than Mr. Colligan, benefits include Company-paid premiums for medical/health, dental and vision for the named executive officer and dependents for one year. Per the terms of Mr. Colligan’s separation agreement, benefits include Company-paid premiums for health, dental and vision for Mr. Colligan and dependants for eighteen months.

EQUITY COMPENSATION PLANS

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes Palm’s equity compensation plans as of May 29, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	20,311,005	(1)	$6.01	15,278,578	(2)(3)
Equity compensation plans not approved by security holders	—		—	—

(1)	This number of shares does not include outstanding options to purchase 3,350,825 shares of Palm common stock assumed through various mergers and acquisitions and inducement awards granted under the Nasdaq Marketplace Rules in connection with our Recapitalization Transaction. At May 29, 2009 these options had a weighted average exercise price of $6.24 per share. Except for shares of common stock underlying the options outstanding under the plans assumed through such mergers and acquisitions and the inducement grants, there are no shares of common stock reserved under these plans, including shares for new grants. In the event that any such assumed option is not exercised, no further option to purchase shares of common stock will be issued in place of such unexercised option. However, we have the authority, if necessary, to reserve additional shares of common stock under these plans to the extent such shares are necessary to effect an adjustment to maintain option value, including intrinsic value, of the outstanding options under these plans in specific circumstances.

(2)	This number of shares includes 7,937,469 shares of common stock reserved for future issuance under our 1999 Employee Stock Purchase Plan, as amended (the “1999 ESPP”), 6,700,038 shares of Palm common stock reserved for future issuance under the Palm 1999 Stock Plan, and 641,071 shares of Palm common stock reserved for future issuance under the 2001 Stock Option Plan for Non-Employee Directors.

(3)	The Palm 1999 Stock Plan also provides for annual increases on the first day of each fiscal year in the number of shares available for issuance under the Palm 1999 Stock Plan equal to 5% of the outstanding shares of Palm common stock on such date, or a lesser amount as may be determined by the board of directors. In addition, the 1999 ESPP provides for annual increases on the first day of each fiscal year in the number of shares available for issuance under the 1999 ESPP equal to the lesser of 2% of the outstanding shares of common stock on such date, 1,479,582 shares or an amount determined by the board of directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2009, Gordon A. Campbell, Fred D. Anderson and D. Scott Mercer served as members of the Compensation Committee of Palm’s board of directors, none of whom is or has been an officer or employee of Palm or any of its subsidiaries. None of Palm’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on Palm’s Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Palm has adopted a written policy for approval of transactions between Palm and its directors, director nominees, executive officers, greater than 5% beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single fiscal year. The policy provides that the Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve those transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, Palm’s board of directors has delegated authority to the chairperson of the Audit Committee to pre-approve transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the chairperson is provided to the full Audit Committee for its review in connection with each regularly scheduled Audit Committee meeting.

The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), director or less than 10% beneficial owner if the amount of business does not exceed the greater of $1,000,000 or 2% of that entity’s total annual revenues; and

•

contributions to non-profit organizations at which a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the lesser of $120,000 or 2% of the non-profit organization’s total annual receipts.

A summary of any new transactions covered by the standing pre-approvals described above is provided to the Committee for its review in connection with each regularly scheduled meeting of the Committee.

PROPOSAL NO. 2

APPROVAL OF PALM’S 2009 STOCK PLAN

Overview

The board of directors unanimously adopted and approved Palm’s 2009 Stock Plan (the “2009 Stock Plan”) on July 22, 2009, and is submitting the 2009 Stock Plan to stockholders for their adoption and approval at the Annual Meeting. The board of directors believes that Palm’s interests are best advanced by providing an incentive for the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, to continue working toward and contributing to the success and progress of the Company and such an incentive being directly tied to such success and progress. The 2009 Stock Plan allows grants of incentive and nonqualified stock options, stock appreciation rights, restricted stock bonuses, restricted stock purchase rights, restricted stock units, performance shares and performance units. The board of directors has adopted and approved the 2009 Stock Plan to permit Palm to continue to use stock-based compensation to align stockholder and participant interests and to motivate participants providing services to the Company. Palm’s stock-based compensation program is currently operated under the Company’s 1999 Stock Plan (the “1999 Stock Plan”). Upon approval of the 2009 Stock Plan by stockholders, the 1999 Stock Plan will be frozen with respect to new awards effective as of the date of the Annual Meeting. As such, if the 2009 Stock Plan is approved by stockholders, no further awards will be made under the 1999 Stock Plan from and after the date of the Annual Meeting. The share reserve for the 2009 Stock Plan is equal to the number of shares remaining in the 1999 Stock Plan on July 22, 2009, and will be further reduced by any shares issued under outstanding awards under the 1999 Stock Plan after July 22, 2009.

Why You Should Vote For the 2009 Stock Plan

The board of directors recommends that stockholders adopt and approve the 2009 Stock Plan because it believes Palm’s ability to grant equity-based awards continues to be crucial in allowing the Company to effectively compete for and appropriately motivate and reward key talent. Equity is an expected and important part of the total compensation package offered by Palm to both its executive officers and to non-executives, especially in the highly competitive markets for top technical talent in the software and electronics industries and in Silicon Valley. If Palm is unable to provide sufficient equity as part of its total compensation package, cash compensation would have to be increased substantially for Palm to compete. It is in the long-term interest of both Palm and its stockholders to strengthen the Company’s ability to attract, motivate and retain employees, directors and certain other service providers, to provide additional incentive for those persons through stock ownership and other incentives to improve Palm’s operating and overall financial performance, and to strengthen the mutuality of interest between those persons and Palm’s stockholders.

Promotion of Good Corporate Governance Practices

The board of directors believes the use of stock-based incentive awards promotes best practices in corporate governance by maximizing stockholder value. By providing participants in the 2009 Stock Plan with a stake in the Company’s success, the interests of the participants are aligned with those of Palm’s stockholders. Specific features of the 2009 Stock Plan that are consistent with good corporate governance practices include, but are not limited to:

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options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date, except under very limited circumstances associated with the assumption or substitutions of options or stock appreciation rights in connection with the acquisition of other companies;

•

there can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the award in exchange for cash or a replacement award at a lower price or by reducing the exercise price of the award;

•

no more than 10% of the shares subject to the 2009 Stock Plan may be issued under awards of restricted stock bonuses, restricted stock purchase rights, restricted stock units, performance shares or performance units (“full value awards”) that are scheduled to become fully vested in less than three years or, in the case of such arrangements that are tied to satisfaction of performance criteria, in less than one year from the grant date of such awards;

•

a “change in control” will occur under the 2009 Stock Plan only upon the consummation of an event described in the definition and not merely upon stockholder approval of a transaction or the commencement or announcement of a tender or exchange offer for the Company’s shares; and

•	awards generally may not be transferred except by will or the laws of descent and distribution.

Key Data

The following table includes information regarding all of Palm’s outstanding equity awards and shares available for future awards under the Company’s equity plans as of July 22, 2009 (and without giving effect to this Proposal No. 2):

Total shares underlying all outstanding options and stock appreciation rights:	23,164,446
Weighted average exercise price of outstanding options and stock appreciation rights:	$7.71
Weighted average contractual right life of outstanding options and stock appreciation rights (in years):	5.69
Total shares underlying all outstanding and unvested restricted stock bonuses, restricted stock purchase rights, restricted stock unit, performance share and performance unit awards:	1,673,853
Shares available for future awards that could be used under the 1999 Stock Plan (1) :	10,246,015

(1)	Any of these shares that are remaining will cease to be available under the 1999 Stock Plan, and will become available under the 2009 Stock Plan, upon adoption and approval of the 2009 Stock Plan by Palm’s stockholders.

Section 162(m) of the Code

The board of directors believes that it is in the best interests of Palm and its stockholders to continue to provide for an equity incentive plan under which compensation awards made to Palm’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the 2009 Stock Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, under Section 162(m), in order for Palm to be able to deduct compensation in excess of $1,000,000 paid in any one year to its Chief Executive Officer or any of its three other most highly compensated executive officers (other than its Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Palm’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2009 Stock Plan, each of these aspects is discussed below, and stockholder approval of the 2009 Stock Plan will be deemed to constitute approval of each of these aspects of the 2009 Stock Plan for purposes of the approval requirements of Section 162(m).

Plan Summary

The following is a summary of the principal features and material terms of the 2009 Stock Plan. This summary does not purport to be a complete description of all the provisions of the 2009 Stock Plan and is qualified in its entirety by reference to the complete text of the 2009 Stock Plan, which is set forth in Appendix A to this proxy statement.

Administration

The board of directors or any or its committees will administer the 2009 Stock Plan and are all collectively and separately the 2009 Stock Plan administrator. The Compensation Committee currently is and historically has been the administrator. Subject to the express provisions of the 2009 Stock Plan, the administrator is authorized and empowered to (i) determine the fair market value of Palm common stock; (ii) determine from time to time to whom awards may be granted and under what circumstances; (iii) approve forms of award agreements for use under the 2009 Stock Plan; (iv) determine the terms and conditions, consistent with the terms of the 2009 Stock Plan, of any award granted under the 2009 Stock Plan; (v) with the approval of stockholders, reduce the exercise price of any award granted under the 2009 Stock Plan to the then current fair market value if the fair market value of the Palm common stock covered by such award has declined since the date the award was granted; (vi) with the approval of stockholders, institute an award exchange program; (vii) construe and interpret the terms of the 2009 Stock Plan and awards under it; (viii) prescribe, amend and rescind rules and regulations relating to the 2009 Stock Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred treatment under foreign laws; (ix) modify or amend each award; (x) allow participants to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued; (xi) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an award under the 2009 Stock Plan; (xii) delegate some or all of its authority to the extent not prohibited by applicable laws or any express limitations set forth by the board of directors; and (xiii) make all other determinations deemed necessary or advisable for administering the 2009 Stock Plan. Notwithstanding the foregoing, other than in connection with a change in control or a participant’s termination of service due to death, disability or retirement, no more than ten percent (10%) of the aggregate number of shares subject to the 2009 Stock Plan may be issued under full value awards that fail to satisfy the minimum vesting requirements described above or for which the administrator may accelerate vesting or waive forfeiture or repurchase restrictions that causes such award to fail to satisfy such minimum vesting requirements.

Participants

Any person who is a current employee of the Company or of any subsidiary will be eligible for selection by the administrator for the grant of awards under the 2009 Stock Plan. In addition, directors and any service providers who have been retained to provide consulting, advisory or other services to the Company or to any subsidiary will be eligible for the grant of awards under the 2009 Stock Plan. Options intending to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code may only be granted to employees of Palm or any of its subsidiaries. As of June 30, 2009, approximately 940 employees and seven non-employee directors would have been eligible to participate in the 2009 Stock Plan. The Company historically has not granted awards to consultants.

Shares Subject to the 2009 Stock Plan and to Awards

Palm is not requesting that stockholders approve an increase in the total number of shares of Palm common stock that are available for awards. The number of shares being requested for the 2009 Stock Plan is identical to the number of shares that will no longer be available under the 1999 Stock Plan when it expires.

The aggregate number of shares of Palm common stock issuable pursuant to the 2009 Stock Plan may not exceed 31,188,059 shares (which represents the shares of Palm common stock authorized, but not issued under the 1999 Stock Plan as of July 22, 2009, the date that the 2009 Stock Plan was adopted by the board of directors, including shares subject to outstanding options and restricted stock units issued under the 1999 Stock Plan), reduced by any shares of Palm common stock issued after July 22, 2009 under the terms of any award previously granted under the 1999 Stock Plan. As of July 22, 2009, 20,942,044 shares were subject to outstanding awards under the 1999 Stock Plan but not yet issued.

As such, if the 2009 Stock Plan is approved by shareholders, approximately 10,246,015 shares will initially be available for awards under the 2009 Stock Plan consisting of shares that, as of July 22, 2009, remained available for issuance under future awards that could have been granted under the 1999 Stock Plan (which shares will cease to be available for issuance under the 1999 Stock Plan upon stockholder approval of the 2009 Stock Plan).

The aggregate number of shares issued under the 2009 Stock Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award. If an award under which shares have not yet been issued expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an award exchange program approved by the stockholders, or is forfeited back to or repurchased at cost by Palm, the unpurchased (or forfeited or repurchased, as applicable) shares which were subject to such an award will become available for future grant or sale under the 2009 Stock Plan (unless the 2009 Stock Plan has terminated). Shares that have actually been issued under the 2009 Stock Plan under any award will not be returned to the 2009 Stock Plan and will not become available for future distribution under the 2009 Stock Plan, except that if shares are reacquired by Palm at no cost or repurchased by Palm at their original purchase price, such shares will become available for future grant under the 2009 Stock Plan.

The maximum aggregate number of shares that may be subject to awards of stock options or stock appreciation rights granted under the 2009 Stock Plan in any one fiscal year to any one participant will be 3,000,000, which number will be subject to possible adjustment upon a change in Palm’s capitalization. The maximum aggregate number of shares that may be subject to awards of restricted stock bonuses, restricted stock purchase rights, restricted stock units, performance shares or performance units that are intended to qualify as performance-based compensation under Section 162(m) of the Code granted under the 2009 Stock Plan in any one fiscal year to any one participant will be 2,000,000, which number will be subject to possible adjustment upon a change in Palm’s capitalization.

Option Awards

The administrator will establish the exercise price per share under each option, which, other than in the event of options granted in connection with a merger or other acquisition, will not be less than the fair market value of a share on the date the option is granted. The administrator will establish the term of each option. Options granted under the 2009 Stock Plan may either be ISOs or options which are not intended to qualify as ISOs, or nonqualified stock options (“NQSOs”). The 2009 Stock Plan prohibits repricing stock options without stockholder approval.

Stock Appreciation Rights

A stock appreciation right provides the right to the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the 2009 Stock Plan (“stapled SARs”) or not in conjunction with other awards (“stand-alone SARs”). All stand-alone SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the 2009 Stock Plan. All stapled SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate. The 2009 Stock Plan prohibits repricing stock appreciation rights without stockholder approval.

Restricted Stock Purchase Rights; Restricted Stock Bonuses; Restricted Stock Units

A restricted stock purchase right is the right to purchase Palm common stock subject to the terms, conditions and restrictions related to the offer, including the number of shares that the participant will be entitled to purchase as the administrator deems appropriate. A restricted stock bonus is an award or issuance of shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued service or performance conditions) and terms as the administrator deems appropriate. A restricted stock unit is an award denominated in units of shares under which the issuance of shares is subject to conditions (including continued service or performance conditions) and terms as the administrator deems appropriate. Participants holding shares acquired under a restricted stock purchase right or restricted stock bonus may receive dividends on such shares. Shares underlying restricted stock units will not be entitled to dividends or dividend equivalents until such shares are actually issued to the participant.

Performance Units and Performance Shares

A performance unit is the right to receive the value of one share of Palm common stock at the time the performance unit vests. Performance shares are granted through the issuance of shares of Palm common stock, which may be retained by the participant receiving such grant without the risk of return to Palm upon the vesting of such performance shares. The administrator will establish the performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under an award of performance units or performance shares, which criteria may be based on financial performance and/or personal performance evaluations.

Deferral of Gains

The administrator may, in an award agreement or otherwise, provide for the deferred delivery of shares upon settlement, vesting or other events with respect to restricted stock units or in payment or satisfaction of a performance unit.

Qualifying Performance Criteria

The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on qualifying performance criteria designed to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. The administrator will determine performance criteria applicable to an award and may provide for a targeted level or levels of achievement using one or more of the following measures: (a) cash position, (b) expenses, (c) gross margin, (d) net income, (e) operating cash flow, (f) operating income, (g) operating profit, (h) earnings before or after any of, or any combination of, interest, taxes, depreciation or amortization (EBITDA), (i) share price (including growth measures, total stockholder return or attainment by the shares of a specified value for a specified period of time), (j) reductions in expense levels in each case, where applicable, determined either on a company-wide basis or in respect of any one or more business units, (k) net economic value, (l) market share, (m) annual net income to common stock, (n) earnings per share, (o) annual cash flow provided by operations, (p) changes in annual revenues, (q) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures, (r) economic value added, (s) sales, (t) costs, (u) results of customer satisfaction surveys, (v) aggregate product price and other product price measures, (w) product quality measures, (x) service reliability, (y) operating and maintenance cost management, (z) production availability performance measures, (aa) debt rating, (bb) achievement of business or operational goals such as market share and/or business development, (cc) operating margin, (dd) return measures (including return on assets, equity, or sales), (ee) revenue, (ff) total stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders and/or other class(es) of stockholders), and/or (gg) unit sales. The performance criteria may differ from participant to participant and from award to award.

Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis (including shares outstanding, fully diluted shares, shares on an as-converted basis or any combination thereof), (iv) against the performance of the Company as a whole or of a business unit of the Company or by product or product line, (v) on a pre-tax or after-tax basis, and/or (vi) on a GAAP or non-GAAP basis.

Amendment and Termination

The board of directors may at any time amend, alter, suspend or terminate the 2009 Stock Plan. No amendment, alteration, suspension or termination of the 2009 Stock Plan may be made that would materially impair the rights of the holder of an award, without such holder’s consent. Palm will obtain stockholder approval of any 2009 Stock Plan amendment to the extent necessary or desirable to comply with applicable laws.

Additionally, Palm will obtain stockholder approval of any amendment to the 2009 Stock Plan that: (i) increases the number of shares subject to the 2009 Stock Plan; or (ii) expands the scope of individuals who are eligible to receive awards under the 2009 Stock Plan.

Change in Control

In the event of a merger, consolidation or similar transaction to which Palm is a party with or into another corporation or other entity, or the sale, exchange, lease or other transfer of all or substantially all of the assets of the Company, the board of directors or the board of directors of any surviving entity or acquiring entity may provide or require that each outstanding award be assumed or an equivalent award substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the award, the award will vest in full and become immediately exercisable.

Adjustments

If any change is made in Palm’s capital structure or the common stock subject to the 2009 Stock Plan, or subject to any award, without the receipt of consideration by the Company, the number of shares of Palm common stock or other securities of the Company or other property covered by each outstanding award, as well as the purchase price to obtain the Palm common stock or other securities or property covered by each such outstanding award, will be appropriately adjusted for any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in Palm’s corporate structure affecting the shares, such that an adjustment is determined by the administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2009 Stock Plan. Such adjustment will be made by the administrator, whose determination in that respect will be final, binding and conclusive.

Transferability

Unless determined otherwise by the administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. The administrator also may impose restrictions on any shares acquired pursuant to the exercise of an award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange, market system or other securities market on which shares are then listed or traded, or any blue sky or state securities laws.

Effective Date and Termination of the 2009 Stock Plan

The 2009 Stock Plan will become effective on September 30, 2009, subject to approval by the stockholders. The 2009 Stock Plan will remain available for the grant of awards until the tenth (10th) anniversary of the effective date.

Federal Income Tax Treatment

The following is a brief description of Palm’s understanding of the federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to the 2009 Stock Plan. This description is intended to be a summary of applicable federal law and regulations as currently in effect and may be inapplicable if such laws or regulations are changed. This description is not intended to be exhaustive or constitute tax advice and does not address any state, local or foreign tax consequences. 2009 Stock Plan participants should consult their individual tax advisors.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). NQSOs do not comply with such requirements.

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price). If a participant disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize both ordinary income and capital gain in the year of disposition. Palm is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, Palm will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. Palm does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.

A participant is not taxed on the grant of an NQSO. On exercise, the participant recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. Palm is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income. The participant’s gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. Palm does not receive a deduction for this gain.

Stock Appreciation Rights

A participant is not taxed on the grant of a stock appreciation right. On exercise, the participant recognizes ordinary income equal to the cash or the fair market value of any shares received. Palm is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income.

Restricted Stock Purchase Rights; Restricted Stock Bonuses; Restricted Stock Units

Participants granted restricted stock purchase rights, restricted stock bonuses or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, the participant generally recognizes ordinary income in an amount equal to the fair market value of the stock or units at such time, and Palm will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of a restricted stock bonus or the exercise of a restricted stock purchase right, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to Palm (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares issued pursuant to an award of a restricted stock bonus or restricted stock purchase right generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Units and Performance Shares

A participant will have taxable income at the time a performance unit of performance shares becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m)

For the individual serving as Palm’s Chief Executive Officer at the end of the taxable year and for the individuals serving as officers of Palm or any of its subsidiaries at the end of such year who are among the three highest compensated officers (other than the Chief Executive Officer and Chief Financial Officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by Palm and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” Palm expects that NQSOs, ISOs and stock appreciation rights should qualify as performance-based compensation. The Compensation Committee may establish performance conditions and other terms with respect to grants of restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares and performance units in order to qualify such grants as performance-based compensation for purposes of Section 162(m).

New Plan Benefits

The benefits that will be awarded or paid under the 2009 Stock Plan are not currently determinable. Such awards are within the discretion of the 2009 Stock Plan administrator and the administrator has not determined future awards or who might receive them.

Vote Required

If a quorum is present and voting at the Annual Meeting, the affirmative vote of a majority of the votes cast is required for the adoption and approval of the 2009 Stock Plan. Abstentions are deemed to be votes cast and thereby have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast and thereby do not affect the outcome of the voting on the proposal.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” adoption and approval of the 2009 Stock Plan.

PROPOSAL NO. 3

APPROVAL OF PALM’S 2009 EMPLOYEE STOCK PURCHASE PLAN

Overview

The board of directors unanimously adopted and approved Palm’s 2009 Employee Stock Purchase Plan (the “2009 ESPP”) on July 22, 2009, and is submitting the 2009 ESPP to stockholders for their adoption and approval at the Annual Meeting. The board of directors believes that Palm’s interests are best advanced by aligning stockholder and employee interests. The 2009 ESPP is intended to provide Palm’s eligible employees with an opportunity to participate in Palm’s success by permitting them to acquire an ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of shares of Company common stock at a discount from the market price. Palm’s employee stock purchase plan is currently operated under the Company’s 1999 Employee Stock Purchase Plan (the “1999 ESPP”). Upon approval of the 2009 ESPP by stockholders, the 1999 ESPP will be frozen effective as of the date of the Annual Meeting with respect to future Offering Periods. All existing Offering Periods and Purchase Periods will continue under the terms of the 1999 ESPP. If the 2009 ESPP is approved by stockholders, from and after the date of the Annual Meeting, no new Offering Periods will commence under the 1999 ESPP. The share reserve for the 2009 ESPP is equal to the number of shares remaining in the 1999 ESPP on July 22, 2009, and will be further reduced by any shares issued under the 1999 ESPP after July 22, 2009.

Why You Should Vote For the 2009 ESPP

The board of directors recommends that stockholders adopt and approve the 2009 ESPP because it believes the opportunity to participate in Palm’s success and to acquire an ownership interest in the Company at a discount from the market price is an important element of Palm’s compensation philosophy and package and helps the Company compete for and appropriately motivate and reward all of its employees. It is in the long-term interest of both Palm and its stockholders to strengthen the Company’s ability to attract, motivate and retain employees, to provide additional incentive for employees through stock ownership to improve Palm’s operating and overall financial performance, and to strengthen the mutuality of interest between Palm’s employees and stockholders.

Plan Summary

The following is a summary of the principal features and material terms of the 2009 ESPP. This summary does not purport to be a complete description of all the provisions of the 2009 ESPP and is qualified in its entirety by reference to the complete text of the 2009 ESPP, which is set forth in Appendix B to this proxy statement.

Key Provisions

The following is a summary of key provisions of the 2009 ESPP:

Effective Date:	Subject to stockholder approval, October 1, 2009.

Shares Authorized:	The aggregate number of shares of Palm common stock issuable pursuant to the 2009 ESPP may not exceed 9,417,051 (which represents the shares of Palm common stock authorized, but not issued, under the 1999 ESPP as of July 22, 2009, the date that the 2009 ESPP was adopted by the board of directors), reduced by any shares of Palm common stock issued pursuant to the 1999 ESPP after July 22, 2009.

Offering:	24 months, or such other period as determined by the 2009 ESPP administrator. The first new Offering will begin on October 1, 2009. Existing Offerings under the 1999 ESPP as of the Effective Date will continue under the terms of the 1999 ESPP.

Purchase Period:	The approximately six-month period commencing after the last trading day of each Purchase Period and ending with the last trading day of the next following Purchase Period (six months thereafter).

Purchase Price:	Employees participating in the 2009 ESPP may purchase shares of Palm common stock at 85% of the fair market value of a share on the first day of the Offering or the last day of the Purchase Period, whichever is lower, unless the 2009 ESPP administrator specifies a different purchase price prior to the commencement of the Offering.

Participation Limits:	An employee’s right to purchase Palm common stock under the 2009 ESPP may not accrue at a rate which exceeds (i) 3,000 shares of Palm common stock per Purchase Period or (ii) $25,000 per year of the fair market value of Palm common stock.

Amendment and Termination:

No amendment, suspension or termination will be effective without stockholder approval if applicable law or NASDAQ Global Select Market rules require such approval.

Amendments to, or termination of, the 2009 ESPP will not adversely affect the rights of a participant in any way under any options previously granted without such participant’s consent.

Eligibility

All Palm employees who (i) work more than twenty hours per week and (ii) work more than five months in any calendar year on or before the first day of the applicable Offering will be eligible to participate in the 2009 ESPP. However, an employee will not be eligible to participate if, as a result of participating, that employee would hold 5% or more of the total combined voting power or value of all classes of Palm stock or of any Palm subsidiary. As of June 30, 2009, approximately 940 employees, including ten executive officers, would have been eligible to participate in the 2009 ESPP.

Administration

The board of directors or a committee of members of the board of directors (the “Administrator”) will oversee the administration of the 2009 ESPP. The Compensation Committee currently is and historically has been the Administrator. The Administrator will have full power and authority to adopt rules and regulations to administer the 2009 ESPP, to interpret the provisions of the 2009 ESPP and, subject to the express terms of the 2009 ESPP, to establish the terms of Offerings under the 2009 ESPP. The decisions of the Administrator will be final and binding on all participants.

Payroll Deductions and Stock Purchases

Palm’s eligible employees may elect to participate in the 2009 ESPP by giving notice to Palm’s Stock Administration Department. This notice will instruct Palm to withhold a specified percentage of the employee’s base salary (in any multiple of 1% up to a maximum of 10%) on each pay period during the Offering. On the last business day of an Offering, Palm will use the eligible employee’s withheld salary to purchase common stock for him or her at the purchase price. For purposes of the 2009 ESPP, fair market value per share as of a particular date will mean the closing sales price of Palm common stock as reported on the NASDAQ Global Select Market on that date (or if there was no reported price on such date, then on the last date on which the closing sales price was reported). If, on the last day of an Offering, the number of shares to be purchased by all participants exceeds the number of shares then available for purchase under the 2009 ESPP, then the Administrator will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as will be practicable and as it will determine to be equitable. As of July 22, 2009, the closing price on the NASDAQ Global Select Market for a share of Palm common stock was $14.37.

Withdrawal of Participation

A participant may stop contributions to the 2009 ESPP at any time and his or her accumulated payroll deductions will be promptly refunded (provided the Administrator received notice at least five days before the end of a Purchase Period). The participant’s purchase right will immediately terminate upon his or her cessation of employment for any reason. Any payroll deductions that the participant may have made for the purchase period in which such cessation of employment occurs will be refunded and will not be applied to the purchase of common stock.

Transferability

No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death.

Sub-Plans

The Administrator may adopt rules, procedures or sub-plans applicable to particular subsidiaries or employees in particular locations that allow for participation in the 2009 ESPP in a manner that may not comply with the requirements of Section 423 of the Code.

U.S. Federal Income Tax Consequences

The following is a brief description of Palm’s understanding of the federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to the 2009 ESPP. This description is intended to be a summary of applicable federal law and regulations as currently in effect and may be inapplicable if such laws or regulations are changed. This description is not intended to be exhaustive or constitute tax advice and does not address any state, local or foreign tax consequences. 2009 ESPP participants should consult their individual tax advisors.

The 2009 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to Palm, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the 2009 ESPP or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the Offering in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and Palm will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or disposes of the purchased shares more than two years after his or her entry date into the Offering in which the shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the closing sales price of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (ii) 15% (or such lesser discount as the Administrator may establish) of the closing selling price of the shares on the participant’s entry date into the Offering in which those shares were acquired. Any additional gain upon the sale or disposition of the purchased shares will be taxed as a long-term capital gain. Palm will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, then his or her estate will recognize ordinary income in the year of death equal to the lesser of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price, or (ii) 15% (or such lesser discount as the Administrator may establish) of the closing selling price of the shares on the participant’s entry date into the Offering in which those shares were acquired.

New Plan Benefits

Because benefits under the 2009 ESPP will depend on employees’ elections to participate and the fair market value of Palm common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2009 ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the 2009 ESPP.

Vote Required

If a quorum is present and voting at the Annual Meeting, the affirmative vote of a majority of the votes cast is required for the adoption and approval of the 2009 ESPP. Abstentions are deemed to be votes cast and thereby have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast and thereby do not affect the outcome of the voting on the proposal.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” adoption and approval of the 2009 ESPP.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended May 29, 2009 with management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as adopted by the PCAOB in Rule 3600T, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 29, 2009 for filing with the United States Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

D. Scott Mercer (Chairperson)

Gordon A. Campbell

Robert C. Hagerty

AUDIT AND RELATED FEES

In September 2002, the Audit Committee of Palm’s board of directors adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Deloitte & Touche LLP. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to an aggregate dollar limit. All such audit, audit-related, tax and non-audit services provided to Palm by Deloitte & Touche LLP since September 2002 have been pre-approved by the Audit Committee in accordance with its policies and procedures.

The following table sets forth the audit and related fees for services provided to Palm by Deloitte & Touche LLP for fiscal years 2008 and 2009, respectively.

	Fiscal Year 2008	Fiscal Year 2009
Audit Fees	$2,020,000	$1,833,000
Audit-Related Fees	—	—
Tax Fees	72,000	152,000
All Other Fees	—	—

Total	$2,092,000	$1,985,000

Audit Fees

Audit fees include fees billed to Palm by Deloitte & Touche LLP for the audit of Palm’s annual financial statements included in Palm’s Annual Report on Form 10-K, for the review of the financial statements included in Palm’s quarterly reports on Form 10-Q, for statutory audits of Palm’s foreign subsidiaries, for assistance with the review of various Securities and Exchange Commission filings and for audit of Palm’s internal control over financial reporting.

Audit-Related Fees

There were no audit-related fees billed to Palm by Deloitte & Touche LLP in fiscal years 2008 or 2009.

Tax Fees

Tax fees include fees billed to Palm by Deloitte & Touche LLP for tax planning and advice and tax return preparation services.

All Other Fees

There were no other fees billed to Palm by Deloitte & Touche LLP in fiscal years 2008 or 2009.

PROPOSAL NO. 4

RATIFICATION OF DELOITTE & TOUCHE LLP

The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm of Palm for the fiscal year ending May 28, 2010. Deloitte & Touche LLP served in such capacity for fiscal year 2009. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

Palm’s bylaws do not require that the stockholders ratify the appointment of Deloitte & Touche LLP as Palm’s independent registered public accounting firm. However, Palm is submitting the appointment of Deloitte & Touche LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee of Palm in its discretion may change the appointment at any time during the year if the Committee determines that such a change would be in the best interests of Palm and its stockholders.

Vote Required

If a quorum is present and voting at the Annual Meeting, the affirmative vote of a majority of the votes cast is required for approval of this proposal. Abstentions are deemed to be votes cast and thereby have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast and thereby do not affect the outcome of the voting on the proposal.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as Palm’s independent registered public accounting firm for the fiscal year ending May 28, 2010.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT

THE NEXT PALM ANNUAL MEETING

Proposals of Palm stockholders that are intended for inclusion in Palm’s proxy statement relating to the 2010 Annual Meeting of the Stockholders of Palm must be received by Palm at its offices at 950 W. Maude Avenue, Sunnyvale, California 94085, Attn: Corporate Secretary not later than April 15, 2010 and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in Palm’s proxy statement for that meeting. Stockholder proposals that are not intended to be included in Palm’s proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “Transaction of Other Business at the Palm Annual Meeting.”

TRANSACTION OF OTHER BUSINESS AT THE PALM ANNUAL MEETING

At the date of this proxy statement, the only business that the board of directors of Palm intends to present or has received notice that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Any stockholder may present a matter or nominate a director candidate from the floor for consideration at an annual meeting so long as certain procedures are followed. Under Palm’s bylaws, as amended, in order for a matter or nomination to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, Palm not later than 90 days prior nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (under the assumption that each succeeding annual meeting of stockholders will occur no more than 30 days before or after the anniversary date of the most recent annual meeting of stockholders). In the case of the 2010 Annual Meeting of Stockholders, notice must be delivered to, or mailed and received by, Palm by July 2, 2010, but no earlier than June 2, 2010. Any notice of a stockholder proposal or nomination received by Palm after July 2, 2010 or before June 2, 2010 will be considered untimely. The stockholder’s notice must set forth the information specified in our bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

DELIVERY OF DOCUMENTS TO PALM STOCKHOLDERS SHARING AN ADDRESS

Certain Palm stockholders who share an address are being delivered only one copy of the notice of internet availability of proxy materials and/or this proxy statement unless Palm or one of its mailing agents has received contrary instructions.

Upon the written or oral request of a Palm stockholder at a shared address to which a single copy of the notice of internet availability of proxy materials and/or this proxy statement were delivered, Palm will promptly deliver a separate copy of such documents to the requesting Palm stockholder. Written requests should be made to Palm, Inc., Attention: Investor Relations, 950 W. Maude Avenue, Sunnyvale, California 94085 and oral requests may be made by calling Investor Relations of Palm at (408) 617-8825. In addition, Palm stockholders who wish to receive a separate copy of Palm’s proxy statements and annual reports in the future should notify Palm either in writing addressed to the foregoing address or by calling the foregoing telephone number.

Palm stockholders sharing an address who are receiving multiple copies of Palm’s notice of internet availability of proxy materials and/or proxy statements and annual reports may request delivery of a single copy of such documents by writing Palm at the address above or calling Palm at the telephone number above.

Appendix A

PALM, INC.

2009 STOCK PLAN

(ADOPTED EFFECTIVE SEPTEMBER 30, 2009)

1. Purposes of the Plan.

(a) General Purpose. The purposes of this 2009 Stock Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility, (ii) to provide additional incentive to Employees, Directors and Consultants, and (iii) to promote the success of the Company’s business.

(b) Available Stock Awards. The types of stock awards that may be granted under this Plan shall be: (i) Nonstatutory Stock Options, (ii) Incentive Stock Options, (iii) Restricted Stock Purchase Rights, (iv) Stock Appreciation Rights, (v) Performance Shares, (vi) Performance Units, (vii) Restricted Stock Bonuses, and (viii) Restricted Stock Units.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the regulation or administration of equity compensation plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options (including Nonstatutory Options and/or Incentive Stock Options), Restricted Stock Purchase Rights, Stock Appreciation Rights, Performance Units (which may be paid in cash), Performance Shares, Restricted Stock Bonuses, and Restricted Stock Units.

(d) “Award Agreement” means the written agreement or other instrument as may be approved from time to time by the Committee or Administrator (as applicable) setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan. An Award Agreement may be in the form of either (i) an agreement to be either executed by both the Participant and the Company (or an authorized representative of the Company) or delivered and acknowledged electronically as the Committee shall determine, or (ii) certificates, notices or other instruments as approved by the Committee or Administrator (as applicable).

(e) “Award Exchange Program” means a program approved by the stockholders of the Company whereby outstanding Awards are surrendered or cancelled in exchange for Awards (of the same or different type), which may have a lower exercise or purchase price, or in exchange for a combination of cash and Awards.

(f) “Awarded Stock” means the Common Stock subject to an Award.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Position” means as to any Performance Period, the Company’s or a business unit’s level of cash and cash equivalents.

(i) “Cause” shall mean (i) an act of personal dishonesty taken by the Participant in connection with his or her responsibilities as a Service Provider and intended to result in substantial personal enrichment of the Participant, (ii) Participant being convicted of a felony, (iii) a willful act by the Participant which constitutes gross misconduct and which is injurious to the Company (or any subsidiary thereof that employs the

Participant at such time), or (iv) the willful and continued failure of the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after the Chief Executive Officer of the Company, a member of the Committee, or another authorized officer of the Company delivers a written demand to the Participant for substantial performance, which specifically identifies the manner in which the sender believes that the Participant has not substantially performed his or her duties. If a different definition of “Cause” is set forth in an employment agreement or other individually negotiated document between the Company and a Participant, the terms of such other agreement or document, as applicable, shall apply to any Awards granted under this Plan.

(j) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities who is not already such as of the Effective Date, including by way of merger, consolidation or otherwise; or

(ii) The consummation of the sale, exchange, lease or other disposition by the Company of all or substantially all the Company’s assets to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act; or

(iii) The consummation of a merger, reorganization, recapitalization, consolidation, or similar transaction of the Company with any other corporation or other business entity, in one transaction or a series of related transactions, other than a merger, reorganization, recapitalization, consolidation or other similar transaction which would result in the persons who held the voting securities of the Company outstanding immediately prior thereto continuing to hold voting securities that represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, reorganization, recapitalization, consolidation or other similar transaction (excluding any voting securities of the Company beneficially owned immediately prior thereto by that business entity engaging in the merger, reorganization, recapitalization, consolidation or similar transaction with the Company or any person who is an affiliate of such business entity immediately prior to the consummation of such merger, reorganization, recapitalization, consolidation or other similar transaction); or

(iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) of this Section 2(j), or in connection with an actual or threatened proxy contest relating to the election of directors to the Company; provided, however, that no individual shall be considered an Incumbent Director if such individual initially assumed office as a result of an actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

(l) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(m) “Common Stock” means the common stock of the Company, or in the case of Performance Units, the cash equivalent thereof.

(n) “Company” means Palm, Inc., a Delaware corporation.

(o) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render consulting or advisory services to such entity and who is compensated for such services. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as a Director or Directors who are compensated by the Company solely for their services as a Director.

(p) “Director” means a member of the Board.

(q) “Disability” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, for purposes of the exercise of an Incentive Stock Option, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes shall mean that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or any Parent or Subsidiary of the Company.

(r) “Effective Date” means the effective date of this Plan as determined in accordance with Section 7.

(s) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

(u) “Expenses” means as to any Performance Period, the Company’s or a business unit’s incurred expenses.

(v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(iv) Notwithstanding the preceding, for federal, state and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(w) “Full Value Awards” means Restricted Stock Purchase Rights, Performance Shares, Performance Units, Restricted Stock Bonuses and Restricted Stock Units.

(x) “GAAP” means generally accepted accounting principles.

(y) “Gross Margin” means, as to any Performance Period, the Company’s Revenues less the related cost of Revenues expressed in dollars or as a percentage of Revenues.

(z) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(aa) “Net Income” means as to any Performance Period, the income after taxes of the Company for such Performance Period.

(bb) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(cc) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(dd) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ee) “Operating Cash Flow” means, as to any Performance Period, the net cash used in operating activities in the Company’s consolidated statement of cash flow.

(ff) “Operating Income” means, as to any Performance Period, the Company’s or a business unit’s income from operations excluding any unusual items.

(gg) “Operating Margin” means, as to any Performance Period, the Company’s or a business unit’s Operating Income divided by Revenue, expressed as a percentage.

(hh) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(ii) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(jj) “Participant” means the holder of an outstanding Award granted under the Plan.

(kk) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Expenses, (c) Gross Margin, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Operating profit, (h) Earnings before or after any of, or any combination of, interest, taxes, depreciation or amortization (EBITDA), (i) Share price (including growth measures, total stockholder return or attainment by the Shares of a specified value for a specified period of time), (j) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units, (k) Net economic value, (l) Market share, (m) Annual net income to common stock, (n) Earnings per Share, (o) Annual cash flow provided by operations, (p) Changes in annual revenues, (q) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures, (r) Economic value added, (s) Sales, (t) Costs, (u) Results of customer satisfaction surveys, (v) Aggregate product price and other product price measures, (w) Product quality measures, (x) Service reliability, (y) Operating and maintenance cost management, (z) Production availability performance measures, (aa) Debt rating, (bb) Achievement of business or operational goals such as market share and/or business development, (cc) Operating Margin, (dd) Return measures (including return on assets, equity, or sales), (ee) Revenue, (ff) Total Stockholder Returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders and/or other class(es) of stockholders), and/or (gg) Unit Sales. The Performance Goals may differ from Participant to Participant and from Award to Award.

Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis (including shares outstanding, fully-diluted shares, shares on an as-converted basis or any combination thereof), (iv) against the performance of the Company as a whole or of a business unit of the Company or by product or product line, (v) on a pre-tax or after-tax basis, and/or (vi) on a GAAP or non-GAAP basis. Prior to the beginning of the applicable Performance Period, the Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

(ll) “Performance Period” means any fiscal year of the Company or such other period as determined by the Administrator in its sole discretion.

(mm) “Performance Share” means an Award granted to a Service Provider pursuant to Section 13.

(nn) “Performance Unit” means an Award granted to a Service Provider pursuant to Section 13.

(oo) “Plan” means this 2009 Stock Plan.

(pp) “Profit After Tax” means as to any Performance Period, the Company’s or a business unit’s income after taxes.

(qq) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Restricted Stock Purchase Rights or a Restricted Stock Bonus under Section 11 of the Plan.

(rr) “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and which grant is subject to the provisions of Section 11 of the Plan.

(ss) “Restricted Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of restricted stock to the extent permitted in the Participant’s agreement. These Restricted Stock Units are subject to the provisions of Section 11 of the Plan.

(tt) “Restricted Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant or otherwise.

(uu) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets.

(vv) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity.

(ww) “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Profit After Tax, divided by the Company’s or the business unit’s, as applicable, Revenue.

(xx) “Revenue” means as to any Performance Period, the Company’s or a business unit’s net sales or, if determined by the Committee, gross sales.

(yy) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

(zz) “Section 16(b)” means Section 16(b) of the Exchange Act, or any successor thereto.

(aaa) “Service Provider” means an Employee, Director or Consultant.

(bbb) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(ccc) “Stock Appreciation Right” or “SAR” means an Award granted to a Service Provider pursuant to Section 12.

(ddd) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(eee) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Parent or its Subsidiaries.

(fff) “Total Stockholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

(ggg) “Unit Sales” means as to any Performance Period, gross or net sales of units.

3. Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is thirty-one million one hundred eighty-eight thousand fifty-nine (31,188,059) Shares (“Share Reserve”). The Shares may be authorized, but unissued, or reacquired Common Stock. Each Share issued pursuant to an Award shall reduce the Share Reserve by one (1) share. In addition, each Share issued pursuant to an Award granted under the 1999 Stock Plan after July 22, 2009 (the date that the Plan was adopted by the Board) shall also reduce the Share Reserve by one (1) share. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options is thirty-one million one hundred eighty-eight thousand fifty-nine (31,188,059) Shares (“ISO Limit”), subject to the adjustments provided for in Section 16 of the Plan. The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award Exchange Program approved by the stockholders of the Company, or, with respect to Restricted Stock granted pursuant to Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares or Performance Units, is forfeited back to or repurchased at cost by the Company, the unpurchased (or forfeited or repurchased, as applicable) Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares are reacquired by the Company at no cost or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups or subgroups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to determine from time to time: the Employees, Directors and Consultants to whom Awards may be granted hereunder; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to a Award; and the number of Shares with respect to which an Award shall be granted to each such person;

(iii) to approve forms of Award Agreements for use under the Plan;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise or purchase price, the time or times when Awards may be exercised or purchased (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine. Notwithstanding the foregoing or any other provision of the Plan to the contrary, the number of Shares subject to Full Value Awards either (1) that fail to satisfy any minimum vesting requirements set forth in the Plan or (2) for which the Administrator may accelerate vesting or waive forfeiture or repurchase restrictions that causes such Award to fail to satisfy any minimum vesting requirements set forth in the Plan, in either case other than in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, disability or retirement, is limited to ten percent (10%) of the aggregate number of Shares subject to the Plan pursuant to Section 3, subject to adjustment as set forth in Section 16 of the Plan;

(v) to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted in accordance with Plan Section 4(c);

(vi) to institute an Award Exchange Program in accordance with Plan Section 4(c);

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred treatment under foreign laws;

(ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan;

(x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to (or less than) the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to delegate some or all of its authority as set forth herein to the extent not prohibited by Applicable Laws or any express limitations set forth by the Board.

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Stockholder Approval Required. Notwithstanding the preceding, the Administrator shall not, without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of stockholders of the Company, have the authority either (i) to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted or (ii) to institute an Award Exchange Program; provided, however, that the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different number of shares of Common Stock must have an exercise price per share not less than one hundred percent (100%) of the Fair Market Value or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder (as described in Section 5(c) of the Plan), not less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the new grant date.

(d) Vesting. Notwithstanding anything in the Plan to the contrary, if the Committee grants Full Value Awards for which only a de minimis or no purchase or exercise price is required to be paid, no more than ten percent (10%) of the Shares subject to the Plan, subject to the adjustments provided for in Section 16 of the Plan, shall be granted pursuant to such Full Value Awards that are subject to performance-based vesting of less than one (1) year from the date of grant of the Award or non-performance based (i.e., service-based) vesting of less than three (3) years from the date of grant of the Award.

(e) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final, conclusive and binding on all Participants and shall be given the maximum deference permitted by law.

5. Eligibility.

(a) Incentive Stock Options. Incentive Stock Options may be granted only to Employees.

(b) Other Awards. Nonstatutory Stock Options, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Stock Appreciation Rights, Performance Shares and Performance Units may be granted to Employees, Directors or Consultants.

(c) Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option, unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(d) Consultants.

(i) A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii) Form S-8 generally is available to consultants and advisors only if: (A) they are natural persons; (B) they provide bona fide services to the issuer, its parents, or its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and they do not directly or indirectly promote or maintain a market for the issuer’s securities.

6. Limitations.

(a) Rights as Service Providers; Rights to Awards. Neither the Plan nor any Award shall confer on a Participant any right with respect to continuing the Participant’s relationship as a Service Provider; nor shall they interfere in any way with the Participant’s right or the Company’s right, as applicable, to terminate such relationship at any time, with or without cause. No Service Provider shall have the right to be selected to receive an Award under this Plan, or having been so selected, to be selected to receive a future Award.

(b) Annual Section 162(m) Limitation. Subject to the provisions of Section 16 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Incentive Stock Options, Nonstatutory Stock Options, or Stock Appreciation Rights covering more than three million (3,000,000) shares of Common Stock during any fiscal year of the Company and no Employee shall be eligible to be granted Full Value Awards that are intended to qualify for treatment as “performance-based compensation” under Section 162(m) of the Code covering more than two million (2,000,000) shares of Common Stock during any fiscal year. The foregoing provision applies to both continuing and newly hired Employees.

7. Term of Plan. Subject to Section 23 of the Plan, the Plan, which is the successor to the Company’s Amended and Restated 1999 Stock Plan, shall become effective upon the occurrence of both (i) its adoption by the Board and (ii) the approval of this Plan by the stockholders of the Company at the 2009 Annual Meeting of Stockholders or at such later time determined by the Board and disclosed to the stockholders of the Company. It shall continue in effect for a term of ten (10) years after the Effective Date unless terminated earlier under Section 18 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Award Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(c) of the Plan regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b) Exercise Price of a Nonstatutory Stock Option. The per share exercise price for the Shares to be issued pursuant to the exercise of a Nonstatutory Stock Option shall be determined by the Administrator; provided, however, that in the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(viii) any combination of the foregoing methods of payment.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time to the contrary in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan at the time that the Option terminates or such earlier time determined by the Administrator. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement to the contrary, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan at the time that the Option terminates or such earlier time determined by the Administrator. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) but only to the extent that the Option is vested or becomes vested on, or as of, the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s death. The Option may be exercised by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised within the applicable time period by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested and does not become vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan at the time that the Option terminates or such earlier time determined by the Administrator. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11. Restricted Stock Purchase Rights; Restricted Stock Bonuses; Restricted Stock Units.

(a) Rights to Purchase Restricted Stock. Restricted Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant or otherwise, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase (subject to the limits of Sections 5 and 6 of the Plan), the price to be paid, and the time within which the offeree must accept such offer (which may not exceed sixty (60) days from the date the offer is received by the offeree). Each Restricted Stock Purchase Right shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Restricted Stock Purchase Right as the Administrator, in its sole discretion, shall determine.

(i) Repurchase Option. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability), subject to Sections 4(b) and 4(d). The purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(ii) General Restrictions. The Administrator may set restrictions based on continued employment or service with the Company or its Parent or Subsidiary, the achievement of specific performance objectives (Company-wide, divisional or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, subject to Sections 4(b) and 4(d).

(iii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Purchase Rights as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based on the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Purchase Rights to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Purchase Rights that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Purchase Rights under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iv) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(v) Rights as a Stockholder; Dividends. Once the Restricted Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock Purchase Right is exercised, except as provided in Section 16 of the Plan. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and repurchase as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

(b) Restricted Stock Bonuses. Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. Restricted Stock Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or its Parent or Subsidiary for its benefit; provided, however, that in the case of a Restricted Stock Bonus to be made to a new Employee, Director or Consultant who has not performed prior services for the Company, the Company shall require such consideration to be paid as will ensure compliance with the General Corporation Law of the State of Delaware.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator and set forth in the Participant’s Restricted Stock Bonus agreement, subject to Sections 4(b) and 4(d).

(iii) Termination of Participant’s continued service with the Company. In the event a Participant’s service with the Company terminates, the Company shall automatically reacquire without cost any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Bonus agreement shall be transferable by the Participant only on such terms and conditions as are set forth in the Restricted Stock Bonus agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement.

(v) Rights as a Stockholder; Dividends. The recipient of a Restricted Stock Bonus shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock Bonus is granted, except as provided in Section 16 of the Plan. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and repurchase as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

(c) Restricted Stock Units. A Restricted Stock Unit is the right to receive the value of one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests. The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

(i) Dividends; Deferrals; Payment. The holder of a Restricted Stock Unit shall not have the right to dividend equivalents. To the extent permitted by the Administrator in the terms of his or her Restricted Stock Unit agreement, a Participant may elect to defer receipt of the value of the shares of Common Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units, so long as such deferral election complies with Applicable Laws, including to the extent applicable, the

Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 409A of the Code. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such Restricted Stock Units in a manner determined by the Administrator. When the Participant vests in such Restricted Stock Units, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Restricted Stock Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Administrator shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

(ii) Other Terms and Conditions. Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(A) Consideration. A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or its Parent or Subsidiary for its benefit or for such other consideration as will ensure compliance with the General Corporation Law of the State of Delaware. The Administrator shall have the discretion to provide that the Participant pay for such Restricted Stock Unit with cash or other consideration permissible by law.

(B) Vesting. Vesting of an Award of Restricted Stock Units shall be in accordance with a vesting schedule to be determined by the Administrator and set forth in the Participant’s Restricted Stock Bonus agreement, subject to Sections 4(b) and 4(d).

(C) Termination of Participant’s continued service with the Company. The unvested portion of the Restricted Stock Unit award shall expire in connection with the termination of Participant’s service with the Company.

(D) Transferability. Rights to acquire the value of shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only on such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Administrator shall determine in its discretion, so long as any Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

12. Stock Appreciation Rights.

(a) Grant of SARs. SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Two types of SARs shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limits of Sections 5 and 6 of the Plan.

(b) Exercise Price and other Terms. The per share exercise price of a SAR shall be determined by the Administrator; provided, however, that in the case of a SAR intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant. Except as otherwise expressly provided herein, including but not limited to Sections 4(d), 12(g) and 12(h), the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(c) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion but subject to the provisions of the Plan, shall determine.

(d) Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 10(b), (c) and (d) also shall apply to SARs.

(e) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for the SAR may be in cash, in Shares of equivalent value or in a combination thereof.

(f) Payment of SAR Amount. Upon exercise of the SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the SAR is exercised.

(g) Stand-Alone SARs. The following terms and conditions shall govern the grant and exercise of stand-alone SARs:

(i) The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and may be exercised on such terms and conditions as the Administrator may establish. Upon the exercise of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount determined under Section 12(f) above.

(ii) The number of shares of Common Stock underlying each stand-alone SAR and the exercise price in effect for those shares shall be determined by the Administrator in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the exercise price per share of a SAR intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code be less than one hundred percent (100%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(iii) The distribution with respect to any exercised stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

(h) Stapled SARs. The following terms and conditions shall govern the grant and exercise of stapled SARs:

(i) Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(ii) Stapled SARs shall be exercisable on such terms and conditions as the Administrator may establish and shall grant a holder the right to elect among: (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number; (ii) the exercise of such stapled SARs in exchange for a distribution from the Company in an amount determined under Section 12(f) above, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number; or (iii) a combination of (i) and (ii).

(iii) The distribution to which the holder of stapled SARs shall become entitled under this Section 12 upon the exercise of stapled SARs as described in Section 12(h)(ii) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

13. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the price to be paid and the number of Performance Units and Performance Shares granted to each Participant, subject to the limitations of Sections 5 and 6 of the Plan. A Performance Unit is the right to receive the value of one (1) share of the Company’s Common Stock at the time the Performance Unit vests. Performance Shares are granted through the issuance of shares of the Company’s Common Stock, which may be retained by the Participant receiving such grant without the risk of return to the Company upon the vesting of such Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator shall set performance objectives or other vesting criteria in its discretion which, depending on the extent to which they are met, will determine the value or number of Performance Units and/or Performance Shares that will be paid out to the Participants. Each Award of Performance Units and/or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, shall determine, subject to Sections 4(b) and 4(d).

(i) General Performance Objectives or Vesting Criteria. The Administrator may set performance objectives or vesting criteria based on the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion (for example, but not by way of limitation, continued employment or service with the Company or a Subsidiary), including but not limited to one or more Performance Goals.

(ii) Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units and/or Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Performance Units and/or Performance Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Units and/or Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units and/or Performance Shares which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units and/or Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units and/or Performance Shares shall be entitled to receive a payout of the number of Performance Units and/or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of Performance Units and/or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Units and/or Performance Shares, subject to any limitations as applicable for Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units and/or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units and/or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement or at such other time(s) determined by the Administrator, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

14. Deferrals. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion, so long as the deferral election complies with Applicable Laws, including to the extent applicable, ERISA and Section 409A of the Code.

15. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. The Administrator also may impose restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange, market system or other securities market on which Shares are then listed or traded, or any blue sky or state securities laws.

16. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. If any change is made in the capital structure of the Company or the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company, the number of shares of Common Stock or other securities of the Company or other property covered by each outstanding Award, as well as the purchase price to obtain the Common Stock or other securities or property covered by each such outstanding Award, shall be appropriately adjusted for any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, including, but not limited to, adjustments to the class(es) and maximum number of securities subject to the Plan pursuant to Section 3 above, the maximum number of securities that can be made subject to an Award granted to any Employee pursuant to Section 6(b) above, and the class(es) and number of securities or other property and price per share of the securities or other property subject to outstanding Awards. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Notwithstanding the preceding, the number of Shares or other securities subject to any Award always shall be a whole number. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days or other date determined by the Administrator prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any repurchase option, forfeiture rights or similar rights in favor of the Company applicable to some, any or all Awards shall lapse 100%, and/or that Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger, Consolidation, Asset Sale, Etc. In the event of a merger, consolidation or similar transaction to which the Company is a party with or into another corporation or other entity, or the sale, exchange, lease or other transfer of all or substantially all of the assets of the Company (each a “Transaction”), then the Board or the board of directors of any surviving entity or acquiring entity may provide or require that each outstanding Award be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and, to the extent applicable, have the right to exercise the Award as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. In addition, if an Option, Stock Appreciation Right or Restricted Stock Purchase Right becomes fully vested and exercisable in lieu of assumption of substitution in the event of a Transaction, the Administrator shall notify the Participant in writing or electronically that the Option, Stock Appreciation Right or Stock Purchase Right shall be fully vested and exercisable for a period of at least fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, an Award shall be considered assumed if, following the Transaction, the award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Common Stock for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received (upon the exercise of the Award, if applicable), for each Share of Awarded Stock and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction.

(d) Impact of Change of Control on Awards.

(i) General. If a Participant’s status as a Service Provider is terminated for reasons other than Cause upon the occurrence of or within thirteen (13) months following a Change of Control, then the vesting and exercisability of each of the Participant’s outstanding Awards shall partially accelerate upon such termination with respect to fifty percent (50%) of the then unvested Shares subject to or acquired under each such Award.

(ii) Golden Parachute Tax Considerations. Notwithstanding any other provision of the Plan, unless either (1) a Participant’s Award Agreement or other agreement with the Company or (2) a plan, program or policy adopted by the Company and then in effect provides more favorable treatment, in the event that it shall be determined that the aggregate payments, whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise, or acceleration of vesting of Awards by the Company to or for the benefit of the Participant (the “Acceleration Payments”), constitute “excess parachute payments” (as such term is defined under Section 280G of the Code or any successor provision, and the regulations promulgated thereunder (collectively, “Section 280G”)) that would be subject to the excise tax imposed by Section 4999 of the Code or any successor provision (collectively, “Section 4999”) or any interest or penalties with respect to such excise tax (the total excise tax, together with any interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Acceleration Payments shall be either: (i) delivered in full, or (ii) delivered to such lesser extent that would result in no portion of the Acceleration Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable Federal, state or local income and employment taxes and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax. In the event that the Acceleration Payments are to be reduced pursuant to this Section 16(d)(ii), such Acceleration Payments shall be reduced such that the reduction of compensation to be provided to the Participant as a result of this Section 16(d)(ii) is minimized. The determination of the Employee’s Excise Tax liability and the adjustment, if any, required to be paid under this Section 16(d)(ii) will be made in writing by (1) the Company’s independent auditors, (2) one of the four (4) largest United States accounting firms, or (3) an accounting firm mutually agreed to by the Participant and the Company (the “Accountants”). The Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 16(d)(ii). The Company will pay all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 16(d)(ii).

17. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board or the Compensation Committee of the Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws. Additionally, the Company shall obtain stockholder approval of any amendment to the Plan that: (i) increases the number of Shares subject to the Plan; or (ii) expands the scope of Service Providers who are eligible to receive Awards under the Plan.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares (or to the extent permitted under the Plan, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased or received only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or as permitted or required under the Plan, the cash equivalent thereof), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or as applicable, the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

21. Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A. The Company shall have the authority to unilaterally amend the Plan and any Award Agreement as the Administrator determines in good faith is necessary or desirable to allow any Awards to avoid the imposition of additional tax liabilities under Section 409A to the extent permitted by Section 409A.

22. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

24. Indemnification. Each person who is or shall have been a member of the Administrator, or of the Board, or is carrying out the instructions of the Administrator or the Board, or has been delegated any authority by the Administrator or the Board with respect to the Plan, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed on or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

25. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, acquisition or otherwise, of all or substantially all of the business or assets of the Company.

26. Severability. It is not the intent of the Company in establishing the Plan to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. In the event any provision of the Plan shall be held illegal, invalid, unenforceable or void for any reason, the Plan will continue in full force and effect without being impaired or invalidated in any way and the illegal, invalid, unenforceable or void provision shall not affect the remaining parts of the Plan. The illegal, invalid, unenforceable or void provision will be deemed to conform to a valid provision most closely approximating the intent of the illegal, invalid, unenforceable or void provision or, if such conformity is not possible, then the Plan shall be construed and enforced as if the illegal, invalid, unenforceable or void provision had not been included as part of the Plan at all.

27. Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, other than its conflicts of laws provisions.

28. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

END OF DOCUMENT

Appendix B

PALM, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

(ADOPTED EFFECTIVE OCTOBER 1, 2009)

The following constitute the provisions of the Palm, Inc. 2009 Employee Stock Purchase Plan:

1. Purpose. The purpose of the Plan is to provide Employees with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Administrator” shall mean the Board or any committee thereof designated by the Board in accordance with Section 14.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

(d) “Common Stock” shall mean the common stock of the Company.

(e) “Company” shall mean Palm, Inc., a Delaware corporation.

(f) “Compensation” shall mean an Employee’s base straight time gross earnings and commissions, but shall exclude payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(g) “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan with respect to its Employees.

(h) “Employee” shall mean any individual who is an employee of an Employer for tax purposes and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(i) “Employer” shall mean any one or all of the Company and its Designated Subsidiaries.

(j) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(k) “Exercise Date” shall mean the last Trading Day of each Purchase Period.

(l) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(m) “Offering Periods” shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after April 1 and October 1 of each year and terminating on the last Trading Day in the periods ending twenty-four (24) months later. The first new Offering Period under the Plan shall commence on October 1, 2009 and end on the last Trading Day on or before September 30, 2011. The duration and timing of Offering Periods may be changed by the Administrator pursuant to Section 4.

(n) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o) “Plan” shall mean this 2009 Employee Stock Purchase Plan, as amended from time to time.

(p) “Purchase Period” shall mean the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(q) “Purchase Price” shall mean eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(r) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(s) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary, as defined in Section 424(f) of the Code.

(t) “Trading Day” shall mean a day on which U.S. national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Any person who is an Employee as of the Enrollment Date of a given Offering Period (or such other date prior to the Enrollment Date for such Offering Period as shall be determined and communicated by the Administrator) shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods, with a new Offering Period commencing on the first Trading Day on or after April 1 and October 1 of each year, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with Section 20; provided, however, that the first new Offering Period under the Plan shall commence with the first Trading Day on or after October 1, 2009 and, subject to Sections 20 and 25, end on the last Trading Day on or before September 30, 2011. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Employee who is eligible to participate in the Plan pursuant to Section 3 may become a participant in the Plan by (i) submitting to the Company’s Stock Administration Department (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

6. Payroll Deductions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation that he or she receives on each such payday. However, if the percentage of a participant’s Compensation deducted for purposes of this Plan and all other plans of the Company or any Parent or Subsidiary of the Company, that are intended to qualify as “employee stock purchase plans” under Section 423 of the Code exceeds ten percent (10%), then the percentage of Compensation deducted for purposes of this Plan shall be reduced such that the participant’s percentage of Compensation deducted under all such plans that qualify under Section 423 of the Code does not exceed ten percent (10%) of the Compensation which the participant receives on each pay day during the Offering Period.

(b) Payroll deductions authorized by a participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

(c) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only, unless the Administrator shall prescribe or permit otherwise. A participant may not make any additional payments into such account.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may change the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s Stock Administration Department (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions shall continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) shall be effective as of the beginning of the calendar month immediately following the date on which the change is made and submitted by the participant (or such other time as shall be prescribed by the Administrator).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s Compensation or other pay from the Company the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall a participant be permitted to purchase during each Purchase Period more than 3,000 shares of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option shall expire to the extent unexercised on the last day of the Offering Period (following any automatic exercise occurring at the end of the Purchase Period ending at the same time) or at the time of a participant’s withdrawal pursuant to Section 10, whichever occurs first.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company shall arrange the delivery to each participant, as appropriate, of a record of the shares purchased. The Administrator may permit or require that such shares be deposited directly with a broker designated by the Administrator or to a designated agent of the Company, and the Administrator may utilize electronic or other automated methods of share transfer. No participant shall have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal.

(a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan by submitting to the Company’s Stock Administration Department (or its designee) a notice of withdrawal in the form and manner prescribed by the Administrator for such purpose. Unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, any election to withdraw from an Offering Period will be effective only with respect to Exercise Dates that are at least five (5) business days after the properly completed election is received by the Company’s Stock Administration Department. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. Once a participant has withdrawn from an Offering Period, the participant may not re-enroll in the same Offering Period. Moreover, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period shall not have any effect on his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice; provided, however, that in no event shall the participant’s option be exercisable more than three (3) months after the date of his or her termination of employment.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan, unless otherwise required under applicable laws, in which case any Employees affected by such applicable laws shall be deemed to be participating in a sub-plan, unless the Administrator otherwise expressly provides that such Employees shall be treated as participating in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock which shall be made available for sale under the Plan on the Effective Date (as defined in Section 23) shall be nine million four hundred seventeen thousand fifty-one (9,417,051) shares in the aggregate, reduced by the number of shares of Common Stock issued under the 1999 Employee Stock Purchase Plan after July 22, 2009. If the total number of shares which would otherwise be subject to options granted under the Plan on an Enrollment Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Administrator shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable, as described in further detail in Section 8(b). In such event, the Administrator shall give written notice to each participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary. If any Employee’s rights to purchase Common Stock under the Plan terminates for any reason without having been exercised, the shares of Common Stock not purchased pursuant to such purchase right shall again become available for issuance under the Plan.

(b) Shares of Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant, in the name of the participant and his or her spouse, or with the consent of the Administrator, in another form.

(c) The shares of Common Stock subject to the Plan may be unissued shares, authorized and issued shares held in the Company’s treasury or Common Stock acquired on the open market at prevailing market prices or otherwise.

14. Administration.

(a) The Plan shall be administered by the Board or a committee of members of the Board (the “Committee”), as provided in Section 14(c), who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The person responsible for the administration of the Plan as described in this Section 14(a) shall be known as the “Administrator”. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan and references to the Administrator in the Plan shall mean such one or more individuals to the extent of such delegated authority. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding on all parties.

(b) In addition to the powers of the Administrator set forth in Section 14(a), the Board (or a committee of the Board designated by the Board) shall have the power, subject to and within the limitations of the express provisions of the Plan:

(i) To designate from time to time which Designated Subsidiaries of the Company shall be eligible to participate in the Plan and, consistent with the Plan and the provisions of Section 423 of the Code, which Employees of the Designated Subsidiaries shall be eligible to participate in the Plan;

(ii) To construe and interpret the Plan and to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary, appropriate or advisable. The Board (or authorized committee of the Board), in the exercise of this power, may correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary, appropriate or advisable to make the Plan fully effective. Decisions of the Board (or authorized committee of the Board) shall be final and binding on all participants and to the extent in conflict with a decision of the Administrator, shall take precedence over such decision of the Administrator;

(iii) To amend the Plan as provided in Section 20; and

(iv) Generally, to exercise such powers and to perform such acts as it deems necessary, appropriate or advisable to promote the best interests of the Company and its Designated Subsidiaries and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan under Section 423 of the Code.

(c) The Board may delegate administration of the Plan to a committee of the Board composed of one (1) or more members of the Board (“Committee”). The Committee will serve for such period of time as the Board may specify. If the Board delegates administration to a Committee, then the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as the Board may adopt from time to time. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary, appropriate or advisable, consistent with the delegation from the Board. Decisions of the Board or the Committee shall be final and binding on all participants and shall take precedence over any conflicting decisions made by the Administrator.

(d) The Board may abolish or change the composition of the Committee at any time and, if abolished, revest in the Board the administration of the Plan. If the Board delegates administration to a Committee, then references to the Board in this Plan and in any Offering document shall thereafter be deemed to be the Committee, as appropriate. The Board or the Committee may change the composition of the Administrator (if neither the Board nor the Committee) or the scope of authority of the Administrator at any time, and may revest in itself the administration of the Plan to such extent.

(e) In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee or the Administrator shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s own expense to handle and defend the same.

15. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations under this Section 15 shall be made in such form and manner as the Administrator may prescribe from time to time.

16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, unless expressly required to do so under applicable governing law. Until shares of Common Stock are issued under the Plan, a participant shall only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the share reserves of the Plan, the maximum number of shares of Common Stock each participant may purchase each Purchase Period (pursuant to Section 7), as well as the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, shall be appropriately adjusted for any dividend or other distribution (whether in the form of cash, stock and/or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, when any of the above is effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board for the purpose of avoiding any dilution or enlargement of the rights of participants under the Plan. The Board’s determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Purchase Price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, or such other period as shall be determined and communicated by the Administrator, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

(c) Merger, Consolidation, Etc. or Asset Sale. In the event of a proposed sale exchange, lease or other transfer of all, or substantially all, of the assets of the Company, or the merger, consolidation or similar transaction to which the Company is a party with or into another corporation or entity (“Transaction”), then the Board or the board of directors of any surviving entity or acquiring entity may provide or require that each outstanding option be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, then the Board in its sole discretion and without liability to any person may shorten any Purchase Periods then in progress by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress may end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, or such other period as shall be determined and communicated by the Administrator, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

20. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted under the Plan, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which materially adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion necessary, appropriate or advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that such Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an option under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange on which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Effective Date of the Plan; Term of the Plan. This Plan, which is the successor to the Company’s Amended and Restated 1999 Employee Stock Purchase Plan (the “1999 Employee Stock Purchase Plan”), shall become effective on the first day after it is approved by the Company’s stockholders at the 2009 Annual Meeting of Stockholders (“Effective Date”). It shall continue in effect until the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan and the Board or the Compensation Committee of the Board has adopted resolutions to terminate the Plan.

24. No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the employ of any Employer or to interfere with the right of the Employer to discharge any Employee at any time.

25. Automatic Transfer to Low Price Offering Period. To the extent not prohibited by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Enrollment Date of a new Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of a prior Offering Period, then all participants in such prior Offering Period shall be automatically withdrawn from such prior Offering Period and automatically re-enrolled in the new Offering Period. The new Offering Period shall commence its Enrollment Date as described further in Sections 4 and 7.

26. Board Rules for Foreign Jurisdictions. The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions and/or other contributions by Participants, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates, which may vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including, but not limited to, the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a separate sub-plan and not the Plan, which deemed sub-plan shall not be intended to comply with the requirements of Section 423 of the Code. The Board may also adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

27. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

28. Governing Law. This Plan shall be governed by applicable laws of the State of California and applicable federal law.

END OF DOCUMENT

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Central Time, on September 29, 2009.

Annual Meeting Proxy Card

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	For	Withhold		For	Withhold		For	Withhold
01 - Robert C. Hagerty (Class I)	☐	☐	02 - Jonathan J. Rubinstein (Class I)	☐	☐	03 - Paul S. Mountford (Class III)	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Please date and sign exactly as your name or names appear herein. For joint accounts, each owner should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

<STOCK#> 0131NB

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MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1 ADD 2 ADD 3 ADD 4 ADD 5

ADD 6

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000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available You can vote 24 hours by Internet a day, or 7 days telephone! a week!

methods Instead of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

11:00 Proxies p.m. submitted , Central by Time, the on Internet September or telephone 29, 2009. must be received by

Vote by Internet

• Log on to the Internet and go to www.envisionreports.com/palm

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

+ A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. A proposal to elect two Class I directors and one Class III director to serve a three-year term expiring in 2012 and a two-year term expiring in 2011, respectively.

For Withhold For Withhold For Withhold

01- Robert (Class I) C. Hagerty 02 - Jonathan (Class I) J. Rubinstein 03 - Paul (Class III) S. Mountford

For Against Abstain For Against Abstain

2. A proposal to adopt and approve the Palm 2009 Stock Plan. 4. A LLP proposal as Palm’s to ratify independent the appointment registered of public Deloitte accounting & Touche firm for the fiscal year ending May 28, 2010.

3. A Stock proposal Purchase to adopt Plan. and approve the Palm 2009 Employee

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below name Please by date an and authorized sign exactly person. as your Persons name signing or names in a appear fiduciary herein. capacity For should joint accounts, indicate each their full owner title should in such sign. capacity. Corporate or partnership proxies should be signed in full corporate or partnership

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1	U P X 0 2 2 8 3 2 1 + <STOCK#> 0131NB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — PALM, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jonathan J. Rubinstein and Mary E. Doyle, and each of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Palm, Inc., to be held at 950 W. Maude Avenue, Sunnyvale, California 94085 on Wednesday, September 30, 2009 at 8:00 a.m., local time, and at any postponement or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement and a copy of Palm’s Annual Report for the fiscal year ended May 29, 2009.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR” ALL OF PALM’S NOMINEES FOR CLASS I AND CLASS III DIRECTORS (ITEM 1), “FOR” ADOPTION AND APPROVAL OF THE PALM 2009 STOCK PLAN (ITEM 2), “FOR” ADOPTION AND APPROVAL OF THE PALM 2009 EMPLOYEE STOCK PURCHASE PLAN (ITEM 3) AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS PALM’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 28, 2010 (ITEM 4). WHETHER OR NOT DIRECTION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE DISCRETION OF THE PROXYHOLDERS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED WITH RESPECT TO THE SHARES OF STOCK REPRESENTED BY THIS PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.